UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2006

TENBY PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-1355015 (Commission File Number)	20-4142367 (IRS Employer Identification No.)
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(Address of principal executive offices and Zip Code)
(813) 496-7325
(Registrant’s telephone number, including area code)
270 Presidential Drive
Wilmington, Delaware 19807
(302) 743-2995
(Former name or former address since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop viable drug product candidates, our ability to obtain positive preclinical trial results, successful clinical trials of our drug product candidates, our ability to receive necessary marketing clearance approvals from the FDA, our ability to successfully commercialize our drug product candidates, market acceptance of our drug product candidates, our ability to successfully compete in the marketplace, our ability to secure additional technologies and licenses, our ability to license our technology to other parties, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.
     These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.
     We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.
EXPLANATORY NOTE
     This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.
     This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.
     As used in this current report and unless otherwise indicated or unless the context otherwise requires, the terms the “Company,” “we,” “us,” and “our” refer to Tenby Pharma Inc. after giving effect to our acquisition of Sirion Therapeutics, Inc. and the related transactions described below.

Item 1.01 Entry into a Material Definitive Agreement.
Acquisition of Sirion Therapeutics, Inc.
     On September 13, 2006, we entered into a Contribution Agreement (the “Contribution Agreement”) with Sirion Therapeutics, Inc., a North Carolina corporation (“Sirion”), and the stockholders of Sirion (the “Sirion Stockholders”), pursuant to which, among other things, the Sirion Stockholders contributed 100% of the issued and outstanding capital stock of Sirion to the Company in exchange for the Company’s issuance to them of shares of the Company’s Common Stock (“Common Stock”) and shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”). Immediately after the consummation of such transaction (the “Contribution Transaction”) (but prior to the private offering described below), the shares of the Company’s Common Stock and Series A Preferred Stock issued to the Sirion Stockholders collectively constituted approximately 95% of our issued and outstanding capital stock (calculated on a fully-diluted, as-converted basis and disregarding any limitations on conversion of the Company’s Series A Preferred Stock into the Company’s Common Stock described elsewhere in this current report).
     More specifically, pursuant to the Contribution Agreement:
•	in exchange for the contribution of 100% of Sirion’s issued and outstanding shares of common stock (“Sirion Common Stock”), the Company issued to Sirion Stockholders 12.5 shares of the Company’s Common Stock per share of Sirion Common Stock, for an aggregate of 3,327,833 shares of the Company’s Common Stock;

•	in exchange for the contribution of 100% of Sirion’s issued and outstanding shares of Series A-1 Preferred Stock (“Sirion Series A-1 Preferred Stock”), the Company issued to Sirion Stockholders 12.5 shares of the Company’s Series A Preferred Stock per share of Sirion Series A-1 Preferred Stock, for an aggregate of 1,250,000 shares of the Company’s Series A Preferred Stock; and

•	in exchange for the contribution of 100% of Sirion’s issued and outstanding shares of Series A Preferred Stock (“Sirion Series A Preferred Stock”), the Company issued to Sirion Stockholders 13.7925 shares of the Company’s Series A Preferred Stock per share of Sirion Series A Preferred Stock, for an aggregate of 422,036 shares of the Company’s Series A Preferred Stock.
     Additionally, pursuant to the Contribution Agreement, the Company made representations and warranties to the Sirion Stockholders, and Sirion made representations and warranties to the Company, in each case, regarding their respective businesses, operations and affairs. Pursuant to the Contribution Agreement, these representations and warranties terminate six months following the closing of the Contribution Transaction. The representations and warranties of the Company and Sirion in the Contribution Agreement (and in any related documents or agreements) do not state all of the facts necessary to completely and accurately represent the true state of affairs of the Company or Sirion, as the case may be, and are subject to significant qualifications and exceptions. Rather, such representations and warranties are primarily intended to serve as an allocation of risk among the parties. Accordingly, such representations and warranties should not be relied upon or viewed as accurate statements of actual facts or disclosure by the Company or Sirion.
     As a result of the Contribution Transaction, we experienced a change in control and ceased being a shell company.
     The foregoing description of the Contribution Agreement is only a summary and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached as an exhibit to this current report and incorporated herein by reference.

Series A Preferred Stock Purchase Agreement
     On September 13, 2006, immediately after the consummation of the Contribution Transaction, we entered into a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (collectively, “North Sound”), pursuant to which, among other things, we issued and sold 3,125,000 shares of the Company’s Series A Preferred Stock to North Sound in a private offering, at a purchase price per share of $8.00 and for an aggregate purchase price of $25,000,000 (collectively, the “Private Placement”).
     Pursuant to the Stock Purchase Agreement, the Company made representations and warranties to North Sound regarding its business, operations and affairs, and agreed to indemnify and hold North Sound and its affiliates harmless for breaches of the Company’s representations, warranties and covenants in the Stock Purchase Agreement, subject to certain limitations. The representations and warranties of the Company in the Stock Purchase Agreement (and in any related documents or agreements) do not state all of the facts necessary to completely and accurately represent the true state of affairs of the Company, and are subject to significant qualifications and exceptions. Rather, such representations and warranties are primarily intended to serve as an allocation of risk among the Company and North Sound. Accordingly, such representations and warranties should not be relied upon or viewed as accurate statements of actual facts or disclosure by the Company or North Sound.
     Additionally, pursuant to the Stock Purchase Agreement, North Sound agreed, among other things, that it would not transfer its shares of the Company’s Series A Preferred Stock except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from such registration, and only in compliance with applicable state securities laws. However, the Company specifically agreed that North Sound shall be permitted to pledge its shares of the Company’s Series A Preferred Stock in connection with a margin arrangement or any other financing arrangement with a party that is an accredited investor, and any transfer of pledged Series A Preferred Stock pursuant to such an arrangement is permitted without notice to or consent from the Company.
     Likewise, pursuant to the Stock Purchase Agreement, the Company agreed to certain covenants in favor of North Sound, including, among other things, the following:
•	to take certain actions (including timely filing reports required by the Securities Exchange Act of 1934 or providing and making certain information publicly available) so that Rule 144 will be available for the resale of shares of the Company’s Series A Preferred Stock or Common Stock held by North Sound;

•	to provide North Sound with access to its properties, books and records, management, accountants and others, subject to the Company’s right to withhold such access under certain circumstances, including where such access would result in the Company providing material, non-public information to North Sound;

•	to maintain, under specified circumstances, a listing with Moody’s Industrial Manual, Standard & Poor’s Standard Corporation Descriptions or another qualified securities manual;

•	to provide North Sound with copies of all communications from the Company to its holders of Common Stock and to notify North Sound of certain related-party transactions, if any;

•	in the event the Company adopts a stockholder rights plan or “poison pill,” to take steps to ensure that acquisitions by North Sound do not trigger the provisions of such plan; and

•	to hold meetings of its Board of Directors at least quarterly.

     The foregoing covenants of the Company are contractual agreements with North Sound, and should not be viewed as statements by the Company that it will at all times be in compliance with such requirements.
     The foregoing description of the Stock Purchase Agreement is only a summary and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as an exhibit to this current report and incorporated herein by reference.
Investors’ Rights Agreement
     On September 13, 2006, we entered into an Investors’ Rights Agreement with North Sound, Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC, Avalon Ventures VII, L.P., PharmaBio Development Inc. (d/b/a NovaQuest), The Widder Family Limited Partnership, The Lichter Family Trust, Nathan Mata, Gabe Travis, Barry Butler, Roger Vogel, M.D., Susan K. Benton, Philippe Boulangeat and Randy Milby (collectively, the “Investors”), pursuant to which, among other things, we agreed to provide the Investors with rights to require the Company to register with the SEC the resale of shares of the Company’s Common Stock held by or issuable to the Investors upon conversion of our Series A Preferred Stock, subject to certain conditions. The Investors’ Rights Agreement provides, among other things, that (a) no later than 60 days after the sale of Series A Preferred Stock to North Sound pursuant to the Stock Purchase Agreement, the Company shall file a registration statement covering the resale of 50% of the Company’s Common Stock held by or issuable to the Investors upon the conversion of shares of the Company’s Series A Preferred Stock and the Company shall subsequently cause such registration statement to be declared effective no later than 150 days after such sale, (b) upon the occurrence of certain specified trigger events, the Investors may require that the Company register for resale additional shares of the Company’s Common Stock held by or issuable to them upon conversion of shares of the Company’s Series A Preferred Stock, (c) the Company may be obligated to pay certain liquidated damages in the event of its failure to comply with the registration rights of the Investors referenced in the foregoing clauses (a) and (b), and (d) subject to certain limitations, the Investors may require the Company to include Common Stock held by or issuable to the Investors upon the conversion of shares of the Company’s Series A Preferred Stock in any registration statement filed by the Company for a Company public offering.
     Pursuant to the Investors’ Rights Agreement, the Investors agreed not to transfer any of their shares of the Company’s Preferred Stock or Common Stock for a period of one year, except, in the case of North Sound, to a single investor in a privately negotiated transaction that is exempt from registration requirements pursuant to federal and state securities laws. However, if the Company’s Board of Directors determines that any such privately negotiated sale would have a material, negative impact on any ongoing active financing, then any such transfer by North Sound would require the Company’s consent. Additionally, if North Sound proposes to sell its shares of the Company’s Preferred Stock or Common Stock pursuant to a privately negotiated transaction, then North Sound is required to provide the Company with a right of first offer to purchase the shares proposed to be transferred at the same price and on the same terms as proposed by North Sound.
     Additionally, pursuant to the Investors’ Rights Agreement, the Company has provided the Investors with a right of first offer to purchase up to all of any shares of the Company’s Common Stock or other securities proposed to be offered by the Company, subject to customary exceptions. The Investors’ right of first offer shall terminate upon the consummation by the Company of a bona fide firm commitment underwritten public offering which results in aggregate gross proceeds to the Company of at least $35,000,000.
     The registration rights, restrictions on transfer and right of first offer on proposed securities offerings by the Company set forth in the Investors’ Rights Agreement apply to approximately 8,276,160 shares of our capital stock.
     The foregoing description of the Investors’ Rights Agreement is only a summary and is qualified in its entirety by reference to the Investors’ Rights Agreement, a copy of which is attached as an exhibit to this current report and incorporated herein by reference.

Executive Employment Agreements and Indemnification Agreements
     On September 13, 2006, in connection with the Contribution Transaction, we entered into Amended and Restated Executive Employment Agreements with Barry Butler, the Company’s and Sirion’s Chief Executive Officer, Dawn E. Bennett Johnson, the Company’s and Sirion’s Chief Financial Officer and Secretary, Roger Vogel, M.D., Sirion’s Chief Medical Officer, C. Christine Miller, Sirion’s Chief Operating Officer, Susan K. Benton, Sirion’s Chief Commercial Officer, and William Stringer, Sirion’s Chief Manufacturing and Compliance Officer. Reference is made to the descriptions of these Employment Agreements set forth in Item 2.01 under “Executive Compensation – Employment Contracts,” which descriptions are incorporated herein by reference.
     We have entered into Indemnification Agreements with each of our directors and executive officers. These Indemnification Agreements and our Certificate of Incorporation require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law, and provide for advancement of legal and other expenses under certain circumstances.
Related Party Agreements
     Additionally, in connection with the Contribution Transaction, we specifically assumed or directly or indirectly succeeded to certain related party agreements, arrangements and transactions. Reference is made to the descriptions of such agreements, arrangements and transactions set forth in Item 2.01 under “Certain Relationships and Related Transactions,” which descriptions are incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     As a result of the Contribution Transaction described in Item 1.01 above, we acquired all of the capital stock of Sirion and ceased being a shell company on September 13, 2006. Reference is made to the description of the Contribution Transaction provided in Item 1.01 under “Acquisition of Sirion Therapeutics, Inc.,” which description is incorporated herein by reference.
     The following information is being provided with respect to the Company after giving effect to such Contribution Transaction pursuant to the requirements of Items 2.01, 5.01 and 5.06 of Form 8-K and Form 10-SB of the Securities and Exchange Commission. The following information includes, among other things, a description of the acquired business as required by Item 2.01 of Form 8-K, which description is incorporated herein by reference.
FORM 10-SB INFORMATION
DESCRIPTION OF OUR BUSINESS
Corporate Overview and History
     Our Company was incorporated in the State of Delaware in January 2006. From our inception until the consummation of the Contribution Transaction, we were a shell company with no business or operations and only nominal assets. Pursuant to the Contribution Transaction described in Item 1.01 above, which description is incorporated herein by reference, we acquired Sirion Therapeutics, Inc., a North Carolina corporation (“Sirion”), as a wholly-owned subsidiary on September 13, 2006 and ceased being a shell company. Additionally, pursuant to the Contribution Transaction, we experienced a change in control, with the former stockholders of Sirion acquiring control of the Company. Unless otherwise stated or unless the context otherwise requires, the description of our business set forth below is provided on a combined basis, taking into account our acquisition of Sirion and Sirion’s prior acquisitions of certain other businesses described below.
     Sirion was incorporated in the State of North Carolina in November 2005. Prior to the consummation of the Contribution Transaction, Sirion consummated two separate acquisitions. On July 5, 2006, Sirion acquired Sytera, Inc. (“Sytera”), a company engaged in drug discovery and development primarily in the field of ophthalmology, pursuant to a statutory merger in which Sytera merged with and into Sirion. On August 28, 2006, Sirion acquired Rx Development Resources, LLC (“RXDR”), a clinical research organization focused primarily on ophthalmology, pursuant to a transaction in which Sirion purchased all of the issued and outstanding membership interests in RXDR.
Summary
     Through our direct and indirect subsidiaries, Sirion and RXDR, we are engaged in research, discovery, development and commercialization of unique pharmaceutical products and medical devices focused on the ophthalmic market – which we call our Biopharmaceutical business – and in providing contract clinical, research and other services to ophthalmic pharmaceutical companies – which we call our Contract Services business. While we currently derive all of our revenue from our Contract Services business, we consider our Biopharmaceutical business to be our primary business.
Biopharmaceutical
     Overview.
     Our primary strategy for our Biopharmaceutical business is to use the expertise of our management team and other resources to identify, acquire and commercialize potentially valuable technologies in the area of ophthalmology. We intend to acquire rights to such technologies through a combination of methods, including in-licensing and acquiring companies with products that are a strategic fit. Additionally, we hope to develop promising compounds through our drug discovery laboratory. We intend to use a balanced approach to portfolio management, acquiring the rights to products in various stages of development and in a variety of ophthalmic disease states. Using such an approach has the potential to increase the value of each product over its value as a stand alone asset. Additionally, through our acquisition of Sytera, we acquired a discovery research laboratory, which is focused on research into “back of the eye” diseases, including an ophthalmic disease generally known as “dry age-related macular degeneration” or “dry AMD” and compounds to treat the disease. We plan to evaluate expanding this group, including consideration of adding additional screening and research capabilities. We will pursue product screening agreements with companies that have promising technologies with potential to impact back of the eye diseases.
     Principal Products.
     We currently have three principal products in development:
     ST-601. ST-601 is a potent ophthalmic steroid emulsion with indications for steroid responsive inflammatory ophthalmic diseases. Ophthalmic steroids are widely used to treat many ophthalmic diseases and to prevent inflammation following most ophthalmic surgeries. We acquired the rights to market ST-601 in the United States through an exclusive license agreement with Senju Pharmaceutical Co., LTD of Japan in April 2006. ST-601 has been studied extensively in Japan, including clinical trials in human subjects. We anticipate starting a Phase III program in the first half of 2007.
     ST-602. Formerly designated SYT-101, ST-602 is a product aimed at reducing the accumulation of lipofuscin in the eye by inhibiting the formation of serum retinol. It is theorized that the accumulation of lipofuscin in the eye is responsible for vision loss in such diseases as dry AMD, geographic atrophy and Stargardt’s disease. We acquired the rights to ST-602 through our acquisition of Sytera. We anticipate beginning Phase II trials in human subjects in late 2006.
     ST-603. In June 2006, we entered into an agreement with Laboratorios Sophia, S.A. de C.V. to develop a compound, with the active ingredient cyclosporine-A, using the Sophisen ocular delivery system, a proprietary carrier of ophthalmic drug products. We plan to begin a clinical program with this product in the first half of 2007. We are evaluating options in a number of disease states, including dry eye syndrome.
Contract Services
     We provide a variety of clinical, regulatory, consulting and medical education services focused on ophthalmology to pharmaceutical companies developing products with potential ophthalmic indications and to others involved in the ophthalmic area. Among other things, our services assist the research and development efforts of biopharmaceutical companies by providing outsourced clinical research and testing services designed to make the drug development process more efficient.
     We believe that this business is complementary to our Biopharmaceutical business – allowing us to partially offset the costs of our other activities and providing the potential to generate future strategic relationships and licensing opportunities.
Marketing and Sales
     To date we have not launched any products into the marketplace, and we do not anticipate doing so for at least 24 to 36 months. Ultimately, we anticipate deploying a professional sales force to call on eye care professionals to discuss our products as they enter the market. Our Contract Services business acquires new customers primarily through professional relationships and referrals.
Customers and Distribution
     Currently we do not actively sell or distribute pharmaceutical products or medical devices. Key customers for our Contract Services business are primarily research-oriented ophthalmic pharmaceutical and medical device companies. Our Contract Services business is dominated by five key customers who we expect will represent more than 80% of our future Contract Services revenue. We have made a strategic decision to selectively limit new customers in our Contract Services business so that resources can be focused on our existing customers and the development of new products in our Biopharmaceutical business.
Manufacturing
     We do not anticipate manufacturing our own compounds or products. Instead, we have entered into contract manufacturing and supply arrangements with Cardinal Health PTS, LLC, Encompass Pharmaceutical Services, Inc., Plantex USA, Inc. and Bio-Concept Laboratories, Inc. to manufacture and supply our products, the compounds underlying our products and related materials. Each of these manufacturers is our sole source of the respective compound or materials that they manufacture and supply for us. We anticipate pursuing additional sources for those compounds and materials as part of our business continuity planning. However, our success in establishing these additional arrangements cannot be assured. We also anticipate entering into similar agreements with respect to future compounds and products we seek to develop.
Competition
     The current ophthalmic pharmaceutical market is subject to intense competition. Leading companies in this market include Allergan Inc., Alcon, Inc., Novartis AG, Pfizer, Inc. and others. We are actively developing products that we hope will compete successfully in segments currently dominated by these and other companies.
     Our Contract Services business competes primarily against in-house research and development departments of biopharmaceutical companies, universities, teaching hospitals and other full-service contract research organizations (“CROs”). Competition in this area is generally defined by a participant’s previous experience, medical and scientific expertise in specific therapeutic areas (in our case, expertise in the ophthalmic area), quality of services, the ability to manage large-scale trials on a global basis, medical database management capabilities, the ability to recruit and retain highly-skilled employees, and price. This industry is highly fragmented with a large number of CROs ranging from small, limited-service providers to full-service, global drug development companies. Leading companies in this industry include Kendle International, Inc., Covance, Inc., PAREXEL International Corporation, Pharmaceutical Product Development, Inc., ICON plc, Charles River Laboratories International, Inc. and Quintiles Transnational Corporation.
Intellectual Property and Licensing Arrangements
     Our intellectual property is primarily comprised of trade secrets, proprietary know-how, license rights to issued patents, certain pending patent applications and continuing technological innovation.
     We license the rights to ST-601, which is protected by U.S. Patent Nos. 5,556,848 and 6,114,319, from Senju Pharmaceutical Co., LTD of Japan pursuant to a license agreement. In exchange for such license rights, we may be required to make payments based on the achievement of research milestones and royalties on sales.
     ST-602, formerly designated SYT-101, is currently the subject of a suite of pending U.S. and foreign patent applications designed to protect its use for certain ophthalmic disease states, including dry AMD, geographic atrophy and Stargardt’s disease. In connection with our acquisition Sytera, we may be required to make payments of contingent consideration to the former stockholders of Sytera in connection with events in the development and marketing of ST-602.
     We license the rights to ST-603, which is protected by U.S. Patent No. 6,071,958, from Laboratorios Sophia, S.A. de C.V. pursuant to a license agreement. In exchange for such license rights, we may be required to make payments based on the achievement of research milestones and royalties on sales.
     We rely heavily on trade secrets, proprietary know-how and continuing technological innovation. We seek protection of these trade secrets, proprietary know-how and any continuing technological innovation, in part, through confidentiality and proprietary information agreements. However, these agreements may not provide meaningful protection for, or adequate remedies to protect, our technology in the event of unauthorized use or disclosure of information. Furthermore, our trade secrets may otherwise become known to, or be independently developed by, our competitors.
Research and Product Development
     We are actively involved in basic research at our laboratories located in San Diego, California. This research is focused on the identification and discovery of targets and compounds to treat back of the eye disease states. Additionally, we conduct preclinical research studies through the use of outsourced laboratories and conduct clinical trials utilizing our own personnel, consultants and contract research organizations or “CROs.”
     Our current pharmaceutical development projects are derived from strategic relationships with other companies. We anticipate new products entering our pipeline through a combination of in-licensing, acquisitions and our discovery research activities.
Government Regulation
     Biopharmaceutical.
     If and when we bring any of our Biopharmaceutical products to market, they would be subject to extensive government regulation in the United States. Additionally, if we seek to market and distribute any such products abroad, they would also be subject to extensive foreign government regulation.

     In the United States, the Food and Drug Administration (“FDA”) regulates pharmaceutical products. FDA regulations govern the testing, manufacturing, advertising, promotion, labeling, sale and distribution of pharmaceutical products, and generally require approval of new drugs through a rigorous process.
     The FDA approval process for new drugs includes, without limitation:
•	preclinical studies;

•	submission of an Investigational New Drug Application, or IND, for clinical trials;

•	adequate and well-controlled human clinical trials to establish the safety and efficacy of the product;

•	submission of a New Drug Application, or NDA, to obtain marketing approval;

•	review of the NDA; and

•	inspection of the facilities used in the manufacturing of the drug to assess compliance with the FDA’s current Good Manufacturing Practice, or cGMP, regulations.
     The NDA must include comprehensive and complete descriptions of the preclinical testing, clinical trials, and the chemical, manufacturing and control requirements of a drug that enable the FDA to determine the drug’s safety and efficacy. A NDA must be submitted, and filed and approved by the FDA before any of our products can be marketed commercially in the United States.
     The FDA testing and approval process requires substantial time, effort and money. We cannot assure you that any of our products will ever obtain approval.
     Preclinical studies include laboratory evaluation of the product, as well as animal studies to assess the potential safety and effectiveness of the product. These studies must be performed according to good laboratory practices. The results of the preclinical studies, together with manufacturing information and analytical data, are submitted to the FDA as part of the IND. Clinical trials may begin 30 days after the IND is received, unless the FDA raises concerns or questions about the conduct of the clinical trials. If concerns or questions are raised, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can proceed.
     We cannot assure you that submission of an IND for any of our preclinical trial products will result in authorization to commence clinical trials. Nor can we assure you that any of our current or future clinical trials will result in marketing approval. Clinical trials involve the administration of the product that is the subject of the trial to volunteers or patients under the supervision of a qualified principal investigator. Each clinical trial must be reviewed and approved by an independent institutional review board at each institution at which the study will be conducted. The institutional review board will consider, among other things, ethical factors, safety of human subjects and the possible liability of the institution. Also, clinical trials must be performed according to good clinical practices. Good clinical practices are enumerated in FDA regulations and guidance documents.
     Clinical trials typically are conducted in sequential phases: Phases I, II and III, with Phase IV studies conducted after approval. Drugs for which Phase IV studies are required include those approved under accelerated approval regulations. The phases may overlap.
     In Phase I clinical trials, the drug is usually tested on a small number of healthy volunteers to determine safety, any adverse effects, proper dosage, absorption, metabolism, distribution, excretion and other drug effects.
     In Phase II clinical trials, the drug is usually tested on a limited number of subjects (generally up to several hundred subjects) to preliminarily evaluate the efficacy of the drug for specific, targeted indications, determine dosage tolerance and optimal dosage, and identify possible adverse effects and safety risks.
     In Phase III clinical trials, the drug is usually tested on a larger number of subjects (up to several thousand), in an expanded patient population and at multiple clinical sites. The FDA may require that we suspend clinical trials at any time on various grounds, including if the FDA makes a finding that the subjects are being exposed to an unacceptable health risk.
     In Phase IV clinical trials or other post-approval commitments, additional studies and patient follow-up are conducted to gain experience from the treatment of patients in the intended therapeutic indication. Additional studies and follow-up are also conducted to document a clinical benefit where drugs are approved under accelerated approval regulations and based on surrogate endpoints. In clinical trials, surrogate endpoints are alternative measurements of the symptoms of a disease or condition that are substituted for measurements of observable clinical symptoms. Failure to promptly conduct Phase IV clinical trials and follow-up could result in expedited withdrawal of products approved under accelerated approval regulations.
     The facilities, procedures, and operations of our contract manufacturers must be determined to be adequate by the FDA before product approval. Manufacturing facilities are subject to inspections by the FDA for compliance with cGMP, licensing specifications, and other FDA regulations before and after a NDA has been approved. Foreign manufacturing facilities are also subject to periodic FDA inspections or inspections by foreign regulatory authorities. Among other things, the FDA may withhold approval of NDAs or other product applications of a facility if deficiencies are found at the facility. Vendors that supply us with finished products or components used to manufacture, package and label products are subject to similar regulations and periodic inspections.
     In addition, the FDA imposes a number of complex regulatory requirements on entities that advertise and promote pharmaceuticals, including, but not limited to, standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities, and promotional activities involving the internet.
     Failure to comply with FDA and other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution, suspension of the FDA’s review of NDAs, injunctions and criminal prosecution. Any of these actions could have a material adverse effect on the Company.
     If we market drugs in foreign countries, we also will be subject to foreign regulatory requirements governing human clinical trials and marketing approval for pharmaceutical products. The requirements governing the conduct of clinical trials, product approval, pricing and reimbursement vary widely from country to country. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained before manufacturing or marketing the product in those countries. The approval process varies from country to country and the time required for such approvals may differ substantially from that required for FDA approval. There is no assurance that any future FDA approval of any of our clinical trials or drugs will result in similar foreign approvals.
     In the United States, physicians, hospitals and other healthcare providers that purchase pharmaceutical products generally rely on third-party payers, principally private health insurance plans, Medicare and, to a lesser extent, Medicaid, to reimburse all or part of the cost of the product and procedure for which the product is being used. Even if a product is approved for marketing by the FDA, there is no assurance that third-party payers will cover the cost of the product and related medical procedures. If they do not, end-users of the drug would not be eligible for any reimbursement of the cost, and our ability to market any such drug would be materially and adversely impacted.
     Reimbursement systems in international markets vary significantly by country and, within some countries, by region. Reimbursement approvals must be obtained on a country-by-country basis. In many foreign markets, including markets in which we hope to sell our products, the pricing of prescription pharmaceuticals is subject to government pricing control. In these markets, once marketing approval is received, pricing negotiations could take significant additional time. As in the United States, the lack of satisfactory reimbursement or inadequate government pricing of any of our products would limit their widespread use and lower potential product revenues.
     Contract Services.
     Our Contract Services business is impacted by the same regulatory regime that governs the development and marketing of our Biopharmaceutical products. In particular, regulations involving quality control, integrity of data, ethical factors and safety of human subjects in connection with clinical trials and drug studies have significant impact on how we conduct this business. These regulations require adherence to written, standardized procedures during the conduct of studies and the recording, reporting and retention of study data and records. To help assure compliance, we have established quality assurance programs which monitor ongoing compliance with applicable regulations. Additionally, records for clinical studies must be maintained for specified periods for inspection by the FDA and other regulators. Significant non-compliance with any of these requirements could result in the disqualification of data collected during the clinical trial.
     Our United States laboratories are subject to licensing and regulation under federal, state and local laws relating to hazard communication and employee right-to-know regulations, the handling and disposal of medical specimens and hazardous waste and radioactive materials, as well as the safety and health of laboratory employees. All of our United States laboratories are subject to applicable federal and state laws and regulations relating to the storage and disposal of all laboratory specimens including the regulations of the Environmental Protection Agency, the Nuclear Regulatory Commission, the Department of Transportation, the National Fire Protection Agency and state regulators with delegated authority under the Resource Conservation and Recovery Act. Companies holding or distributing controlled substances are subject to regulation by the United States Drug Enforcement Agency, or DEA. The regulations of the United States Department of Transportation, the Public Health Service and the Postal Service apply to the surface and air transportation of laboratory specimens. Our laboratories also are subject to International Air Transport Association regulations, which govern international shipments of laboratory specimens. Some of the products we use in our businesses also are subject to regulation by the Department of Homeland Security.
     Moreover, from time to time one or more of our customers may be investigated by regulatory authorities or enforcement agencies with respect to regulatory compliance of their clinical trials and programs. There is a risk that either our customers or regulatory authorities could claim that we performed our services improperly or that we are responsible for trial or program compliance. If our customers or regulatory authorities make such claims against us and prove them, we could be subject to substantial damages, fines or penalties.
     Additional Regulation.
     The Health Insurance Portability and Accountability Act of 1996, or HIPAA, requires the use of standard transactions, privacy and security standards and other administrative simplification provisions by covered entities, which include many healthcare providers, health plans and healthcare clearinghouses. The United States law instructs the Secretary of the Department of Health and Human Services, or HHS, to promulgate regulations implementing these standards in the United States.
     In addition, federal and state anti-kickback and anti-fraud and abuse laws, as well as the federal Civil False Claims Act may apply to certain drug and device research and marketing practices. The Civil False

Claims Act prohibits knowingly presenting or causing to be presented a false, fictitious or fraudulent claim for payment to the United States. Actions under the Civil False Claims Act may be brought by the Attorney General or as a qui tam action by a private individual in the name of the government. Violations of the Civil False Claims Act can result in significant monetary penalties. The federal government is using the Civil False Claims Act, and the threat of significant liability, in its investigations of healthcare providers, suppliers and drug and device manufacturers throughout the country for a wide variety of drug and device marketing and research practices, and has obtained multi-million dollar settlements. The federal government may continue to devote substantial resources toward investigating healthcare providers’, suppliers’ and drug and device manufacturers’ compliance with the Civil False Claims Act and other fraud and abuse laws.
     Other federal, state and local laws of general applicability, such as laws regulating working conditions, also govern us. In addition, we are subject to various federal, state and local environmental protection laws and regulations, including those governing the discharge of material into the environment.
Employees
     As of September 13, 2006, we had 38 full-time employees, 3 full-time consultants and 1 part-time employee.
Company Information
     Our corporate headquarters are located at 3110 Cherry Palm Drive, Suite 340, Tampa, Florida 33619 and our telephone number is (813) 496-7325.
DESCRIPTION OF PROPERTY
     We currently lease two commercial properties. Our principal executive offices are located at 3110 Cherry Palm Drive, Suite 340, Tampa, Florida 33619. These offices occupy approximately 16,000 square feet, and the annual rent is $237,000. In addition to housing our executive offices, this facility is used in connection with our Biopharmaceutical and Contract Services businesses, including for research and development and clinical research. This lease expires on April 30, 2011.
     Additionally, we recently entered into a three-year sublease for 9,000 square feet of space located at 11408 Sorrento Valley Road, San Diego, California 92121 at an initial rental rate of $253,800 per year. We house our discovery research laboratories at this location.
LEGAL PROCEEDINGS
     Currently, we are not a party to any pending legal proceedings, and are not aware of any proceeding contemplated by any governmental authority.
RISK FACTORS
Risks Related To Our Business and Our Industry
     If we do not receive regulatory approvals for our product candidates, we will not be able to commercialize our products, which would substantially impair our ability to generate revenues and materially harm our business and financial condition.
     Approval from the FDA is necessary to manufacture and market pharmaceutical products in the United States. The regulatory approval process is extensive, time-consuming and costly, and there is no guarantee that the FDA will allow us to put our product candidates into advanced clinical studies or approve NDAs for our product candidates that have been through such clinical studies, or that the timing of any such approval will be appropriate for our product launch schedule and other business priorities, which are subject to change.
     Clinical testing of pharmaceutical products is also a long, expensive and uncertain process. Even if initial results of preclinical studies or clinical trial results are positive, we may obtain different results in later stages of drug development, including failure to show desired safety and efficacy. The clinical trials of any of our product candidates could be unsuccessful, which would prevent us from obtaining regulatory approval and commercializing the product. We plan to initiate clinical programs for ST-601, ST-602 and ST-603 during the next 24 months. However, we can provide no assurance that such clinical programs will commence, or whether the results of any such studies, if completed, will be successful.
     FDA approval can be delayed, limited or not granted for many reasons, including, among others:
•	FDA officials may not find a product candidate sufficiently safe or effective to merit an approval;

•	FDA officials may not find that the data from preclinical testing and clinical trials justifies approval, or they may require additional studies that would make it commercially unattractive to continue pursuit of approval;

•	the FDA might not approve the processes or facilities of our contract manufacturers or raw material suppliers or our manufacturing processes or facilities;

•	the FDA may change its approval policies or adopt new regulations; and

•	the FDA may approve a product candidate for indications that are narrow or under conditions that place our product at a competitive disadvantage, which may limit our sales and marketing activities or otherwise adversely impact the commercial potential of a product.
     If the FDA does not approve our product candidates in a timely fashion on commercially viable terms or we terminate development of any of our product candidates due to difficulties or delays encountered in clinical testing and the regulatory approval process, it will have a material adverse impact on our business.
     In addition, we intend to market, pursuant to collaborations, certain of our products, and perhaps have certain of our products or raw materials manufactured, in foreign countries. Many other countries, including major European countries and Japan, have similar requirements as the United States for the manufacture, marketing and sale of pharmaceutical products. Approval by the FDA for the manufacture, marketing and sale of any of our pharmaceutical products does not necessarily assure any such foreign approvals. In addition, the process of obtaining approvals in foreign countries is subject to delay and failure for similar reasons, and could therefore have a material adverse effect on our business, financial condition and operating results.
     Compliance with the extensive government regulations to which we are subject is expensive and time consuming, and may result in the delay, cessation or cancellation of product sales, introductions or modifications.
     Extensive industry regulation has had, and will continue to have, a significant impact on our business. All pharmaceutical companies, including our Company, are subject to extensive, complex, costly and evolving regulation by the U.S. federal government, principally the FDA and to a lesser extent by the U.S. Drug Enforcement Administration and Department of Homeland Security, and state and foreign government agencies. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other domestic and foreign statutes and regulations govern or influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of our products. Under certain of these regulations, we and our contract suppliers and manufacturers are subject to periodic inspection of our or their respective facilities, procedures and operations and the testing of our products by the FDA and Drug

Enforcement Agency and other authorities, which conduct periodic inspections to confirm that we and our contract suppliers and manufacturers are in compliance with all applicable regulations. The FDA also conducts pre-approval and post-approval reviews and plant inspections to determine whether our systems, or our contract suppliers’ and manufacturers’ processes, are in compliance with current Good Manufacturing Practice, or cGMP, and other FDA regulations.
     In addition, the FDA imposes a number of complex regulatory requirements on entities that advertise and promote pharmaceuticals, including, but not limited to, standards and regulations for direct-to-consumer advertising, off-label promotion, industry sponsored scientific and educational activities, and promotional activities involving the Internet.
     We are dependent on receiving and maintaining FDA and other governmental approvals in order to manufacture, market, sell and ship our products. Consequently, there is always a risk that the FDA or other applicable governmental authorities will not approve our products, or will take post-approval action limiting, modifying or revoking our ability to manufacture or sell our products, or that the rate, timing and cost of such approvals will adversely affect our product introduction plans or results of operations.
     To the extent that our products are reimbursed by Medicare, Medicaid and other federal programs, our marketing and sales activities will be subject to regulation. Federal agencies in recent years have initiated investigations against and entered into multi-million dollar settlements with a number of pharmaceutical companies alleging violations of federal fraud and abuse laws. We will need to ensure that our future sales force is properly trained to comply with these laws. Even with such training, there is a risk that some of our marketing practices could come under scrutiny, or that we will not be able to institute or continue certain marketing practices. Any failure by us to diligently supervise our marketing practices may have a material adverse effect on our business, financial condition and results of operations.
     Failure to adequately comply with all applicable regulations may adversely affect our business.
     There are extensive federal, state and foreign regulations applicable to public pharmaceutical companies engaged in the discovery, development and commercialization of pharmaceutical products and contract services. There are laws that govern areas including financial controls, clinical trials, testing, manufacturing, labeling, safety, packaging, shipping, distribution and promotion of pharmaceuticals. Our Contract Services business is subject to cGMP regulations, which are strictly enforced by the FDA. While we have implemented corporate quality, ethics and compliance programs, we cannot guarantee against all possible transgressions. The potential ramifications are far-reaching if there are areas identified as out of compliance by regulatory agencies including, but not limited to, warning letters, product seizures, recalls, fines or other civil penalties, injunctions, manufacturing and clinical trial consent decrees, suspension or revocation of approvals, commercialization restrictions or other restrictions and/or criminal prosecution. Additionally, if we or any third party that we involve in the testing, packing, manufacture, labeling, marketing and distribution of our products fail to comply with any such regulations, we may be subject to significant restrictions and civil and criminal penalties. This, in turn, may have a material adverse effect on our business, financial condition and results of operations.
     Legislative actions, higher insurance costs and potential new accounting pronouncements are likely to impact our future financial position and results of operations.
     There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may be potential new accounting pronouncements or regulatory rulings, which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes and proposed legislative initiatives are likely to increase our general and administrative costs. In addition, insurance costs, including health, workers’ compensation and directors and officers’ insurance costs, have been dramatically increasing and rates are likely to increase further in the future. Further, initiatives could result in changes in accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.
     If we have problems with our contract manufacturers, our product development and commercialization efforts could be delayed or stopped.
     We have no internal manufacturing capabilities and are, and expect to remain, entirely dependent on contract manufacturers and suppliers for the manufacture of our products and for their active and other ingredients and other materials. We have entered into, or anticipate entering into, contract manufacturing and supply arrangements with Cardinal Health PTS, LLC, Encompass Pharmaceutical Services, Inc., Plantex USA, Inc. and Bio-Concept Laboratories, Inc. to manufacture and supply our products and their active and other ingredients and other materials. Each of these manufacturers and suppliers is our or will be our sole source of the respective products and active and other ingredients and other materials that they manufacture and supply for us. We anticipate pursuing additional sources as part of our business continuity planning. However, our success in establishing these additional arrangements cannot be assured. Any unanticipated difficulties in our relationships with our manufacturers or suppliers or unanticipated delays or interruptions in such manufacturers’ or suppliers’ supply of our requirements could limit or delay our ability to develop or provide sufficient quantities of our products on a timely basis. This in turn could limit or delay our ability to conduct and complete clinical trials, obtain regulatory approvals or commercialize our products, which could have a material adverse effect on our business and financial condition.
     Our suppliers and manufacturers are subject to regulation by the FDA and other agencies, and if they do not meet their commitments, we would have to find substitute suppliers or manufacturers, which could delay or prevent the supply of our products to market.
     Regulatory requirements applicable to pharmaceutical products make the substitution of suppliers and manufacturers costly and time consuming. The disqualification of these suppliers through their failure to comply with regulatory requirements could negatively impact our business because the delays and costs of obtaining and qualifying alternate suppliers (if any) could delay clinical trials or otherwise inhibit our ability to bring approved products to market or could result in a delay or disruption in the manufacture, marketing or sales of our products, which would have a material adverse effect on our business, financial condition and operating results.
     If our products do not gain market acceptance, we may not be able to fund future operations.
     A number of factors may affect the market acceptance of our products or any other products we develop or acquire, including, among others:
•	the price of our products relative to other therapies for the same or similar treatments;

•	the perception by patients, physicians and other members of the health care community of the effectiveness and safety of our products for their prescribed treatments;

•	relative convenience and ease of administration of our products;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	publicity concerning our products or competing products or treatments;

•	sufficient third party insurance coverage or reimbursement;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts.
     In addition, our ability to market and promote our products is restricted to the labels approved by the FDA. If the approved labels are restrictive, our sales and marketing efforts, market acceptance and the commercial potential of our products may be negatively affected, any of which may cause our business to suffer.
     If our products do not gain market acceptance, we may not be able to fund future operations, including the development or acquisition of new product candidates and/or our sales and marketing efforts for our approved products, which inability would have a material adverse effect on our business, financial condition and operating results.
     The rising cost of healthcare and related pharmaceutical product pricing has led to cost-containment pressures that could cause us to sell our products at lower prices, resulting in less revenue to us.
     Any of our products that may be approved by the FDA may be purchased or reimbursed by state and federal government authorities, private health insurers and other organizations, such as health maintenance organizations and managed care organizations. Such third party payors increasingly challenge pharmaceutical product pricing. The trend toward managed healthcare in the United States, the growth of such organizations, and various legislative proposals and enactments to reform healthcare and government insurance programs, including the Medicare Prescription Drug Modernization Act of 2003, could significantly influence the manner in which pharmaceutical products are prescribed and purchased, resulting in lower prices and a reduction in demand. Furthermore, individual states have become increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access, importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third party payors or other restrictions could negatively and materially impact our revenues and financial condition. We anticipate that we will encounter similar regulatory and legislative issues in most other countries outside the United States. Any or all of such cost containment measures, healthcare reforms, pricing controls and/or legislative initiatives could adversely affect our ability to sell our products.
     Our Contract Services business depends on the biopharmaceutical industry for its revenue, making us vulnerable to economic factors and industry trends in that industry.
     Our Contract Services business’ revenues are derived from clients in the biopharmaceutical industry. Economic factors and industry trends that affect companies in that industry therefore affect our business. For instance, mergers and acquisitions in the biopharmaceutical industry could result in delay or cancellation of certain projects, and any events that negatively affect financial performance within that industry could result in the decreased willingness or ability of our clients to utilize the services of third-party service providers like us. These factors, in turn, could have a material adverse effect on our business, financial condition and operating results.
     The contracts in our Contract Services business may be delayed, terminated or reduced in scope with little or no notice.
     Many of our contracts in our Contract Services business provide for services on a fixed price basis and may be terminated or reduced in scope with little or no notice. Cancellations may occur for a variety of reasons, including the failure of the product to satisfy safety requirements, unexpected results of the product or the client’s decision to terminate the development of a product. The loss, reduction in scope or delay of a large contract or the delay of multiple contracts could materially and adversely affect our business, financial condition and operating results.

     The fixed price nature of many of the contracts in our Contract Services business could result in financial losses.
     Because many of the contracts in our Contract Services business are structured as fixed price, we are at financial risk if we initially underbid the contract or overrun the initial cost estimates. Such under bidding or significant cost overruns could have a material adverse effect on our business, operating results, financial condition and cash flows.
     If we fail to properly manage our anticipated growth, our business could suffer.
     In order to be successful, we will need to grow our infrastructure and operations rapidly. Assuming we are able to do so – which is not assured – any such rapid growth is likely to place significant demands on our managerial, operational and financial resources and systems. To manage our anticipated growth successfully, we must attract and retain qualified personnel and manage and train them effectively. We will be dependent on our personnel and third parties to effectively develop, manufacture, market, sell and distribute our products. We will also depend on our personnel and third parties to successfully develop and acquire new products. Further, our anticipated growth will place additional strain on our suppliers and manufacturers, resulting in an increased need for us to carefully manage these relationships and monitor for quality assurance. If we fail to manage such growth effectively or to develop and expand a successful commercial infrastructure to support marketing and sales of our products, our business, financial condition and operating results will be materially and adversely affected.
     Our failure to acquire and develop additional product candidates or approved products will impair our ability to grow.
     As part of our growth strategy, we intend to acquire, develop and commercialize additional product candidates or approved products. The success of this strategy depends upon our ability to identify, select and acquire biopharmaceutical products that meet our criteria. We may not be able to acquire the rights to additional product candidates and approved products on terms that we find acceptable, or at all. Likewise, the acquisition of rights to additional products would likely require us to make significant upfront cash payments which could adversely affect our liquidity, accelerate our need to raise additional capital, or both.
     If we engage in acquisitions, we will incur a variety of costs, and the anticipated benefits of the acquisitions may never be realized.
     We expect to pursue acquisitions of companies, product lines, technologies and businesses that our management believes are complementary or otherwise beneficial to us. Any of these acquisitions could have a negative effect on our business. Future acquisitions may result in substantial dilution to our stockholders, the incurrence of additional debt and amortization expenses related to goodwill, research and development and other intangible assets. In addition, acquisitions would involve several risks for us, including:
•	assimilating employees, operations, technologies and products from the acquired companies with our existing employees, operations, technologies and products;

•	diverting our management’s attention from day-to-day operation of our business;

•	entering markets in which we have no or limited direct experience; and

•	potentially losing key employees from the acquired companies.
     Any failure to successfully integrate our acquisitions could materially and adversely affect our business, financial condition and operating results.

     We will need to raise additional capital to fund research and development, sales and marketing and operating expenses, and such capital may not be available or, if available, may not be on terms favorable to the Company or our stockholders.
     The successful commercialization of our current and any future product candidates will require significant additional capital which will not be generated by our current operations. We estimate that the amounts we have expended to date (including amounts expended by our predecessors) are nominal compared to the amounts that will be required to successfully market such products. Accordingly, we will be required to raise significant additional capital.
     Such additional capital may not be available or, if available, it may not be available on favorable terms. Additionally, future financings may be dilutive to our existing stockholders. If we fail to obtain additional capital as and when required, our business will not succeed.
     Research and development costs relating to existing or future products resulting from our Biopharmaceutical business are difficult to estimate and may change frequently prior to regulatory approval.
     It can be difficult to estimate with any accuracy the total amount of research and development costs that we will incur in connection with existing or future products resulting from our Biopharmaceutical business. While all new compounds require relatively standard regulated phases of testing, the actual type and scope of testing can vary significantly among different product candidates which may result in significant disparities in total costs required to complete the respective development programs.
     The number and type of studies that may be required by the FDA, or other regulatory authorities, for a particular compound are based on the compound’s clinical profile compared to existing therapies for the targeted patient population. Factors that affect the costs of a clinical trial include:
•	the number of patients required to participate in clinical trials to demonstrate statistical significance for a drug’s safety and efficacy and the number and geographical location of clinical trial sites necessary to enroll such patients;

•	the time required to enroll the targeted number of patients in clinical trials, which may vary depending on the size and availability of the targeted patient population and the perceived benefit to the clinical trial participants; and

•	the number and type of required laboratory tests supporting clinical trials.
     Other activities required before submitting an NDA include regulatory preparation for submission, biostatistical analyses, scale-up synthesis, and validation of commercial product. In addition, prior to product launch, production of a certain amount of commercial grade drug product inventory meeting FDA cGMP standards is required, and the manufacturing facilities must pass an inspection conducted by the FDA to determine whether the product can be consistently manufactured to meet cGMP requirements.
     Also, ongoing development programs and associated costs are subject to frequent, significant and unpredictable changes due to a number of factors, including:
•	data collected in preclinical or clinical trials may prompt significant changes, delays or enhancements to an ongoing development program;

•	the FDA, or other regulatory authorities, may direct the sponsor to change or enhance its ongoing development program based on developments in the testing of similar compounds or related compounds;

•	unexpected regulatory requirements or interim reviews by regulatory agencies may cause delays or changes to development programs; and

•	anticipated manufacturing costs may change significantly due to required changes in manufacturing processes, variances from anticipated manufacturing process yields or changes in the cost and/or availability of starting materials, and other costs to ensure the manufacturing facility is in compliance with cGMP requirements and is capable of consistently producing the drug candidate in accordance with established specifications submitted to the FDA.
     If the actual amount of research and development costs that we incur in connection with existing and future products resulting from our Biopharmaceutical business materially exceeds our estimates of such costs, or if such costs change substantially during the research and development stages of our products, our business may be materially and adversely affected.
     Our product development efforts may not result in commercial products.
     Successful product development in the biopharmaceutical industry is highly uncertain, and very few product candidates produce a viable commercial product. Product candidates that appear promising in the early phases of development, such as in early human clinical trials, may fail to reach the market for a number of reasons, such as:
•	a failure to be safe or effective for the intended use (despite that it may have demonstrated positive preclinical trial results);

•	the existence of negative side effects;

•	the failure to demonstrate stability data necessary for the launch of a commercial product;

•	failure to obtain FDA or other regulatory approval for the intended use;

•	the product candidate was not economical for us to manufacture and commercialize; and

•	the failure to secure, perfect or protect rights to the product candidate.
     If any of these factors or any similar factors prevent us from developing our product candidates into successful commercial products, it will have a material adverse effect on our business, financial condition and operating results.
     If we fail to reach milestones or otherwise breach our obligations under our license agreements, our licensors may terminate our agreements with them.
     If we fail to meet performance milestones relating to the timing of regulatory filings or fail to pay the minimum annual payments under our respective licenses, our licensors may terminate the applicable license. In addition, if any licensor were to re-license some or all of the technologies currently covered by our licenses, competitors could develop products that compete with ours.

     The departure of our Chief Executive Officer, Barry Butler, our Chief Medical Officer, Roger Vogel, M.D., or other key personnel could compromise our ability to execute our strategic plan and result in additional severance costs to us.
     Our success largely depends on the skills, experience and efforts of our key personnel, including our Chief Executive, Barry Butler, and our Chief Medical Officer, Roger Vogel, M.D. The loss of Mr. Butler or Dr. Vogel, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business. In addition, we have entered into written employment agreements with Mr. Butler and Dr. Vogel, and with other key employees that can be terminated at any time by us or the executives. In the event any of these key employee’s employment is terminated, other than for cause or voluntarily by the employee, they will receive 12 months of salary and other benefits as severance compensation. In the event any executive’s employment is terminated after a change of control, other than for cause or voluntarily, any stock options issued to them (if any) will immediately vest and become exercisable in full, and they will receive 24 months of salary and other benefits as severance compensation. We do not maintain “key person” life insurance policies covering Mr. Butler, Dr. Vogel or any of our other key employees.
     We may be required to initiate or defend against legal proceedings related to intellectual property rights, which may result in substantial expense, delay and cessation of our development and commercialization of our products.
     We rely primarily on current patent applications and license rights to existing patents to protect our intellectual property rights. The strength of this protection, however, is uncertain and may be undermined by other existing or future technologies. Additionally, there is no assurance that our patent applications will result in issued patents, or that any issued patents will be held valid in the event we seek to assert rights under those patents.
     The patents with respect to which we hold license rights, or any patents issued to us in the future, may not provide a basis for commercially viable products, may not provide any competitive advantages, or may face third-party challenges or be the subject of further proceedings limiting their scope or enforceability. We may become involved in interference proceedings in the U.S. Patent and Trademark Office to determine the priority of our inventions. In addition, costly litigation could be necessary to protect our patent position.
     We also rely on trade secrets, unpatented proprietary know-how and continuing technological innovation that we seek to protect with confidentiality agreements with employees, consultants and others with whom we discuss our business. Disputes may arise concerning the ownership of intellectual property or the applicability or enforceability of these agreements, and we might not be able to resolve these disputes in our favor.
     We will also rely on trademarks to protect the names of our products. These trademarks may be challenged by others. If we enforce our trademarks against third parties, such enforcement proceedings may be expensive.
     In addition to protecting our own intellectual property rights, we may be required to defend against third parties who assert patent, trademark or copyright infringement or other intellectual property claims against us based on what they believe are their own intellectual property rights. We may be required to pay substantial damages, including treble damages, for past infringement if it is ultimately determined that our products infringe a third party’s intellectual property rights. Even if infringement claims against us are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from other business concerns. Further, we may be stopped from developing, manufacturing or selling our products until we obtain a license from the owner of the relevant technology or other intellectual property rights. If such a license is available at all, it may require us to pay substantial royalties or other fees.

     We face intense competition and rapid technological change that could result in the development of products by others that are superior to the products we are developing.
     We have numerous competitors in the United States and abroad, including, among others, major pharmaceutical and specialized biotechnology firms, universities and other research institutions that may be developing competing products. Such competitors may include, but are not limited to, Allergan Inc., Alcon, Inc., Bausch & Lomb, Inc., Ista Pharmaceuticals, Inc., Pfizer, Inc., Novartis AG, Eli Lilly and Company, and Inspire Pharmaceuticals, Inc. These competitors may develop technologies and products that are more effective or less costly than our current or future products or product candidates or that could render our technologies, products and product candidates obsolete or noncompetitive. These competitors may also introduce competing products into the marketplace before we do, giving them significant market advantages over our own, similar products. Many of these competitors have substantially more resources and product development, manufacturing and marketing experience and capabilities than we do. Many of our competitors also have more resources committed to and expertise in effectively commercializing, marketing, and promoting products approved by the FDA, including communicating the effectiveness, safety and value of the products to actual and prospective customers and medical professionals. In addition, many of our competitors have significantly greater experience than we do in undertaking preclinical testing and clinical trials of pharmaceutical product candidates and obtaining FDA and other regulatory approvals of products and therapies for use in healthcare.
     If we do not compete effectively in the marketplace, or if our competitors develop and commercialize products that are superior to ours, our business, financial condition and operating results will be materially and adversely affected.
     We may be exposed to product liability claims, and insurance against these claims may not be available to us on reasonable terms, or at all.
     The design, development, manufacture and sale of our products involve an inherent risk of product liability claims by consumers and other third parties. We cannot assure you that we will not experience material losses due to product liability claims, product recalls or corrections. These events, among others, could result in additional regulatory controls, such as the performance of costly post-approval clinical studies or revisions to our approved labeling that could limit the indications or patient population for our products or could even lead to the withdrawal of a product from the market. Furthermore, any adverse publicity associated with such an event could cause consumers to seek alternatives to our products, which may cause our sales to decline, even if our products are ultimately determined not to have been the primary cause of the event.
     We currently maintain sold products and clinical trial liability insurance with per occurrence and aggregate coverage limits of $1 million. The coverage limits of our insurance policies may be inadequate to protect us from any liabilities we might incur in connection with clinical trials or the sale of our products. Product liability insurance is expensive and in the future may not be available on commercially acceptable terms, or at all. A successful claim or claims brought against us in excess of our insurance coverage could materially harm our business and financial condition.
     Our business activities involve the use of hazardous materials, which require compliance with environmental and occupational safety laws regulating the use of such materials. If we violate these laws, we could be subject to significant fines, liabilities or other adverse consequences.
     Our business involves the controlled use of hazardous materials, including microbial agents, corrosive, explosive and flammable chemicals and other hazardous compounds in addition to certain biological hazardous waste. Ultimately, the activities of our third party product manufacturers when a product candidate reaches commercialization will also require the use of hazardous materials. Accordingly, we are subject to federal, state and local laws governing the use, handling and disposal of these materials. Although we believe that our safety procedures for handling and disposing of these materials comply in all material respects with the standards prescribed by local, state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In addition, our collaborators may not comply with these laws. In the event of an accident or failure to comply with environmental laws, we could be held liable for damages that result, and any such liability could exceed our assets and resources or we could be subject to limitations or stoppages related to our use of these materials which may lead to an interruption of our business operations or those of our third party contractors. While we believe that our existing insurance coverage is generally adequate for our normal handling of these hazardous materials, it may not be sufficient to cover pollution conditions or other extraordinary or unanticipated events. Furthermore, an accident could damage or force us to shut down our operations. Changes in environmental laws may impose costly compliance requirements on us or otherwise subject us to future liabilities and additional laws relating to the management, handling, generation, manufacture, transportation, storage, use and disposal of materials used in or generated by the manufacture of our products or related to our clinical trials. In addition, we cannot predict the effect that these potential requirements may have on us, our suppliers and contractors or our customers.
     We will incur increased costs as a result of being a public company, compared to Sirion’s, Sytera’s and RXDR’s historical operations as a private companies.
     As a public company, we will incur significant legal, accounting and other expenses that Sirion, Sytera and RXDR did not incur as a private companies. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Additionally, with the acquisition of these businesses and the termination of our status as a shell company, we will incur additional costs associated with our existing public company reporting requirements.
     In connection with an audit that was conducted of Sirion in connection with the Contribution Transaction, Sirion’s independent auditors identified material weaknesses in Sirion’s internal controls over financial reporting.
     Prior to the Contribution Transaction, as a small, early-stage, privately-held company, Sirion historically did not maintain formal or documented internal controls over financial reporting of the same character as is generally maintained by public companies. In fact, prior to its preparations for the Contribution Transaction, Sirion utilized the cash basis of accounting and did not cause its financial statements to be audited or reviewed. However, in connection with the Contribution Transaction, Sirion engaged independent auditors to audit its and its combined entities’ financial statements for certain prior periods. We have been informed that during the course of that audit, Sirion’s independent auditors concluded that Sirion’s internal controls over financial reporting suffer from “material weaknesses” as defined in standards established by the Public Company Accounting Oversight Board. Since the Company is now a holding company for Sirion and its combined entities, the material weaknesses in Sirion’s internal controls over financial reporting result in the Company having material weaknesses in its internal controls over financial reporting. We intend to commence a process of developing, adopting and implementing policies and procedures to address such material weaknesses that are consistent with those of small, public companies. However, such process may be time consuming and costly and there is no assurance as to when we will effectively address such material weaknesses.
Risks Related to Our Stock
     There is no public market for our Common Stock, and we do not expect any public market for our Common Stock to develop in the foreseeable future, if at all.
     Shares of our Common Stock are not traded on any stock exchange, and transactions in our Common Stock are not quoted on the OTC Bulletin Board, Pink Sheets or any other quotation service. Accordingly, there is no current public market for our Common Stock and we do not expect any public market for our Common Stock to develop in the foreseeable future, if at all. As a result, our Common Stock is highly illiquid and is likely to be highly illiquid for the foreseeable future. Unless and until an active public market for our stock develops, our current stockholders and any investors in our stock likely will be unable to resell their shares at or above the purchase price paid by such stockholder or investor, if at all.
     We cannot assure you that we will list our Common Stock on any stock exchange or that transactions in our Common Stock will be quoted on any quotation service, and even if we do, there is no assurance that an active public trading market for our Common Stock will develop or be maintained.
     We currently are analyzing our strategy with respect to the future quotation, if any, of transactions in our Common Stock on a quotation service, such as the OTC Bulletin Board, or the listing, if any, of our Common Stock on a stock exchange, such as The Nasdaq Stock Market or American Stock Exchange. We do not expect to conclude this analysis or take any meaningful steps in this regard for a significant period of time. It is possible that we will ultimately conclude not to pursue any relationship with a quotation service or stock exchange whatsoever for the foreseeable future.
     If we seek to have transactions in our Common Stock quoted on the OTC Bulletin Board, we would need an authorized OTC Bulletin Board market maker to sponsor our Common Stock for quotation and continue to report transactions in our Common Stock. In such event, there is no assurance that an authorized OTC Bulletin Board market maker would sponsor our Common Stock for quotation on the OTC Bulletin Board or that transactions in our Common Stock would be quoted on the OTC Bulletin Board. Additionally, even if transactions in our Common Stock were quoted on the OTC Bulletin Board, it might not result in an active or efficient trading market. Securities listed solely on the OTC Bulletin Board tend to be highly illiquid and volatile. Accordingly, we do not expect an active public market for our Common Stock to develop in the near term, even if our Common Stock is listed on the OTC Bulletin Board.
     Alternatively, if we seek to apply to list our Common Stock on The Nasdaq Stock Market, American Stock Exchange or another stock exchange, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain a listing of our Common Stock on such stock exchange once listed.
     If we conclude not to take any steps to with respect to the quotation or listing of our Common Stock, if we list only on the OTC Bulletin Board, or if we are unable to list our Common Stock or maintain our listing on a stock exchange, our Common Stock will continue to be highly illiquid and our stockholders or investors in our stock likely will be unable to resell their shares at or above the purchase price paid by such stockholder or investor, if at all.
     Securities analysts may not initiate coverage or continue to cover our Common Stock and this may have a negative impact on our Common Stock’s market price.
     Any future trading market for our Common Stock may depend significantly on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect our Common Stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
     If a public market does develop for our stock, our stock price may be subject to significant volatility.
     As noted above, our stock is substantially illiquid and currently there is no public trading market for our stock. However, if a public market does develop, our stock price may be subject to significant volatility. The following factors may cause any future market prices for our Common Stock to fluctuate significantly:
•	the scope, outcome and timeliness of any governmental, court or other regulatory action that may involve us, including, without limitation, the scope, outcome or timeliness of any inspection or other action of the FDA;
•	market acceptance and demand for our approved products;

•	the availability to us, on commercially reasonable terms or at all, of third-party sourced products and materials;

•	timely and successful implementation of our strategic initiatives, including the expansion of our commercial infrastructure to support the marketing, sale, and distribution of our approved products;

•	developments concerning proprietary rights, including the ability of third parties to assert patents or other intellectual property rights against us which, among other things, could cause a delay or disruption in the development, manufacture, marketing or sale of our products;

•	competitors’ publicity regarding actual or potential products under development or new commercial products, and the impact of competitive products and pricing;

•	period-to-period fluctuations in our financial results;

•	public concern as to the safety of new technologies;

•	future sales of debt or equity securities by us;

•	sales of our securities by our directors, officers or significant shareholders;

•	comments made by securities analysts; and

•	economic and other external factors, including disasters and other crises.
     Additionally, we participate in a highly dynamic industry, which often results in significant volatility in the market price of industry participants generally, irrespective of specific company performance. Fluctuations in any future market prices of our Common Stock may be exacerbated by conditions in the healthcare and technology industry segments or conditions in the financial markets generally.
     If a public trading market develops for our Common Stock, it may be considered a “ penny stock” and may be difficult to sell.
     The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. If, upon development of a market, the market price of our Common Stock falls below $5.00 per share, the SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our Common Stock and may affect the ability of investors to sell their shares.

     We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.
     We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.
     We may also raise additional funds through the incurrence of debt, and the holders of any debt we may issue would have rights superior to your rights in the event we are not successful and are forced to seek the protection of the bankruptcy laws.
     Concentration of ownership and contractual rights could delay or prevent a change in control and could enable certain stockholders to exert control over us and our significant corporate decisions.
     As of September 13, 2006, our directors and executive officers together beneficially owned approximately 79% of our voting Common Stock and through such ownership controlled approximately 71% of the votes entitled to be cast for the election of our directors and on other matters submitted to our stockholders for approval (after taking into account the voting rights of holders of our Series A Convertible Preferred Stock). This concentration of ownership and voting rights could delay or prevent a change in control. Additionally, our directors and executive officers, if acting together, would be able to influence and possibly control most matters submitted to our stockholders for approval, including the election of directors, delaying or preventing a change of control, and the consideration of transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.
     As described below under “Description of Securities – Series A Preferred,” the holders of our Series A Preferred are entitled to vote together with holders of our Common Stock on all matters presented to the stockholders for approval, with one vote for each share of Common Stock that is issuable upon conversion of such Series A Convertible Preferred Stock. However, as a result of a limitation on conversion of the Series A Preferred, the voting rights of certain holders of our Series A Preferred currently are capped at a 4.999% voting interest. If such limitation was waived or disregarded, the voting rights of such holders of Series A Preferred would increase significantly and the voting rights of our directors, executive officers and other principal stockholders would be diluted to approximately 39%.
     Additionally, as described below under “Description of Securities – Series A Preferred,” the holders of our Series A Convertible Preferred Stock have substantial approval rights with respect to certain corporate actions – including dividends, change in control transactions, asset sales, business changes, and certain financings activities – unless such actions are first unanimously approved by our Board of Directors or approved by a minimum number of independent directors.
     Provisions in our charter documents, and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock, and could entrench management.
     Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include:
•	the ability of the board of directors to designate the terms of and issue new series of preferred stock;

•	advance notice requirements for nominations for election to the board of directors;

•	special voting requirements for the amendment of our charter and bylaws; and

•	the right of the holders of our Series A Convertible Preferred Stock to approve changes in control and assets sales unless such transactions are unanimously approved by our Board of Directors or approved by a minimum number of independent directors.
     We are also subject to anti-takeover provisions under Delaware law, each of which could delay or prevent a change of control. Together these provisions and the shareholder rights plan may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our Common Stock.
     We have no current intention of declaring or paying any cash dividends on our Common Stock, and even if we decided to declare a dividend, provisions in our charter restrict our ability to do so.
     We do not plan to declare or pay any cash dividends on our Common Stock. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business.
     Further, the terms of our Series A Convertible Preferred Stock prohibit us from declaring or paying dividends on our Common Stock unless we first declare and pay preferential dividends on the shares of Series A Convertible Preferred Stock. Additionally, the holders of our Series A Convertible Preferred Stock have the right to approve any proposed dividend on our Common Stock unless such dividends are unanimously approved by our Board of Directors or approved by a minimum number of independent directors.
     Approximately 98% of our outstanding shares of capital stock are currently restricted from immediate resale pursuant to an Investors’ Rights Agreement, but will be eligible for resale on September 13, 2007. This could cause the market price of our stock to drop significantly, even if our business is doing well.
     We are a party to an Investors’ Rights Agreement pursuant to which, among other things, stockholders holding approximately 8,276,160 shares of our capital stock are restricted from immediate resale. As a result, any quotation, reported sales prices or other indication of the market value of our capital stock may be reflective of the fact that there are very few shares currently eligible for resale by existing stockholders or available for purchase by persons who are not currently stockholders. However, the restrictions in the Investors’ Rights Agreement are subject to waiver by the Company and, in any event, terminate on September 13, 2007. Additionally, the Investors’ Rights Agreement requires us to file registration statements covering the resale of such securities at certain times, and we anticipate that such a registration statement will be effective at the time the restrictions on resale terminate. This would make it easier for such stockholders to resell their shares after the termination of such restrictions. Consequently, there is a heightened possibility that a large number of shares of our capital stock could simultaneously enter the market and be offered for sale. Such event or perceptions in the market regarding the increased availability of our stock on the market or the belief that the holders of a large number of shares intend to sell could reduce the market price of our stock.
MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The information set forth and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations is derived from the Combined Financial Statements of Sirion, RXDR and Sytera and the related notes thereto which are included as exhibits to this current report. The following information and discussion should be read in conjunction with such Combined Financial Statements and notes. Additionally, this Management’s Discussion and Analysis of Financial Condition and Results of Operations constitutes forward-looking statements. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this current report, and our “Risk Factors” set forth above.

Company Overview
     Prior to Sirion’s acquisition of Sytera and the subsequent Contribution Transaction, the Company’s businesses were operated through three separate and distinct entities: RXDR, which provided contract services for ophthalmic pharmaceutical and medical device companies, Sytera, which was a biopharmaceutical company engaged in basic research related to back of the eye diseases, and Sirion, which was a biopharmaceutical company focused on the in-license, development and commercialization of ophthalmic pharmaceutical products and medical devices. Prior to the Contribution Transaction, Sirion acquired both RXDR and Sytera.
     Pursuant to Sirion’s acquisition of RXDR and Sytera and the subsequent Contribution Transaction, the basic research business of Sytera and the biopharmaceutical business of Sirion have been combined. We continue to operate RXDR’s contract services business through a separate subsidiary. As such and due to the distinct nature of these operations, we treat our Biopharmaceutical and Contract Services operations as separate businesses for purposes of the following discussion and analysis.
     We consider there to be significant synergies between our Biopharmaceutical and Contract Services businesses. Currently, our Biopharmaceutical business does not generate revenue and we do not anticipate that it will generate revenue for at least 24 to 36 months. Accordingly, all of our current revenue is generated by our Contract Services business, which funds a portion of the Biopharmaceutical business’ operating expenses. Since certain of our highly-skilled employees provide services to both businesses, we are able to fully utilize these employees and continue to retain their services as full-time employees. Additionally, we anticipate that our Contract Services engagements may generate future strategic opportunities and relationships, including licensing opportunities for our Biopharmaceutical business.
     While the current contributions of our Contract Services business are important and create significant synergies, as our Biopharmaceutical business grows, we expect RXDR’s contribution to diminish when measured as a proportion to our total revenue. Ultimately, we expect that Biopharmaceuticals will be our dominant business.
     Biopharmaceutical.
     Currently, our Biopharmaceutical business does not generate revenues, and we do not expect it to generate revenues for at least 24 to 36 months. Accordingly, we evaluate this business largely based on qualitative measures, such as its products in development, progress in the development of our current products, regulatory compliance, and the continued retention of highly-skilled employees, and on the quantitative measure of operating expenses. We believe that the future success of this business will be dependent upon such measures, as well as our ability to raise capital to fund continued development and acquisition of products.
     Based on the current development stage of the products in our Biopharmaceutical business, we expect our research and development and other expenses related to this business to increase substantially. We believe that our (and our predecessors’) expenses to date with respect to our current products are nominal relative to the overall expenditure that will be required to bring them to market, much of which will be required in the short term.
     Contract Services.
     Our primary measure of the operating performance of the Contract Services business is the continued increase of revenues generated per customer. We believe that expanding existing customer relationships creates economies of scale, reduces the level of cash and non-cash commitments required to generate revenue, and will ultimately result in greater profitability. Additionally, we also evaluate this business based on cost control, consumption of fixed resources, personnel utilization, customer service, retention of key customers and net profit.
     This business depends on the research and development requirements of our principal biopharmaceutical customers, and we believe this dependence will continue. The loss of business from any of our principal biopharmaceutical customers could have a material adverse effect on the Company.
Subsequent Events
     Since the date of our Combined Financial Statements, we consummated a series of acquisitions. On September 13, 2006, we acquired Sirion pursuant to a transaction in which the stockholders of Sirion contributed 100% of Sirion’s capital stock to the Company in exchange for newly issued shares of our Common Stock and Series A Convertible Preferred Stock. As a result of this transaction, Sirion became a wholly-owned subsidiary of the Company. Additionally, prior to our acquisition of Sirion, Sirion consummated two separate acquisitions. On July 5, 2006, Sirion consummated a merger with Sytera (pursuant to which Sirion acquired ST-602). On August 28, 2006, Sirion consummated the purchase of all of the equity interests of RXDR, pursuant to which Sirion acquired our current Contract Services business. Our financial statements are presented on a combined basis, as if Sirion, Sytera and RXDR had historically operated and reported their financial statements on a consolidated basis. See Item 1.01 – Entry into a Material Definitive Agreement – Acquisition of Sirion Therapeutics, Inc., and Item 2.01 – Completion of Acquisition or Disposition of Assets – Description of Our Business – Company Overview and History.
     As discussed in Item 1.01 above, the Company entered into a Series A Preferred Stock Purchase Agreement and an Investors’ Rights Agreement on September 13, 2006. Under certain circumstances related to a delay in the filing or effectiveness of the registration statement required to be filed pursuant to the Investors’ Rights Agreement, the Company would be required to pay the stockholders entitled to have their shares registered liquidated damages equal to $0.16 per share per month until the registration statement is filed or declared effective, as the case may be, or for up to 12 months, whichever is shorter. These liquidated damages would amount to approximately $1,324,186 per month. An independent third party valuator has determined the total present value of the probability-weighted liability for the potential penalty payments to be $683,000, and this amount has been recorded as a derivative expense in the pro forma statements of operations presented at the end of this current report. See Item 1.01 — Entry into a Material Definitive Agreement — Series A Preferred Stock Purchase Agreement and Item 1.01 — Entry into a Material Definitive Agreement — Investors’ Rights Agreement.
     Additionally, in April 2006 and June 2006, we (through Sirion) entered into separate licensing arrangements pursuant to which we acquired our rights to ST-601 and ST-603, respectively. See Item 2.01 – Completion of Acquisition of Disposition of Assets – Description of Our Business – Biopharmaceutical – Principal Products.
     As a result of these subsequent events, the historical information presented in our Combined Financial Statements may not be an accurate indicator of our future results of operations and financial condition. Among other things, we incurred significant expenses in connection with our acquisitions of Sirion, Sytera and RXDR and we expect there to be significant future expenses related to these acquisitions and our efforts to commercialize ST-601, ST-602 and ST-603, none of which are reflected in our Combined Financial Statements. Similarly, if our efforts to commercialize ST-601, ST-602 or ST-603 are successful, we would expect to generate revenue from one or more of those products.
Results of Operations
YEAR ENDED DECEMBER 31, 2005 COMPARED WITH YEAR ENDED DECEMBER 31, 2004
     Our Combined Financial Statements are presented on a combined basis, as if Sirion, Sytera and RXDR had historically operated and reported their financial statements on a consolidated basis. Of these formerly separate entities, only Sytera and RXDR had any business operations during 2004. Accordingly, our results of operations for the period ending December 31, 2004 reflect only the combined results of eight months of operations for Sytera and six months of operations for RXDR. The results of operations for the period ending December 31, 2005 include the combined results of a full year of operations for Sytera and RXDR, and a partial year for Sirion, which was incorporated in November 2005 but did not commence business operations until January 2006. Accordingly, our period ending December 31, 2004 does not provide a wholly corresponding baseline against which to compare our period ending December 31, 2005. As a result, the changes in our financial condition and results of operation described below may be wholly or partially attributable to partial versus entire year comparisons of our operations.

     Revenues.
     In 2005 and 2004, RXDR, the Contract Services business, was the only entity which generated revenues. The Contract Services business has two types of revenues – fees for services rendered and reimbursable out-of-pocket revenues.
     Service Revenues.
     Service revenues increased $528 thousand, or 181%, to $820 thousand in 2005 from $291 thousand in 2004. All of our revenues from 2005 and 2004 were generated from our Contract Services business. The increase in service revenues resulted from the operation of the Contract Services business for a full fiscal year in 2005 as opposed to six months in 2004, and from organic growth. Revenues from our top three customers accounted for approximately 45%, 18%, and 16% of net service revenues in 2005, respectively, and 45%, 49%, and 6% in 2004, respectively. No other customer accounted for more than 10% of our service revenues in 2005 or 2004. Our service revenues are derived from numerous projects that vary in size, duration and therapeutic indication. We expect that the proportion of revenues generated from our Contract Services business to our total revenues will decrease if our Biopharmaceutical business succeeds in the development of our products.
     Reimbursable Out-of-Pocket Revenues.
     The Contract Services business incurs costs, in excess of contract amounts, which are reimbursable by its customers. These reimbursable costs are recorded as both reimbursable out-of-pocket revenues and reimbursable out-of-pocket costs.
     Reimbursable out-of-pocket revenues increased by $280 thousand, or 95%, to approximately $580 thousand in 2005 from approximately $300 thousand in 2004. The increase was due primarily to an increase in the number of contracts under which we administered reimbursable payments to investigators on behalf of our customers. Our reimbursable out-of-pocket revenues are recognized simultaneously with and offset by our reimbursable out-of-pocket costs.
     Operating Expenses.
     Research and development expenses increased by approximately $1,590 thousand, or 180%, to $2,475 thousand in 2005 from approximately $885 thousand in 2004. The increase was related to the Biopharmaceutical product development expenses for ST-602, as well as other drug research and discovery efforts attributable to our Biopharmaceutical business.
     General and administrative expenses, which include management fees, facilities and other general operating expenses primarily related to our Contract Services business, increased by approximately $650 thousand, or 371%, to approximately $825 thousand in 2005 from $175 thousand in 2004. The increase primarily reflects the incurrence of general and administrative expenses during a full year of operations in 2005 versus a partial year of operations during 2004. As of January 2006, RXDR ceased paying a management fee to its affiliates for certain management and consulting services, and those services are currently provided to RXDR by Sirion employees. General and administrative costs as a percentage of service revenues were 100% in 2005 compared to 59% in 2004.
     Wages and related expenses increased by approximately $565 thousand, or 377%, to approximately $715 thousand in 2005 from $150 thousand in 2004. The increase was primarily attributable to the growth of the Contract Services business, as well as the incurrence of wages and related expenses during a full year of operations in 2005 versus a partial year in 2004.

     Reimbursable out-of-pocket costs fluctuate from period to period due primarily to the level of investigator activity in a particular period. Reimbursable out-of-pocket costs increased 95% to approximately $580 thousand in 2005 from approximately $300 thousand in 2004. The increase was due primarily to an increase in the number of contracts under which we administered payments to investigators on behalf of our customers. Our reimbursable out-of-pocket costs are recognized simultaneously with and offset by our reimbursable out-of-pocket revenues.
     Professional fees increased by 72% to approximately $390 thousand in 2005 from approximately $225 thousand in 2004. These fees represent legal expenses incurred by Sytera primarily attributable to its capitalization and financing activities and matters involving ST-602. We expect professional fees to increase again in 2006 due to fees and expenses associated with the Contribution Transaction and the acquisitions of Sytera and RXDR.
     Other Income (Expenses).
     Total other expenses, which include an expense related to a change in RXDR’s redeemable membership units and interest expenses associated with Sytera’s issuance of convertible debt securities, were approximately $810 thousand in 2005 compared to other expenses of approximately $465 thousand in 2004. A one time $30 thousand grant to Sytera in 2004 for research partially offset total other expenses.
     The change in redeemable membership units of RXDR of $40 thousand in 2005 and $360 thousand in 2004 represents a charge taken for a contingent liability of RXDR to repurchase the units of a managing member of RXDR in the event of his death and upon certain other events. The redemption right is no longer applicable.
     Interest expenses consist primarily of the amortization of debt discount attributable to warrants issued in connection with certain convertible debt securities issued by Sytera and charges related to the beneficial conversion feature of the convertible debt securities. See Note 5 to our Combined Financial Statements attached as an exhibit to this current report. A lesser portion of our interest expenses was attributable to funds borrowed for working capital for Sytera and RXDR. Interest expense increased by approximately $635 thousand in 2005, or 466%, to approximately $770 thousand from $135 thousand in 2004.
     Income Taxes.
     RXDR was treated as a partnership for income tax purposes. As a result, the members were personally taxed on their distributive share of income, whether or not that income is actually distributed. Sytera is a C-corporation and as such a provision is made for the estimated tax liability at the then current taxation rates of their tax jurisdiction.
     At December 31, 2005, if RXDR had been taxed as a C-corporation instead of a partnership, RXDR would have had pro forma federal and state tax net operating loss carryforwards of approximately $646 thousand and $646 thousand, respectively. If unused, the pro forma federal and state tax loss carryforwards will expire through 2025. At December 31, 2005, Sytera had federal and state tax net operating loss carryforwards of approximately $4,673 thousand and $4,716 thousand, respectively. The federal tax loss carryforward will expire through 2025, unless previously utilized. The state tax loss carryforward will expire through 2015, unless previously utilized. Sytera also has federal and state research and development tax credit carryforwards of approximately $115 thousand and $86 thousand, respectively. The federal tax credit carryforward will expire through 2025, unless previously utilized. The California tax credit carryforward can be carried over until the credit has been fully utilized. Pursuant to Internal Revenue Service Code Sections 382 and 383, use of Sytera’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

     Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the Combined Financial Statements. A valuation allowance is provided to offset the net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. During the years ended December 31, 2005 and 2004, RXDR and Sytera elected to record a 100% deferred tax asset valuation allowance related to their results of operations. This decision was based upon their historical lack of profitability. Valuation allowances of $2,076 thousand and $516 thousand for December 31, 2005 and 2004, respectively, have been recognized for Sytera as realization of such assets is uncertain. Valuation allowances of $243 thousand and $5 thousand for December 31, 2005 and 2004, respectively, have been recognized for RXDR on a pro forma basis as realization of such assets is uncertain. The result of these valuation allowances is that the Combined Financial Statements contain offsetting positive and negative entries for 100% of the federal and state tax net operating loss carryforwards and tax credits identified above.
     Net Income (Loss).
     The net loss from operations for 2005 was approximately $4,390 thousand. After accounting for the deemed dividend attributable to the beneficial conversion feature of Sytera’s convertible preferred stock and exercise of the outstanding Sytera warrants of $1,287 thousand, the net loss for 2005 was $5,679 thousand. The net loss from operations for 2004 was approximately $1,612 thousand. Due to the varying equity structures of the entities being combined, per share data is not presented except on a pro forma basis.
     As indicated in the pro forma financial statements attached hereto, annual operating expenses will increase by $1,211 thousand for amortization of intangible assets, $170 thousand for general and administrative expense relating to contractual obligations, and $300 thousand for interest expense for the additional debt, all arising from the Sytera acquisition. Total pro forma losses for the combined entities would have been $6,755 thousand for the period ended December 31, 2005.
SIX MONTHS ENDED JUNE 30, 2006 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 2005
     The unaudited results of operations for the six months ending June 30, 2006 include the results of operations for Sirion, Sytera and RXDR, presented on a combined basis as if they had historically operated and reported their financial statements on a consolidated basis. Of these formerly separate entities, only Sytera and RXDR had business operations for all of 2005. Sirion was incorporated in November 2005 but did not commence business operations until January 2006. Accordingly, the six month period ending June 30, 2005 does not provide a wholly corresponding baseline against which to compare the six month period ending June 30, 2006. As a result, in certain instances described below, the changes in our financial condition and results of operation described below are wholly or partially attributable to the fact that Sirion had no operations during the six months ended June 30, 2005 but operated for almost the entire six month period ended June 30, 2006.
     Service Revenues.
     Service revenues increased by approximately $540 thousand, or 141%, to $925 thousand for the six months ending June 30, 2006 from approximately $384 thousand for the same period in 2005. All of the revenues in both periods were generated from our Contract Services business. The increase in service revenues resulted entirely from organic growth. Revenues from our top two customers accounted for approximately 46% and 18% of total service revenues for the six months ending June 30, 2006. For the same period in 2005, three customers accounted for approximately 55%, 24% and 17% of total service revenues. No other customer accounted for more than 10% of our service revenues for this period.

     Reimbursable Out-of-Pocket Revenues.
     Reimbursable out-of-pocket revenues increased by approximately $180 thousand, or 66%, to approximately $460 thousand for the six months ending June 30, 2006 from approximately $280 thousand for the same period in 2005. The increase was due primarily to an increase in the number of contracts under which we administered payments to investigators on behalf of our customers.
     Operating Expenses.
     Research and development expenses increased by approximately $135 thousand, or 14%, to approximately $1,141 thousand for the six months ending June 30, 2006 from approximately $1,005 thousand for the same period in 2005. The increase was attributable primarily to product development expenses incurred by Sytera for ST-602, as well as other drug research and discovery efforts.
     General and administrative expenses, largely incurred by RXDR and Sirion, increased by approximately $384 thousand, or 142%, to approximately $655 thousand for the six months ending June 30, 2006, from approximately $270 thousand for the same period in 2005. The increase is related to the increased level of activity supporting RXDR’s growth in the Contract Services business. General and administrative costs as a percentage of service revenues were 70% for the six months ending June 30, 2006, compared to 70% for the same period in 2005.
     Wages and related expenses increased by approximately $853 thousand, or 403%, to approximately $1,065 thousand for the six months ending June 30, 2006 from approximately $212 thousand for the same period in 2005. The increase was primarily attributable to additional employees required to support growth in our Contract Services business, as well as the operating expenses incurred by Sirion, which commenced business operations in January 2006. We expect wages and related expenses to increase in the near term as we hire additional employees to perform managerial, clinical and administrative functions related to both our Contract Services and Biopharmaceutical businesses.
     Reimbursable out-of-pocket costs increased approximately $180 thousand, or 66%, to approximately $460 thousand for the period ending June 30, 2006, from approximately $280 thousand for the same period in 2005. The increase is due primarily to an increase in the number of contracts under which we administered payments to investigators on behalf of our customers. Our reimbursable out-of-pocket revenues are recognized simultaneously with and offset by our reimbursable out-of-pocket costs.
     Professional fees increased by $795 thousand, or 795%, to approximately $895 thousand for the period ending June 30, 2006 from approximately $100 thousand for the same period in 2005. These fees largely represent legal expenses incurred by Sytera and Sirion associated with Sirion’s acquisition of Sytera and with the Contribution Transaction. We expect to incur significant additional professional fees in the remainder of 2006 in connection with the Contribution Transaction and the prior acquisitions of Sytera and RXDR.
     Other Income.
     In April 2006, RXDR developed a business pertaining to continuing medical education services referred to as FOCUS-ED. In June 2006, RXDR sold this business and recognized gain on the sale of the business of $105 thousand, recorded as other income. In the second fiscal quarter of 2006, RXDR had net operating income of $8 thousand on this operation.
     Partially offsetting the income from RXDR’s sale of FOCUS-ED was interest expenses for the first half of 2006 of $163 thousand, which were related to interest expense for the convertible debt securities issued by Sytera, amortization of debt discount associated with the warrants issued in connection with the convertible debt securities, as well as charges for the beneficial conversion feature of the debt, and interest associated with the Sirion loan payable. Interest expense in 2005 was $162 thousand related to interest expense for the convertible debt securities issued by Sytera, amortization of debt discount associated with the warrants issued in connection with the convertible debt securities, as well as charges for the beneficial conversion feature of the debt.
     Net Income (Loss).
     The net loss for the six months ending June 30, 2006 was approximately $2,881 thousand. The net loss for the same period in 2005 was approximately $1,363 thousand. Due to the varying equity structures of the entities being combined, per share data is not presented except on a pro forma basis.
     As indicated in the pro forma financial statements attached hereto, operating expenses for six months will increase by $605 thousand for amortization of intangible assets, $85 thousand for general and administrative expense relating to contractual obligations, and $150 thousand for interest expense for the additional debt, all arising from the Sytera acquisition. Total pro forma losses for the combined entities would have been $4,445 thousand for the six month period ended June 30, 2006.
Liquidity And Capital Resources
     As of December 31, 2005, we had $311 thousand in cash and negative working capital of $1,247 thousand. Historically, we have financed our operations primarily through revenues generated by our Contract Services business, sales of our convertible debt and equity securities, and proceeds from loan agreements. From May 2004 through December 2005, we received gross proceeds of approximately $3,840 thousand from the issuance of convertible debt securities and sales of our stock. In July 2005, $1,650 thousand of convertible debt securities issued by Sytera were converted into Series A Preferred Stock of Sytera.
     As of December 31, 2005, Sytera was party to a loan agreement, and RXDR had entered into a credit facility used to fund equipment and working capital which had balances of approximately $75 thousand and $195 thousand as of December 31, 2005, respectively. The loan agreement and credit facility were subsequently terminated in connection with Sirion’s acquisitions of Sytera and the Contribution Transaction described in Item 1.01 of this current report.
     Subsequent to December 31, 2005, Sirion entered into a loan agreement pursuant to which Sirion could borrow up to $5,000 thousand to fund working capital needs and licensing transactions. This debt was convertible to Sirion Series A-1 Preferred Stock. As of June 30, 2006, Sirion had $2,500 thousand outstanding under the loan. Subsequent to June 30, 2006, Sirion borrowed an additional $2,500 thousand pursuant to the loan agreement. In September 2006, the entire $5,000 thousand of debt was converted to Sirion Series A-1 Preferred Stock, and pursuant to the Contribution Transaction, then converted to our Series A Convertible Preferred Stock.
     Also subsequent to December 31, 2005, Sytera issued convertible debt securities for $500 thousand. In July 2006, the aggregate amount of Sytera’s convertible debt outstanding at that time, $2,550 thousand, was converted into Series B Preferred Stock of Sytera. Pursuant to the Sytera merger with Sirion, the Sytera Series A Preferred Stock was converted to Sirion Common Stock, and the Sytera Series B Preferred Stock was converted to Sirion Series A Preferred Stock. Pursuant to the contribution transaction, the Sirion Series A Preferred Stock converted to our Series A Convertible Preferred Stock.
     The Company has incurred substantial losses since inception and, as of December 31, 2005, has used approximately $3,160 thousand in cash for operations. The Company recorded losses of $4,392 thousand and $1,612 thousand in 2005 and 2004, respectively. Current liabilities exceeded current assets by approximately $1,247 thousand at December 31, 2005. As discussed in more detail in Item 1.01 – Entry into a Material Definitive Agreement – Series A Preferred Stock Purchase Agreement and below under Financing Activities, on September 13, 2006, we received a cash investment of $25,000 thousand.

     Operating Activities.
     During 2005, we used $2,254 thousand of cash for operations primarily as a result of the net loss of $4,392 thousand, of which approximately $1,020 thousand consisted of non-cash related items of depreciation, the change in valuation of redeemable membership units of RXDR, interest charges for the beneficial conversion feature of preferred stock and warrants of Sytera, amortization of Sytera note discounts, and stock compensation expenses of Sytera. Partially offsetting this was a decrease in working capital of $1,120 thousand, which primarily was related to an increase in accounts payable and customer deposits.
     During 2004, we used $905 thousand of cash for operations primarily as a result of the net loss of $1,612 thousand, of which $520 thousand consisted of non-cash related items of depreciation, the change in valuation of redeemable membership units of RXDR, interest charges for the beneficial conversion feature of preferred stock of Sytera, amortization of Sytera note discounts, and stock compensation expenses of Sytera. Partially offsetting this was a decrease in cash from operating activities of $187 thousand, which was related primarily to an increase in accounts payable and customer deposits.
     For the six months ending June 30, 2006, we used $2,029 thousand of cash for operations primarily as a result of the net loss of $2,881 thousand, of which $228 thousand consisted of non-cash related items of depreciation, interest charges for the beneficial conversion feature of preferred stock of Sytera, amortization of Sytera note discounts, and stock compensation expenses of Sytera. Partially offsetting this was a decrease in cash from operating activities of $624 thousand, which was related primarily to an increase in accounts payable.
     For the period ending June 30, 2005, we used $785 thousand of cash for operations primarily as a result of the net loss of $1,363 thousand, of which $229 thousand consisted of non-cash related items of depreciation, interest charges for the beneficial conversion feature of preferred stock of Sytera, amortization of Sytera note discounts, and stock compensation expenses of Sytera. Partially offsetting this was a decrease in cash from operating activities of $350 thousand, which was related to an increase in accounts payable and customer deposits, and a decrease in accounts receivable and other current assets.
     Investing Activities.
     Investing activities consist of purchases of furniture and research laboratory equipment and investments in intellectual property rights funded by cash payments, lease agreements, or loan agreements. Net cash used in these investing activities totaled $188 thousand during 2005 compared to $316 thousand used during 2004. Net cash used in these investing activities totaled $1,076 thousand for the period ending June 30, 2006 compared to $131 thousand for the same period in 2005.
     Financing Activities.
     Net cash provided by financing activities totaled $2,656 thousand during 2005 compared to $1,318 thousand in 2004. The net cash provided by financing activities in 2005 is primarily attributable to Sytera’s issuance of $2,500 thousand of convertible debt securities and RXDR’s borrowings on the line of credit of $195 thousand. The net cash provided by financing activities in 2004 is primarily the result of Sytera’s issuance of convertible debt securities of $1,200 thousand.
     Net cash provided by financing activities totaled $2,958 thousand for the six months ending June 30, 2006 compared to $1,081 thousand for the same period in 2005. The net cash provided by financing activities for the six months ending June 30, 2006 is attributable to Sytera’s issuance of $500 thousand of convertible debt securities, proceeds from Sirion’s working capital loan of $2,500 thousand, and borrowings on RXDR’s line of credit. The net cash provided by financing activities for the six months ending June 30, 2005 is primarily the result of Sytera’s issuance of convertible debt securities of $1,100.

     Immediately after the consummation of the Contribution Transaction described in Item 1.01 of this current report, we completed a private placement of our Series A Convertible Preferred Stock pursuant to which we received gross proceeds of $25,000 thousand. We immediately used approximately $5,000 thousand of such proceeds to repay promissory notes issued by Sirion to the former stockholders of Sytera in connection with Sirion’s acquisition of Sytera and to satisfy Company indebtedness to its founder.
     Our primary cash needs on both a short-term and long-term basis are for research and development – which we anticipate to be our most significant short-term and long-term expense – the payment of salaries and benefits, hiring and recruiting expenses, business development and marketing costs, milestone payments and royalty payments under our licenses for ST-601 and ST-603, and contingent consideration payments under our Sirion’s merger agreement with Sytera with respect to the development and marketing of ST-602. We believe that our existing cash balances, including the remaining proceeds of the private placement of our Series A Convertible Preferred Stock discussed above, will be sufficient to fund our operations through the end of 2006. However, our actual future capital requirements and the sufficiency of our existing cash and available cash will depend on many factors, including the following:
•	the success of the commercialization of our products;

•	the progress of the development and commercialization of our current products in relation to milestones set forth in our license agreements and other agreements regarding such products;

•	sales and marketing activities, and expansion of our commercial infrastructure, related to our approved products and product candidates;

•	the results of our clinical trials and requirements to conduct additional clinical trials;

•	the rate of progress of our research and development programs;

•	the time and expense necessary to obtain regulatory approvals;

•	activities and payments in connection with potential acquisitions of companies, products or technology;

•	competitive, technological, market and other developments;

•	our ability to establish and maintain collaborative relationships; and

•	opportunities for the acquisition of late-stage or currently marketed complementary product candidates.
     Additionally, our strategy entails identifying and acquiring valuable compounds, pharmaceutical products and biopharmaceutical companies. Any such acquisitions will require additional capital, including external financings.
     We expect that we will need to raise additional funds from public or private issuances of equity or debt securities or other sources. There can be no assurance that funds from these sources will be available when needed or, if available, will be on terms favorable to us or to our stockholders.

     Additionally, consent rights granted to the holders of our Series A Convertible Preferred Stock and the right of first offer set forth in our Investors’ Rights Agreement may hinder our ability to raise necessary funds. If additional funds are raised by issuing equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution or such equity securities may provide for rights, preferences or privileges senior to those of the holders of our Common Stock.
     Contractual Obligations
     Contractual Commitments. Future minimum payments for all contractual obligations for years subsequent to December 31, 2005 are as follows:

2006	$124,000
2007	148,000
2008	153,000
2009	157,000
2010	161,000
Thereafter	54,000

$797,000

Certain consulting contracts require the Company to make monthly payments of approximately $22,900 for as long as the consultants’ services are provided. Short-term obligations arising in the ordinary course of business are excluded from the above table.
     Obligations Related to the Acquisition of Our Current Products in Development
     License Agreements for ST-601 and ST-603. We have entered into license agreements with Senju Pharmaceutical Company, LTD of Japan and Laboratorios Sophia, S.A. de C.V. with respect to ST-601 and ST-603, respectively. These license agreements provide us with the exclusive rights to these compounds in the U.S., Puerto Rico, Guam, the U.S. Virgin Islands and other U.S. territories and possessions. Pursuant to these license agreements, we have committed to use our reasonable efforts to develop, market and promote, at our own expense, these compounds, in such geographic areas. In consideration for the license rights under these agreements, we are generally required to make payments to the licensors based on the achievement of milestones and also, assuming we bring either drug to market, royalty payments based upon sales.
     Contingent Consideration in the Acquisition of Sytera Related to ST-602. In connection with its acquisition of Sytera (pursuant to which it acquired the rights to ST-602, formerly designated SYT-101), Sirion entered into an Agreement and Plan of Merger with Sytera, Kenneth J. Widder, M.D. (as stockholder representative for Sytera’s pre-merger stockholders), Barry Butler (as stockholder representative for Sirion’s pre-merger stockholders), and Sytera II, Inc., a Delaware corporation (“Sytera II”) majority-owned by Sytera’s former stockholders and minority owned by Sirion (the “Sytera Merger Agreement”). The consideration payable to Sytera’s former stockholders pursuant to the Sytera Merger Agreement included, among other things, contingent consideration in the form of potential future cash payments and issuances of additional capital stock based on the achievement or occurrence of certain events relating to the development and commercialization of products derived from ST-602, as well as on sales of such products. Additionally, in the event that Sirion ceases the development and marketing of ST-602 or fails to achieve certain developmental events with respect to ST-602 on or before certain dates, Sirion would be required to either make additional payments to Sytera’s former stockholders or transfer ST-602 to Sytera II (which currently is majority-owned by Sytera’s former stockholders and minority-owned by Sirion).

     In connection with our acquisition of Sirion, we specifically assumed Sirion’s obligations under the Sytera Merger Agreement, including the contingent obligations to make cash payments and additional issuances of capital stock (in the form of our Common Stock) described above.
     We expect that over the next 27 months we will be required to make significant payments in connection with the achievement of developmental milestones under our license agreements for ST-601 and ST-603 and significant payments of contingent consideration under the Sytera Merger Agreement with respect to the development of ST-602, each as described above.
     We anticipate that the approximate milestone payments with respect to ST-601 and ST-603 and the approximate contingent consideration payments under the Sytera Merger Agreement with respect to ST-602 through our fiscal year ending December 31, 2008 will be as follows:

Through the remainder of fiscal 2006:	$2.5 million or more (in the aggregate)

During fiscal 2007:	$3.5 million or more (in the aggregate)

During fiscal 2008:	$7 million or more (in the aggregate)

Total through fiscal 2008:	$13 million or more (in the aggregate)
     However, there is no assurance that the development of ST-601, ST-602 or ST-603 will proceed along the currently anticipated development schedules. If any one or more of such development schedules are accelerated, then we may incur a larger amount of such payments in a shorter amount of time. Conversely, if any one or more of such development schedules are delayed, such payments may be less than currently expected through fiscal 2008.
     RXDR Acquisition Agreement.
     Pursuant to the terms of our acquisition of RXDR, as the sole consideration for such acquisition, we are required to make contingent payments to The Butler Partnership, Inc., a company wholly-owned by Barry Butler, our Chief Executive Officer and a director and stockholder of the Company, and Mr. Butler’s wife, and Rogellen Partners, Inc., a company wholly-owned by Roger Vogel, M.D., our Chief Medical Officer and a director and stockholder of the Company, and his former wife, equal to 15% of the collected revenues generated by our Contract Services business for a period of three years from the date of such acquisition.
     Contract Services Agreements.
     The contracts in our Contract Services business are generally fixed price, with some variable components, and range in duration from a few months to several years. A contract typically requires a portion of the contract fee to be paid at the time the contract is entered into, and the balance is received in installments over the contract’s duration, in some cases on a milestone-achievement basis. Service revenues from contracts are generally recognized on a straight line basis over the life of the contract. We also perform work under time-and-materials contracts, recognizing revenue as hours are worked based on the hourly billing rates for each contract. The Company incurs costs, in excess of contract amounts, in subcontracting with third-party investigators as well as other out-of-pocket costs. These out-of-pocket costs are reimbursable by the Company’s customers. The Company includes amounts paid to investigators and other out-of-pocket costs as reimbursable out-of-pocket revenues and reimbursable out-of-pocket expenses in the Combined Statements of Operations.

Critical Accounting Policies and Estimates
     Management’s discussion and analysis of financial condition and results of operations, as well as disclosures included elsewhere in this current report, are based upon our Combined Financial Statements, which have been prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies are described in the notes to the audited Combined Financial Statements attached as exhibits to this current report. Included within these polices are our “critical accounting policies.” Critical accounting policies are those policies that are most important to the preparation of our Combined Financial Statements and require management’s most subjective and complex judgment due to the need to make estimates about matters that are inherently uncertain. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operations and/or financial condition.
     Fair Value Of Financial Instruments.
     The respective carrying value of certain balance sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts receivable, accounts payable, amounts outstanding under credit facilities, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature or receivable or payable on demand.
     Cash and Cash Equivalents.
     Cash and cash equivalents consist of demand deposits and money market funds held with a financial institution, with an initial maturity of three months or less. The Company maintains its demand deposits with certain financial institutions. From time to time the balance of one account may exceed the maximum U.S. federally insured amount. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.
     Revenue Recognition.
     In 2004 and 2005, our Contract Services business generated all of our revenues. The Contract Services business has two types of revenues – fees for services rendered and reimbursable out-of-pocket revenue.
     Revenue from fees for services is generated through service contracts which are generally fixed price, with some variable components, and range in duration from a few months to several years. A contract typically requires a portion of the contract fee to be paid at the time the contract is entered into, and the balance is received in installments over the contract’s duration, in some cases on a milestone-achievement basis. Service revenues from contracts are generally recognized on a straight line basis over the life of the contract which generally coincides with the effort expended. We also perform work under time-and-materials contracts, recognizing revenue as hours are worked based on the hourly billing rates for each contract.
     We incur costs, in excess of contract amounts, which are reimbursable by our customers. Emerging Issues Task Force (EITF) 01-14, “Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred,” requires us to include amounts paid to investigators and other out-of-pocket costs as reimbursable out-of-pocket revenues and reimbursable out-of-pocket costs.
     Operating Expenses.
     Research and development expenses represent costs specific to our drug research and discovery efforts. Wages and related expenses consist of compensation and related fringe benefits for project-related associates. General and administrative expenses consist of management fees paid to the managing members of

RXDR, costs related to facilities, information systems, depreciation expense recorded on a double declining balance method, and other costs. As of January 2006, RXDR ceased paying a management fee to its affiliates for certain management and consulting services, and those services are currently provided to RXDR by Sirion employees who own such affiliates. Professional fees represent legal fees and related expenses.
     Amortization expense represents the amortization of debt discount associated with the convertible debt securities issued by Sytera.
     Accounts Receivable/Allowance for Doubtful Accounts.
     Accounts receivable represent amounts for which invoices have been sent to customers. Customer advance payments are payments received for which revenues have not yet been earned. We maintain an allowance for doubtful accounts receivable based on historical evidence of accounts receivable collections and specific identification of accounts receivable that might pose collection problems. The accounts receivable are monitored on a regular basis, and the allowance for doubtful accounts is adjusted as circumstances warrant. If we are unable to collect all or part of its outstanding receivables, there could be a material impact to our Combined Results of Operations or financial position. We do not accrue interest on past due accounts receivable.
     Concentration Of Business And Credit Risk.
     Accounts receivable represent amounts due from customers that are concentrated mainly in the biopharmaceutical industry. The concentration of credit risk is subject to the financial and industry conditions of our customers. We do not require collateral or other securities to support customer receivables. We monitor the creditworthiness of our customers.
     Long-Lived Assets.
     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed over estimated useful lives of three to ten years using the straight-line method or an accelerated method. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the remaining term of the underlying lease. Repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and the related accumulated depreciation are relieved and any gains or losses are reflected in the Combined Statements of Operations.
     In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.
     Customer Deposits.
     The Company may collect payments for services and reimbursable out-of-pocket costs in advance of the services being performed, or the costs being incurred. These advance payments are deemed customer deposits and are reflected as a liability on the Company’s balance sheet. Generally, customer deposits are non-refundable, however, in certain circumstances the Company may refund these advances.

     Net Income (Loss) Per Share Data.
     Due to the varying equity structures of the entities being combined, per share data is not presented except on a pro forma basis.
     Tax Valuation Allowance.
     We record deferred tax assets and liabilities based on temporary differences between the financial statement and tax bases of assets and liabilities and for tax benefit carry forwards using enacted tax rates in effect in the year in which the differences are expected to reverse. Management provides valuation allowances against deferred tax assets for amounts which are not considered likely to be realized.
     Stock-Based Compensation.
     With respect to stock-based employee compensation plans and stock based compensation awarded under such plans prior to January 1, 2006 by Sytera, the Company applied SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), which establishes a fair value based method of accounting for stock-based employee compensation plans, and elected to account for its employee stock compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, with pro forma disclosures of net earnings and earnings per share as if the fair value based method of accounting defined in SFAS 123 had been applied.
     Sytera also issued restricted common stock to its employees and non-employees who provided services to Sytera at a share price less than the fair market value (as determined in accordance with the guidelines promulgated by the American Institute of Certified Public Accountants) of the stock at the time of issuance. The Company accounts for these transactions as stock compensation expense over the period in which the services are rendered.
     With respect to any future grants of stock options and stock-based awards, we intend to account for compensation expense related to those grants in accordance with the provisions of Financial Accounting Standards No. 123(R), “Share-Based Payment” described below.
     Evaluation Of Beneficial Conversion Feature In Debentures.
     We evaluate the potential effect of any beneficial conversion in terms related to convertible instruments such as convertible debt or convertible preferred stock securities. Valuation of the benefit is determined based upon various factors including the valuation of equity instruments, such as warrants that may have been issued with convertible instruments, conversion terms, and the value of the instruments to which the convertible instrument is convertible, etc. Accordingly, the ultimate value of the beneficial feature is considered an estimate due to the partially subjective nature of the valuation techniques.
     Use Of Estimates.
     The preparation of Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews its estimates, including but not limited to, recoverability of long-lived assets, recoverability of prepaid expenses, and allowance for doubtful accounts, on a regular basis and makes adjustments based on historical experiences and existing and expected future conditions. These evaluations are performed and adjustments are made as information is available. Management believes that these estimates are reasonable, however, actual results could differ from these estimates.

     Redeemable Membership Units.
     Prior to Sirion’s acquisition of RXDR in August 2006, RXDR’s members maintained a put right which allowed the holder to provide written notice to RXDR and the other member(s) to require RXDR to purchase all of the units owned by the member (6,000 Class A units at December 31, 2005) at a purchase price equal to the departing member’s units multiplied by RXDR’s fair market value as determined by the agreement of the departing member and the surviving members. These units are reflected as members’ units subject to mandatory redemption in the accompanying combined balance sheet. The put right is no longer applicable under Sirion’s ownership of RXDR.
New Accounting Pronouncements
     In May 2005, the Financial Accounting Standards Board (the FASB) issued FASB Statement No. 154, “Accounting Changes and Error Corrections” (SFAS 154) which replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement 3 “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instances that the pronouncement does not include specific transition provisions. SFAS 154 requires voluntary changes in accounting principles be recognized retrospectively to prior periods’ financial statements, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. SFAS 154 carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. The provisions of SFAS 154 are effective for accounting changes and corrections of error made in fiscal years beginning after December 15, 2005. The application of SFAS-154 did not have any impact on earnings and financial position.
     In December 2004, the FASB issued Statement No. 153, “Exchanges of Non-monetary Assets”, (SFAS 153) an amendment of APB Opinion No. 29, “Accounting for Non-monetary Transactions” is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The application of SFAS 153 did not have any impact on earnings and financial position.
     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (SFAS 123(R)). SFAS 123(R) requires that compensation costs related to share-based payment transactions be recognized in the financial statements. The cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a range of share-based compensation arrangements, including share options, restricted stock plans, performance-based awards, share appreciation rights, and employee stock purchase plans. SFAS 123(R) replaces FAS Statement 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. In April 2005, the Securities and Exchange Commission announced the adoption of a new rule that amends the effective date of SFAS 123(R). The effective date of the new standard under these new rules for the Company’s Consolidated Financial Statements is January 1, 2006.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information known to us with respect to the beneficial ownership (as defined in Instruction 4 to Item 403 of Regulation S-B under the Securities Exchange Act of 1934) of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) and Common Stock as of September 13, 2006 (after the consummation of the Contribution Transaction and Private Placement described in Item 1.01 and elsewhere in this current report) by (i) each person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Sirion Therapeutics, Inc., 3110 Cherry Palm Drive, Suite 340, Tampa, Florida 33619.

		Amount and Nature	Percent of
Name and Address of Beneficial		of Beneficial Owner	Class
Owner	Title of Class	(1)	(2)
5% or Greater Stockholders:

Affiliates of Avalon Ventures GP, LLC & Avalon Ventures VII GP, LLC (3)(4) 888 Prospect Street Suite 320 La Jolla, CA 92037	Series A Preferred Common Stock	422,036 1,324,200	8.79 37.01	% %

Randy D. Milby 270 Presidential Drive Wilmington, DE 19807	Common Stock	250,000	6.99%

Affiliates of North Sound Capital LLC (4)(5) 20 Horseneck Lane Greenwich, CT 06830	Series A Preferred	3,125,000	65.14%

Quintiles Transnational Corp. & PharmaBio Development Inc. (d/b/a NovaQuest) (4)(6) 4709 Creekstone Drive Riverbirch Building, Suite 200 Durham, NC 27703	Series A Preferred	1,250,000	26.05%

The Lichter Family Trust 4950 Sandshore Court San Diego, CA 92130 (7)	Common Stock	206,775	5.78%

The Widder Family Limited Partnership (8) P.O. Box 676250 Rancho Santa Fe, CA 92067	Common Stock	252,737	7.06%

Directors and Named Executive Officers:

Kevin J. Kinsella (3)	Series A Preferred Common Stock	422,036 1,324,200	8.79 37.01	% %

Kenneth J. Widder, M.D. (8)	Common Stock	252,737	7.06%

Barry Butler	Common Stock	312,500	8.73%

Roger Vogel, M.D.	Common Stock	312,500	8.73%

Dawn E. Bennett Johnson	Common Stock	0	—

Susan K. Benton	Common Stock	312,500	8.73%

		Amount and Nature	Percent of
Name and Address of Beneficial		of Beneficial Owner	Class
Owner	Title of Class	(1)	(2)
Philippe Boulangeat	Common Stock	312,500	8.73%

C. Christine Miller	Common Stock	0	—

William F. Stringer	Common Stock	0	—

All directors and executive officers as a group (3)(8):	Series A Preferred Common Stock	422,036 2,826,937	8.79 79.01	% %

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants anticipated to be exercisable or convertible at or within 60 days of the consummation, if any, of the Potential Transaction and Private Offering are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)	Based upon 3,577,833 shares of Common Stock and 4,797,036 shares of Series A Preferred issued and outstanding as of September 13, 2006.

(3)	Includes 1,020,950 shares of Common Stock and 38,274 shares of Series A Preferred owned of record by Avalon Ventures VI, L.P., 303,250 shares of Common Stock and 11,365 shares of Series A Preferred owned of record by Avalon Ventures VI GP Fund, LLC, and 372,397 shares of Series A Preferred owned of record by Avalon Ventures VII, L.P. Avalon Ventures GP, LLC acts as the general partner of each of Avalon Ventures VI, L.P. and Avalon Ventures VI GP Fund, LLC (collectively, the “Avalon VI Funds”). Likewise, Avalon Ventures VII GP, LLC acts as the general partner of Avalon Ventures VII, L.P. (the “Avalon VII Fund” and, together with the Avalon VI Funds, the “Avalon Funds”). Kevin J. Kinsella acts as the managing member of each of Avalon Ventures GP, LLC and Avalon Ventures VII GP, LLC. In the foregoing capacities, each of Avalon Ventures GP, LLC and Mr. Kinsella has full voting and investment control with respect to the shares held of record by the Avalon VI Funds, and each of Avalon Ventures VII GP, LLC and Mr. Kinsella has full voting and investment control with respect to the shares held of record by the Avalon VII Fund. As a result, each of Avalon Ventures GP, LLC, Avalon Ventures VII GP, LLC and Mr. Kinsella may be deemed to be the beneficial owner of such shares. However, each of Avalon Ventures GP, LLC, Avalon Ventures VII GP, LLC and Mr. Kinsella specifically disclaims beneficial ownership of all shares held of record by the Avalon Funds except to the extent of its or his economic interest therein.

(4)	Does not include shares of Common Stock into which the stockholder’s Series A Preferred would be convertible but for a limitation on conversion set forth in the Company’s Certificate of Designations of Series A Convertible Preferred Stock. Such limitation may be waived by the holder by written notice to the Company, but such waiver would only be effective 61 days after delivery of such notice to the Company. If such limitation was disregarded or waived with respect to any holder of Series A Preferred, such stockholder’s Series A Preferred would be convertible on a one-to-one ratio for shares of Common Stock (which ratio is subject to adjustment from time to time upon the occurrence of certain events). If such limitation was disregarded or waived with respect to Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC, and Avalon Ventures VII, L.P., but no other holder of Series A Preferred, affiliates of Avalon Ventures GP, LLC and Avalon Ventures VII GP, LLC would be deemed to beneficially own 1,746,236 shares of Common Stock or 43.66% of the class. If such limitation was disregarded or waived with respect to North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (collectively, the “North Sound Funds”) but no other holder of Series A Preferred, affiliates of North Sound Capital LLC would be deemed to beneficially own 3,125,000 shares of Common Stock or 46.62% of the class. If such limitation was disregarded or waived with respect to the shares of Series A Preferred held of record by PharmaBio Development Inc. (d/b/a NovaQuest), but no other holder of Series A Preferred, Quintiles Transnational Corp. and PharmaBio Development Inc. (d/b/a NovaQuest) would be deemed to beneficially own 1,250,000 shares of Common Stock or 25.89% of the class.

(5)	North Sound Capital LLC (“North Sound”) acts as the managing member and investment advisor, respectively of the North Sound Funds, who are the record holders of such securities. In such capacity, North Sound has voting and investment control with respect to the securities held by the North Sound Funds. Thomas McAuley is the Manager of North Sound. Although each of North Sound and Mr. McAuley may be deemed the beneficial owner of some or all of the shares held by the Funds pursuant to applicable securities laws, neither owns such shares directly. Each of North Sound and Mr. McAuley disclaims beneficial ownership of the shares held by the North Sound Funds except to the extent of their respective economic interests in each of the North Sound Funds.

(6)	These shares of Series A Preferred are owned of record by PharmaBio Development Inc. (d/b/a NovaQuest), which is a wholly-owned subsidiary of Quintiles Transnational Corp. As the sole stockholder of PharmaBio Development Inc. (d/b/a NovaQuest), Quintiles Transnational Corp. shares voting and investment control with respect to the shares of Series A Preferred owned of record by PharmaBio Development Inc. (d/b/a NovaQuest) and therefore may be deemed the beneficial owner of all of such shares, but is not a direct owner of such shares.

(7)	Jay Lichter, PhD. acts as trustee of The Lichter Family Trust. In such capacity, Dr. Lichter has full voting and investment control with respect to the shares held of record by The Lichter Family Trust. As a result, Dr. Lichter may be deemed to be the beneficial owner of such shares. However, Dr. Lichter specifically disclaims beneficial ownership of all shares held of record by The Lichter Family Trust except to the extent of his economic interest therein.

(8)	Kenneth J. Widder, M.D. acts as a partner of The Widder Family Limited Partnership. In such capacity, Dr. Widder has full voting and investment control with respect to the shares held of record by The Widder Family Limited Partnership. As a result, Dr. Widder may be deemed to be the beneficial owner of such shares. However, Dr. Widder specifically disclaims beneficial ownership of all shares held of record by The Widder Family Limited Partnership except to the extent of his economic interest therein.
DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth the respective names, ages and positions of each of our directors and executive officers as of the date of this current report. All of our directors were elected to the Board of Directors on September 13, 2006, and their terms run until our annual meeting of shareholders in 2007.

Name	Age	Position
Barry Butler	46	Director & Chief Executive Officer

Roger Vogel, M.D.	63	Director & Chief Medical Officer

Dawn E. Bennett Johnson	54	Chief Financial Officer and Secretary

C. Christine Miller	49	Chief Operating Officer

Susan K. Benton	41	Chief Commercial Officer

Philippe Boulangeat	58	Chief Business Officer

William F. Stringer	50	Chief Manufacturing & Compliance Officer

Kevin J. Kinsella	60	Director

Kenneth J. Widder, M.D.	53	Director
     We currently have three vacancies on our Board of Directors, and anticipate filling each of those vacancies with non-employee directors as qualified candidates become available and are willing to serve.
     Barry Butler. Barry Butler was a co-founder of both RXDR and Sirion. Mr. Butler has over 18 years experience in the pharmaceutical industry, including a variety of management and senior management positions at GlaxoSmithKline and Bausch & Lomb, Inc. in sales, sales training, market research, sales management, sales operations, and marketing. From 1988 until 1996, he held positions in sales and marketing at Glaxo, Inc. and Glaxo Wellcome. From 1996 until 2001, he worked at Bausch & Lomb where he held positions in marketing and global strategy. His last position at Bausch & Lomb was Global Category Leader for pharmaceuticals. In 2001, Mr. Butler helped form AcSentient, Inc. where he served as Vice President of Sales and Marketing. In November 2003, he co-founded RXDR and has served as its CEO since that time. Mr. Butler received a BS in corporate finance from The University of Alabama in 1982 and an MBA from the City University of Bellevue, Washington in 1985.

     Roger Vogel, M.D. Roger Vogel, M.D., was a co-founder of both RXDR and Sirion, and is Sirion’s Chief Medical Officer and a member of our Board of Directors. Dr. Vogel is a board certified ophthalmologist and has over 26 years of ophthalmic pharmaceutical industry experience. He served 16 years with Merck, including as Global Head of Clinical Research for Ophthalmology and Infectious Diseases. Dr. Vogel oversaw the development of Trusopt® and Timolol XE®, two of the largest selling glaucoma products. Dr. Vogel has been a consultant in the ophthalmic industry for 10 years and has worked on several significant ophthalmic projects for major sponsors. Dr. Vogel received his MB, BS, LRCP, and MRCS from University College, London, and his MRCOphth from the Royal College of Ophthalmologists.
     Susan K. Benton. Susan K. Benton was a co-founder of Sirion. Ms. Benton has over 20 years of experience in the pharmaceutical and medical device industry, including with Bausch & Lomb, Inc. where she held senior management positions in sales and marketing. After leaving Bausch & Lomb in 2001, Ms. Benton served for 3 years as the Vice President of Professional and Consumer Sales for LifeScan, Inc., a division of Johnson & Johnson. During 2004 and 2005, Ms. Benton served as Vice President of Commercial Operations for RXDR. Ms. Benton has a bachelor’s degree in biology from Muhlenberg College and an MBA from the University of South Florida.
     Philippe Boulangeat. Philippe Boulangeat was a co-founder of Sirion. Mr. Boulangeat has over 25 years of ophthalmic pharmaceutical industry experience. Since 2001, Mr. Boulangeat has performed consulting services to various clients in the pharmaceutical industry through a consulting business that he owns. Prior to 2001, he was with Chauvin, a leading European ophthalmic company, most recently as the Head of Business Development and of Export Sales. Mr. Boulangeat holds an MBA from the University of Paris.
     C. Christine Miller, Pharm. D. C. Christine Miller has 23 years of pharmaceutical regulatory experience. During 2001 to early 2006, Dr. Miller was Vice President of Regulatory and Quality Assurance and a corporate officer of Santarus, Inc., and from 1994 to 2001, she held senior positions at Bausch & Lomb, most recently as the Global Vice President of Drug Regulatory Affairs. Dr. Miller holds a doctor of pharmacy degree from the University of Nebraska.
     Dawn E. Bennett Johnson. Dawn E. Bennett Johnson has 25 years of financial management experience, including as the Chief Financial Officer of Battenfeld Gloucester Engineering Company, Inc. from 2004 to 2006 and as the Chief Financial Officer of NutraMax Products, Inc. from 1999 to 2004. Ms. Bennett Johnson also previously served as Vice President of Finance for Bausch & Lomb Pharmaceuticals, Inc. Ms. Bennett Johnson holds a BSBA from the University of Phoenix and an MBA from the University of Notre Dame , and is a licensed CPA.
     William F. Stringer. William F. Stringer has over 25 years of pharmaceutical industry experience, including serving in senior executive roles with R.P. Scherer in quality management and regulatory affairs. From 2003 to 2006, Mr. Stringer served as the President of Proclinical Aseptic Manufacturing, LLC, and from 2001 to 2003 he was General Manager and President of Vital Pharma, Inc., a leader in custom, sterile Blow-Fill-Seal (BFS) manufacturing for the pharmaceutical, medical, diagnostic, and clinical industries. He holds a bachelor’s degree in chemistry and a MS in microbiology from the University of North Carolina, Charlotte.
     Kevin J. Kinsella. Kevin J. Kinsella currently serves as the managing member of Avalon Ventures, a venture capital fund he founded in 1983. Mr. Kinsella also serves as a director of Akesis Pharmaceuticals and a number of private companies, and is chairman of the investment committee of Poland Partners and INNOVA 98, investment funds focused on investments in Central Europe. Mr. Kinsella is the largest producer of the 2006 Tony Award Winning Best Musical, Jersey Boys. Mr. Kinsella is a graduate of the Massachusetts Institute of Technology (1967) with a Bachelor of Science degree in Management, with minors in Electrical Engineering and Political Science. He holds a Master of Arts degree in International Relations from the Johns Hopkins School of Advanced International Studies (SAIS) (1969).
     Kenneth J. Widder, M.D. Kenneth J. Widder, M.D. was Chairman and CEO of Sytera until its acquisition by Sirion in July 2006. Prior to joining Sytera, Dr. Widder served as General Partner for Windamere Venture Partners, a life science venture capital company. Dr. Widder was a founder and CEO of the following companies under Windamere Venture Partners: Santarus, Inc., a biopharmaceutical company focused on products for gastrointestinal diseases, Converge Medical, a developer of novel medical devices, and NovaCardia, Inc., an emerging pharmaceutical company focused on compounds for the treatment of cardiovascular diseases. He acquired his Bachelor’s Degree from Carleton College in 1974 and his Medical Degree from Northwestern University in 1979.
Board Committees
We anticipate that our Board of Directors will form certain committees including Compensation, Audit and Nominating and Governance Committees. In the interim, our Board of Directors will perform the functions that would otherwise be delegated to such committees. If we proceed with the listing of our Common Stock on Nasdaq or a stock exchange, each member of the Compensation, Audit and Nominating and Governance Committees will be “independent” within the meaning of applicable Nasdaq or stock exchange rules and, in addition, each member of the Audit Committee will be “independent” and the Audit Committee will have at least one “Audit Committee Financial Expert,” each within the meaning of applicable rules and regulations of the SEC regarding requirements for Audit Committee members.
Code of Ethics
We intend to adopt a Code of Ethics applicable to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) and employees.
EXECUTIVE COMPENSATION
Compensation of Company Executives
     Since our inception through the date of this current report, none of our officers or directors has been paid any compensation for their services to the Company.
Compensation of Sirion Executives
     None of Sirion’s officers or directors received any compensation of any kind from Sirion prior to December 31, 2005. We describe the current employment arrangements between Sirion and its executive officers, including current fiscal year compensation, below. See “Employment Contracts.”
Employment Contracts
     The Company and Sirion have entered into employment agreements with each of the following executive officers. Each employment agreement provides for an at-will employment relationship pursuant to which the officer receives a base salary in the amount set forth in the following table (subject to annual adjustment by the Company’s Board of Directors):
Annualized Compensation of Executive Officers

		Annualized Base
Name	Principal Position	Salary
Barry Butler	Chief Executive Officer of the Company and Sirion	$200,000

Roger Vogel	Chief Medical Officer of Sirion	$250,000

Dawn E. Bennett Johnson	Chief Financial Officer of the Company and Sirion	$175,000

C. Christine Miller	Chief Operating Officer of Sirion	$175,000

Susan K. Benton	Chief Commercial Officer of Sirion	$175,000

William Stringer	Chief Manufacturing and Compliance Officer of Sirion	$175,000

     Each employment agreement also contains the following terms:
•	The officer is eligible to receive an annual bonus at the discretion of the Company’s Board of Directors. (The current target level of each officer’s discretionary bonus is an amount equal to up to 50% of his or her base salary.)

•	If the officer’s employment is terminated by the Company or Sirion without “cause” (as defined in the employment agreement), he or she will be entitled to receive a severance payment equal to his or her annual base salary, continued health insurance for twelve months, and payment of outplacement services for twelve months (up to $25,000).

•	In the event the officer’s employment is terminated without “cause” or the officer resigns for “good reason” (as defined in the employment agreement) within 24 months of a change in control, the officer is entitled to receive a severance payment equal to two times his or her annual salary, two times his or her current target or prior year’s bonus (whichever is greater), continued health insurance for twenty-four months, payment of outplacement services for twelve months (up to $25,000), and any unvested stock options, restricted stock or other equity-based compensation awards shall become 100% vested as of the termination date of the officer’s employment.

•	The officer is entitled to customary employee benefits such as health insurance, 401(k) plan participation and paid vacation.
     Additionally, on July 5, 2006, Sirion entered into a consulting agreement with Philippe Boulangeat to act as our Chief Business Officer and provide services related to business development for a term of one year. Under the consulting agreement, Mr. Boulangeat is entitled to receive an annual fee of $175,000. In connection with the Contribution Transaction, we assumed Sirion’s obligations under this consulting agreement.
Equity Compensation
     We do not have a stock option or other equity compensation plan in place or any outstanding stock options and have not paid any equity compensation. Accordingly, our officers and directors have not received, and do not hold, any options to purchase shares of our Common Stock or any other equity compensation.
     We anticipate that our Board of Directors will adopt and subsequently seek stockholder approval for an equity compensation plan authorizing the award of stock options and other equity compensation equal to approximately 6% of our issued and outstanding Common Stock (after giving effect to the conversion of all issued and outstanding Series A Preferred). There is no assurance that any such plan will be adopted by our Board of Directors or approved by our stockholders. However, if such a plan is adopted by our Board of Directors and approved by our stockholders, we anticipate that we would make awards of equity compensation to some or all of our named executive officers and directors. In that regard, we have agreed to cause to be issued to Dawn E. Bennett Johnson, who is anticipated to become our Chief Financial Officer and Secretary, and William F. Stringer, Sirion’s Chief Manufacturing and Compliance Officer, stock options to purchase shares of our Common Stock constituting up to 1% and 0.25%, respectively, of our issued and outstanding capital stock, subject to the adoption of an equity compensation plan. Accordingly, if an equity compensation plan is adopted by our Board of Directors and approved by our stockholders, we anticipate that we would issue such options to Ms. Bennett Johnson and Mr. Stringer (as well as other named executive officers and some or all of our directors) pursuant to the terms of such stock option plan.

Director Compensation
     Prior to the Contribution Transaction, our directors received no compensation for their services as directors. Sirion has not previously had any arrangements pursuant to which directors have been compensated for their services. We anticipate that the Company will adopt a director compensation program to compensate directors for their services. Such a compensation program may include the award of equity compensation pursuant to any equity compensation plan adopted by our Board of Directors and approved by our shareholders, as described above.
     On July 5, 2006, Kenneth J. Widder, M.D., a member of our Board of Directors and beneficial owner of more than 5% of our Common Stock, entered into a consulting agreement with Sirion to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, Dr. Widder is entitled to receive an annual fee of $360,000.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Series A Preferred Stock Purchase Agreement
     We entered into a Series A Preferred Stock Purchase Agreement with North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (collectively, “North Sound”) in connection with our private placement of Series A Convertible Preferred Stock. Reference is made to the description of such agreement set forth under “Series A Preferred Stock Purchase Agreement” in Item 1.01 of this current report, which description is incorporated herein by reference.
Investors’ Rights Agreement
     In connection with the private placement of our Series A Convertible Preferred Stock, we entered into an Investors’ Rights Agreement with North Sound, Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC, Avalon Ventures VII, L.P., PharmaBio Development Inc. (d/b/a NovaQuest), The Widder Family Limited Partnership, The Lichter Family Trust, Nathan Mata, Gabe Travis, Barry Butler, Roger Vogel, M.D., Susan K. Benton, Philippe Boulangeat, and Randy Milby pursuant to which, among other things, we (i) granted certain registration rights with respect to our Common Stock to the parties to such agreement, (ii) imposed certain restrictions on the sale of such Common Stock for up to one year after the consummation of the private placement, and (iii) provided the parties with a right of first offer to purchase our securities in future offerings of our securities (subject to certain exceptions). The registration rights, right of first offer and restrictions on sale set forth in the Investors’ Rights Agreement apply to approximately 8,276,160 shares of our capital stock (subject to adjustment).
     Reference is made to the description of such agreement set forth under “Investors’ Rights Agreement” in Item 1.01 of this current report, which description is incorporated herein by reference.
Acquisition of Sirion Therapeutics, Inc. and Related Transactions
     On September 13, 2006, we entered into a Contribution Agreement (the “Contribution Agreement”) with Sirion and Sirion’s former stockholders, including Barry Butler, Roger Vogel, M.D., Susan K. Benton, Philippe Boulangeat, The Widder Family Limited Partnership, PharmaBio Development Inc. (d/b/a NovaQuest), Avalon Ventures VI, L.P., Avalon Ventures VII, L.P. and The Lichter Family Trust in connection with our acquisition of Sirion. Reference is made to the description of the Contribution Agreement and related agreements set forth under “Acquisition of Sirion Therapeutics, Inc.” in Item 1.01 of this current report, which description is incorporated herein by reference.
     As part of our acquisition of Sirion, we assumed Sirion’s obligations under its Agreement and Plan of Merger with Sytera. This includes, among other things, the obligation to issue shares of our Common Stock and make cash payments to Sytera II based upon the achievement or occurrence of certain events relating to the development and commercialization of ST-602. Additionally, if we cease pursuing the development of ST-602, we would be required to make certain payments to the former Sytera stockholders or to assign all of our rights to such product to Sytera II. Sytera II is majority owned by Sytera’s former stockholders, including The Widder Family Limited Partnership, Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC, Avalon Ventures VII, L.P., and The Lichter Family Trust, and we are a minority owner of Sytera II. Reference is made to the description of the Contribution Agreement and related agreements set forth under “Acquisition of Sirion Therapeutics, Inc.” in Item 1.01 of this current report, which description is incorporated herein by reference.
     Prior to our acquisition of Sirion, Sirion and PharmaBio Development Inc. (d/b/a NovaQuest) were parties to a Loan Agreement, Security Agreement and Promissory Note, pursuant to which PharmaBio Development Inc. (d/b/a NovaQuest) made a secured loan of approximately $5,000,000 to Sirion. In connection with that loan transaction, Sirion and PharmaBio Development, Inc. (d/b/a NovaQuest) also entered into an Investors Rights’ Agreement. Prior to our acquisition of Sirion, PharmaBio Development Inc.’s (d/b/a NovaQuest) loan was converted into 100,000 shares of Sirion’s Series A-1 Preferred Stock and the Loan Agreement, Security Agreement, Promissory Note and Investors’ Rights Agreement were terminated.
Acquisition of Rx Development Resources, LLC and Related Transactions
     On August 28, 2006, Sirion entered into a purchase agreement (the “RXDR Purchase Agreement”) with The Butler Partnership, Inc. (“BPI”), a company wholly-owned by Barry Butler, our Chief Executive Officer and a director and stockholder of the Company, and Mr. Butler’s wife, and Rogellen Partners, Inc. (“RPI”), a company wholly-owned by Roger Vogel M.D., our Chief Medical Officer and a director and stockholder of the Company, and his former wife, pursuant to which Sirion acquired all of the outstanding membership interests of RXDR. Under the terms of the RXDR Purchase Agreement, BPI and RPI are eligible to receive, as the sole consideration for their membership interests, contingent payments equal to 15% of collected revenue generated by our Contract Services business for three years from the date of the acquisition.
     Prior to Sirion’s acquisition of RXDR, BPI and RPI each provided certain management and consulting services to RXDR pursuant to separate management services agreements with the RXDR, and RXDR in turn provided certain management and consulting services to Sirion pursuant to a master services agreement. Each of these services agreements terminated as of December 31, 2005.
     Prior to RXDR’s acquisition by Sirion, BPI and RPI loaned RXDR cash for working capital and agreed to defer payment for services from time to time. All amounts loaned to RXDR by BPI and RPI have been repaid.
Acquisition of Sytera, Inc. and Related Transactions
     In connection with Sirion’s acquisition of Sytera, Sirion entered into an Agreement and Plan of Merger, dated July 5, 2006, by and among Sirion, Sytera, Sytera II, The Widder Family Limited Partnership, as stockholder representative of the former Sytera stockholders, and Barry Butler as the stockholder representative for the stockholders of Sirion prior to the transaction (the “Sytera Merger Agreement”). Pursuant to the Sytera Merger Agreement, Sirion and Sytera consummated a statutory merger, with the separate existence of Sytera ceasing and Sirion continuing as the surviving entity (the “Sytera Merger”). In connection with the Sytera Merger, the former Sytera stockholders, including The Widder Family Limited Partnership, Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC, Avalon Ventures VII, L.P., and The Lichter Family Trust, received 50% of the capital stock of Sirion (which they subsequently contributed to the Company pursuant to the Contribution Agreement identified above) as well as a promissory note in the aggregate principal amount of $5,000,000 (which was paid in full in connection with our acquisition of Sirion and subsequent private placement). The Sytera Merger Agreement also required Sirion to issue shares of its common stock and make cash payments to Sytera II based upon the achievement or occurrence of certain events relating to the development and commercialization of ST-602. Additionally, Sirion agreed that, if it ceases pursuing the development of ST-602, it would be required to make certain payments to the former Sytera stockholders or to assign all of its rights to such product to Sytera II. In connection with the Contribution Transaction, we have assumed Sirion’s obligations under the Sytera Merger Agreement.
     Prior to or in connection with the Sytera Merger, Sirion, Sytera and Sytera II entered into two Exclusive License Agreements with respect to ST-602. Pursuant to these Exclusive License Agreements. Sytera granted Sytera II an exclusive, worldwide, perpetual license to develop and market certain non-ophthalmic applications of ST-602, and Sytera II granted Sirion an exclusive, worldwide license to market and sell any such non-ophthalmic applications of ST-602 that are developed by Sytera II in exchange for Sirion’s payment of a one-time license fee and consulting fees in the aggregate amount of approximately $195,000. In connection with these transactions Sirion and Sytera II also entered into a Stock Purchase Agreement pursuant to which Sirion acquired a minority ownership interest in Sytera II for a purchase price of approximately $5,600.
     Also in connection with the Sytera Merger, Sirion entered into the following related agreements:
•	An Escrow Agreement, dated July 5, 2006, by and among Sirion, The Widder Family Limited Partnership, as stockholder representative for the former stockholders of Sytera, and Barry Butler, as stockholder representative for the stockholders of Sirion prior to the transaction, pursuant to which, among other things, the Sirion stockholders and the Sytera stockholders secured their respective indemnification obligations under the Sytera Merger Agreement by placing shares of Sirion’s common stock in escrow, which shares may be released to the indemnified parties in the event of a breach of the indemnifying parties’ representations and warranties in the Sytera Merger Agreement;

•	A Voting Agreement, dated July 5, 2006, by and among Sirion, Barry Butler, Susan K. Benton, Philippe Boulangeat, Roger Vogel, M.D., The Widder Family Limited Partnership, Avalon Ventures VI, L.P., Avalon Ventures VI GP, LLC, Avalon Ventures, VII, L.P., Dr. Nathan L. Mata, and PharmaBio Development Inc. (d/b/a NovaQuest), pursuant to which, among other things, the parties agreed to vote their shares of Sirion’s common stock for the election of certain directors. This Voting Agreement terminated upon the consummation of the Contribution Transaction.

•	An Investor Rights Agreement, dated July 5, 2006, by and among Sirion, Barry Butler, Susan K. Benton, Philippe Boulangeat, Roger Vogel, M.D., The Widder Family Limited Partnership, Avalon Ventures VI, L.P., Avalon Ventures VI GP, LLC, Avalon Ventures, VII, L.P., Dr. Nathan L. Mata, and PharmaBio Development Inc. (d/b/a NovaQuest), pursuant to which, among other things, Sirion granted the other parties certain registration rights, information rights, consent rights, preemptive rights and other rights. This Investor Rights Agreement terminated upon the consummation of the Contribution Transaction.
Transactions Between the Company and the Founder
     Prior to the Contribution Transaction, the Company utilized the office space and equipment of its then sole shareholder and director, Randy D. Milby, at no cost. Management estimates the value thereof to be immaterial. Simultaneously with the Contribution Transaction, the Company repaid two notes payable to Mr. Milby in the aggregate amount of $17,500, plus all accrued interest.
     Immediately prior to the consummation of the Contribution Transaction, the Company redeemed 2,250,000 shares of our Common Stock from Mr. Milby for an aggregate purchase price of $225.00, which is equal to the aggregate par value of the redeemed shares.

Other Related Party Transactions
     On July 5, 2006, Kenneth J. Widder, M.D., a member of our Board of Directors and beneficial owner of more than 5% of our Common Stock, entered into a consulting agreement with Sirion to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, Dr. Widder is entitled to receive an annual fee of $360,000.
     We have entered into Amended and Restated Executive Employment Agreements with each of our executive officers, the terms of which are summarized above under “Executive Compensation – Employment Agreements.” Additionally, we are parties to offer letters with Dawn E. Bennett Johnson and William F. Stringer pursuant to which we have agreed to issue equity compensation to Ms. Bennett Johnson and Mr. Stringer, as described above under “Executive Compensation – Equity Compensation.”
     Prior to Sirion’s acquisition of Sytera, Mary Jacqueline Johnson, Kenneth J. Widder, M.D.’s spouse, performed services for Sytera through a wholly-owned company. In connection with Sirion’s acquisition of Sytera, Sirion paid Ms. Johnson’s company $25,000 in satisfaction of amounts outstanding for previously completed services. Neither Ms. Johnson nor her company is current employed by or providing any services to the Company or any of its subsidiaries.
     On July 5, 2006, Jay Lichter, Ph.D., who is a beneficial owner of approximately 5.78% of our Common Stock, entered into a consulting agreement with Sirion to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, Dr. Lichter is entitled to receive an annual fee of $260,000.
     On July 5, 2006, Sirion entered into Noncompetition and Nonsolicitation Agreements with Kenneth J. Widder, M.D. and Jay Lichter, Ph.D.
     On June 2, 2006, Philippe Boulangeat, our Chief Business Officer, purchased all of the outstanding membership interests of FOCUS-ED, LLC (“Focus”) from RXDR for a purchase price of $105,000. RXDR and FOCUS-ED are parties to a Master Services Agreement, dated July 7, 2006. Additionally, pursuant to a License Agreement, dated May 1, 2006, between RXDR and FOCUS-ED, FOCUS-ED leases approximately 415 square feet of RXDR space for approximately $536 per month. This License Agreement expires in April 2007.
     Lisa Butler, spouse of Barry Butler, is employed by Sirion as Vice President of Medical Writing and Regulatory Operations and is paid an annual base salary of $130,000.
     RXDR is a party to a Master Laboratory Services Agreement, dated September 1, 2005, and a Confirmation of Central Laboratory Services, dated August 1, 2005, each with Quintiles Laboratories Limited, an affiliate of PharmaBio Development Inc. (d/b/a NovaQuest) and Quintiles Transnational Corp., pursuant to which Quintiles Laboratories Limited provides RXDR with ordinary course services at its standard rates.
     We have entered into Indemnification Agreements with each of our directors and executive officers. These Indemnification Agreements and our Certificate of Incorporation requires us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law, and provide for advancement of legal expenses under certain circumstances.
     Reference is made to the descriptions of the issuances of securities by the Company, Sirion and RXDR to their respective founders set forth below under “Sales of Unregistered Securities – Sales of Unregistered Securities by the Company,” “Sales of Unregistered Securities – Sales of Unregistered Securities

by Sirion,” and “Sales of Unregistered Securities – Sales of Unregistered Securities by Rx Development Resources, LLC,” which descriptions are incorporated herein by reference.
DESCRIPTION OF SECURITIES
     We are authorized to issue an aggregate of 160,000,000 shares of capital stock, 150,000,000 of which are Common Stock, par value $.0001 per share, and 10,000,000 are shares of Preferred Stock, par value $.0001 per share, 5,000,000 of which are designated Series A Convertible Preferred Stock (“Series A Preferred Stock”). As of September 13, 2006, 3,577,833 shares of our Common Stock were issued and outstanding and 4,797,036 shares of Series A Preferred Stock were issued and outstanding. Our Series A Preferred Stock was designated on September 13, 2006 pursuant to a Certificate of Designations of Series A Convertible Preferred Stock adopted and filed by our Board of Directors without stockholder approval in accordance with our Certificate of Incorporation and Delaware law. Subject to certain consent rights of the holders of outstanding shares of our Series A Preferred Stock, we may from time to time designate and issue shares of our Preferred Stock in one or more series without stockholder approval.
Common Stock
     All outstanding shares of our Common Stock are of the same class and have equal rights and attributes.
     Voting. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Our Common Stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.
     Dividends. Subject to the preferential dividend rights and consent rights of the Series A Preferred Stock and any other series of Preferred Stock that we may from time to time designate, holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available.
     Liquidation and Dissolution. In the event of liquidation, dissolution or winding up of the Company, subject to the preferential liquidation rights of the Series A Preferred Stock and any other series of Preferred Stock that we may from time to time designate, and further subject to certain rights held by the former Sytera stockholders pursuant to the Sytera Merger Agreement, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.
     Other Rights. Except to the extent that they are Investors under the Investors’ Rights Agreement, the holders of our Common Stock do not have preemptive, redemption, conversion or subscription rights.
Series A Preferred Stock
     Voting and Consent Rights. Except as required by applicable law, holders of the Series A Preferred Stock are entitled to vote together with all of the holders of our Common Stock, as a single class, on all matters on which holders of Common Stock are entitled to vote, including the election of directors. For these purposes, each holder of Series A Preferred Stock will be entitled to a number of votes in respect of the shares of Series A Preferred Stock owned by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date the vote is taken or any written consent of stockholders is solicited.
     So long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the approval of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding:

•	alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designations of Series A Convertible Preferred Stock (whether by merger, reorganization, consolidation or otherwise);

•	authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a dissolution, liquidation or change of control senior to or otherwise on par with the Series A Preferred Stock;

•	amend our Certificate of Incorporation so as to affect adversely any rights of the holders of Series A Preferred Stock (whether by merger, reorganization, consolidation or otherwise);

•	increase the authorized number of shares of Series A Preferred Stock; or

•	enter into any agreement with respect to the foregoing.
     Additionally, in the event that any member of our Board of Directors does not affirmatively vote in favor of any of the following actions, the Company will not, without the approval of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding:
•	purchase, redeem (other than pursuant to equity incentive agreements with non-officer employees giving the Company the right to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock, other than dividends on the Series A Preferred Stock;

•	enter into any change of control transaction or any agreement providing for or reasonably likely to result in a change of control transaction, acquire any other business entity or effectuate a liquidation, dissolution or winding up of the Company;

•	grant or transfer an exclusive license with respect to any of our intellectual property;

•	change the nature of our business to, or enter into, any line of business which is fundamentally distinct and separate from the business currently conducted by the Company;

•	create, modify or amend any stock option plan or other equity incentive plan of the Company or any of our subsidiaries, or increase the number of shares issuable pursuant to any such plan;

•	enter into any transaction or series of related transactions between the Company (or any Company subsidiary) and any Company affiliate (other than a wholly-owned subsidiary of the Company) with an aggregate value of $500,000 or more;

•	create, authorize, designate or issue any shares of any class or series of capital stock of the Company, or any securities that are directly or indirectly convertible into or exercisable for any class or series of capital stock of the Company other than the issuance of any equity awards (including, without limitation, grants of stock options or restricted stock) with reference to up to 534,566 shares of Common Stock pursuant to an equity incentive plan approved by the Board of Directors;

•	increase the authorized number of shares of any class or series of capital stock of the

Company;

•	enter into any debt financing transaction or arrangement or otherwise incur or permit to exist any funded debt in an amount greater than $5,000,000 in the aggregate;

•	amend our Certificate of Incorporation or By-laws in any manner (whether by amendment, merger or otherwise), other than any ministerial amendments or any as required by law;

•	enter into any agreement with respect to the foregoing; or

•	cause or permit any of our subsidiaries directly or indirectly to take any of the actions referenced above, other than issuing securities to us.
     However, if there are seven or more members of our Board of Directors and at least three of them are independent, then the approval of the holders of a majority of the shares of Series A Preferred Stock for the matters described above will only be required prior to the consummation of any of those actions by the Company if two or more members of our Board of Directors do not approve that action.
     The approval rights (but not voting rights) described above will terminate upon the consummation by the Company of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933 that results in aggregate gross proceeds to the Company of not less than $35,000,000.
     Dividends. The holders of Series A Preferred Stock are entitled to receive, prior and in preference to the declaration or payment of any dividend or distribution to the holders of our Common Stock or any other junior securities, non-cumulative dividends at a rate of $0.64 per annum (subject to adjustment for stock dividends, stock splits, stock combinations and similar events), payable when, as and if any dividend or distribution is declared or paid by the Company on any share of any class of stock. These preferential dividend rights will terminate upon the consummation by the Company of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933 that results in aggregate gross proceeds to the Company of not less than $35,000,000.
     In addition to and not in limitation of the dividend rights described above, each holder of Series A Preferred Stock will be entitled to receive dividends and other distributions equivalent to those declared or paid on our Common Stock or any other junior securities, determined as if the Series A Preferred Stock had been converted into Common Stock (without giving effect to any limitations on conversion contained in the Certificate of Designations of Series A Convertible Preferred Stock and as described below) at the then effective conversion rate, and payable when, as and if declared by our Board of Directors on such Common Stock or other junior securities.
     Liquidation and Dissolution. Upon any liquidation, dissolution, winding up of the Company or change of control transaction, holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of our assets or surplus funds to the holders of our Common Stock or other junior securities, an amount per share in cash equal to the greater of (a) $8.00 (subject to adjustment for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all declared but unpaid dividends on the Series A Preferred Stock, and (b) the amount per share that would be payable to a holder of Series A Preferred Stock had all shares of Series A Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds available for distribution among the holders of the Series A Preferred Stock are not sufficient to permit the payment in full of the amount set forth above, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the Series A Preferred Stock.
     However, if a change of control transaction occurs prior to the date of the first dosing of the first patient in a proof-of-concept study conducted by or on behalf of the Company with respect to ST-602, and at least 50% of the value of the change in control transaction is attributable to assets held by or derived from the assets previously held by Sytera prior to its acquisition by Sirion, then 33% of the proceeds of the transaction will be paid to former Sytera stockholders pursuant to a contractual arrangement and will not be distributed to the holders of Series A Preferred Stock.
     The preferential distribution rights described above of the holders of Series A Preferred Stock upon a liquidation, dissolution, winding up or change of control will terminate upon the consummation by the Company of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933 that results in aggregate gross proceeds to the Company of at least $35,000,000, and thereafter the holders of shares of our Series A Preferred Stock and Common Stock will share ratably in all assets and surplus funds of the Company, based on the number of shares of Common Stock then outstanding and the number of shares of Common Stock into which the Series A Preferred Stock is then convertible (without giving effect to any limitations on conversion contained in the Certificate of Designations of Series A Convertible Preferred Stock, as described below).
     Conversion. At the option of any holder of Series A Preferred Stock, any shares of Series A Preferred Stock held by the holder may be converted into shares of our Common Stock based on a one-to-one conversion ratio (subject to adjustment upon certain events, as described below). Additionally, each share of Series A Preferred Stock will automatically be converted into shares of Common Stock on a one-to-one basis (subject to adjustment upon certain events, as described below) (a) upon the request of the holders of 66 2/3% of the Series A Preferred Stock then outstanding, or (b) immediately upon the consummation by the Company of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933 that results in aggregate gross proceeds to the Company of not less than $35,000,000.
     Conversion of the Series A Preferred Stock is subject to a restriction set forth in the Company’s Certificate of Designations of Series A Convertible Preferred Stock. This restriction provides that the number of shares of Common Stock that may be acquired by any holder of Series A Preferred Stock upon any conversion will be limited to the extent necessary to ensure that, following the conversion, the total number of shares of Common Stock then beneficially owned by the stockholder (and its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the stockholder’s Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934) does not exceed 4.999% of the Company’s issued and outstanding shares of Common Stock. The Company’s Certificate of Designations of Series A Convertible Preferred Stock also contains another, similar restriction, but with a limitation of 9.999%. Either or both restrictions may be waived, at the option of each holder of Series A Preferred Stock by written notice to the Company, but no waiver or increase will be effective until 61 days after the notice is delivered to the Company.
     The current one-to-one conversion ratio of the Series A Preferred Stock is subject to adjustment upon the occurrence of the following events:
•	stock splits, stock combinations and stock dividends;

•	pro rata distributions to holders of our Common Stock of evidences of indebtedness, securities, rights or warrants or other assets;

•	changes in control; and

•	certain issuances of our Common Stock or issuances of securities convertible to or exercisable for shares of our Common Stock at a purchase price less than $4.00 per share of our Common Stock (as adjusted for stock dividends, stock splits, stock combinations or other similar events), but such adjustment right will terminate upon the consummation by the Company of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933 that results in aggregate gross proceeds to the Company of not less than $35,000,000.
     The descriptions of the our Common Stock and Preferred Stock above are only summaries and are qualified in their entirety by the provisions of the Company’s Certificate of Incorporation, Certificate of Amendment to Certificate of Incorporation, Certificate of Designations of Series A Convertible Preferred Stock and By-Laws, copies of which are attached or referenced as exhibits to this current report and are incorporated by reference herein.
MARKET PRICE, DIVIDENDS AND RELATED STOCKHOLDER MATTERS
Market Information
     There is no established trading market for our Common Stock. In the future we may seek to have transactions quoted in our Common Stock reported on the OTC Bulletin Board or listed on The Nasdaq Stock Market, American Stock Exchange or another stock exchange, however, there is no guarantee that any trading market for our Common Stock will develop, that transactions in our Common Stock will be quoted on the OTC Bulletin Board or that our Common Stock will be listed on The Nasdaq Stock Market, American Stock Exchange or any other stock exchange.
     Currently, there are no outstanding options or warrants to purchase our Common Stock. As described above under “Description of Securities” and “Description of Securities – Series A Preferred Stock,” we have issued and outstanding 4,797,036 shares of Series A Preferred Stock, which are convertible into Common Stock on a one-to-one basis (subject to adjustment upon certain events); provided, however, that such conversion currently is restricted pursuant to a provision of the Certificate of Designations for Series A Convertible Preferred that limits the number of shares of Common Stock that may be acquired by any holder of Series A Preferred Stock upon any conversion to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such stockholder (and its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with such stockholder’s Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934) does not exceed 4.999% of the Company’s issued and outstanding shares of Common Stock. The Company’s Certificate of Designations of Series A Convertible Preferred Stock also contains another, similar restriction, but with a limitation of 9.999%. Either or both restrictions may be waived at the option of each holder of Series A Preferred Stock by written notice to the Company, but no such waiver will be effective until 61 days after such notice is delivered to the Company. But for such restrictions, the outstanding Series A Preferred Stock would be immediately convertible into 4,797,036 shares of Common Stock (subject to adjustment upon certain events).
     Pursuant to the Investors’ Rights Agreement with certain of our stockholders (as discussed in Item 1.01 of this current report), we have agreed to file a registration statement with the SEC covering the resale by such stockholders of approximately 4,138,080 shares of our Common Stock currently issued and issuable upon conversion of our Series A Preferred Stock within 60 days of the date of our sale of Series A Preferred Stock to North Sound and to cause such registration statement to be declared effective by the SEC within 150 days following the date of our sale of Series A Preferred Stock to North Sound.
     If the registration statement described above is not filed or declared effective within the respective time periods set forth above (subject to a 90-day extension period under certain circumstances) and the shares to be registered pursuant to such registration statement are not then subject to the restrictions on transfer set forth in the Investors’ Rights Agreement, we would be required to pay the stockholders entitled to have their shares registered liquidated damages equal to $0.16 per share per month until the registration statement is filed or declared effective, as the case may be, or for up to 12 months, whichever is shorter. These liquidated damages would amount to approximately $1,324,186 per month.
     We are subject to additional registration rights pursuant to the Investors’ Rights Agreement, but no other registration for selling shareholders has been proposed. No public offering of our Common Stock is being conducted or is currently proposed.
Holders
     As of September 13, 2006, there were approximately 27 holders of record of our Common Stock.
Dividends
     We have not paid any cash dividends on our Common Stock, and do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board of Directors deems relevant. More specifically, our ability to pay dividends is restricted by the provisions in our Certificate of Designations of Series A Convertible Preferred Stock, including (a) the right of holders of Series A Convertible Preferred Stock to receive, prior and in preference to the declaration or payment of any dividend or distribution to the holders of our Common Stock, non-cumulative dividends at a rate of $0.64 per annum (subject to adjustment for stock dividends, stock splits, stock combinations and similar events), and (b) the requirement that a majority of the holders of our Series A Convertible Preferred approve any dividend under certain circumstances. See “Description of Securities – Series A Preferred Stock” above.
Securities Authorized for Issuance Under Equity Compensation Plans
     We do not have and, as of the end of our most recent fiscal year, did not have any equity compensation plans.
RECENT SALES OF UNREGISTERED SECURITIES
Sales of Unregistered Securities by the Company
     The Company issued 2,500,000 shares of its Common Stock on January 31, 2006, to Randy D. Milby, its founder and a former director and executive officer of the Company, for an aggregate purchase price of $12,500. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from Mr. Milby. On September 13, 2006, the Company redeemed 2,250,000 of these shares from Mr. Milby for an aggregate purchase price of $225.00.
     As described in Item 1.01 of this current report, on September 13, 2006, the Company issued 3,327,833 shares of its Common Stock and 1,672,036 shares of Series A Convertible Preferred to the former stockholders of Sirion in exchange for 100% of the issued and outstanding capital stock of Sirion. The Company issued these shares pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the manner and size of the offering and written representations and warranties from the former Sirion stockholders.
     As described in Item 1.01 of this current report, on September 13, 2006, the Company issued 3,125,000 shares of Series A Convertible Preferred Stock to North Sound for a purchase price per share of $8.00 and an aggregate purchase price of $25,000,000. The Company sold these shares pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder, in reliance, among other things, on the size and manner of the offering, and written representations and warranties from North Sound. No underwriter was involved in this transaction.

Sales of Unregistered Securities by Sirion
     In connection with its formation, in December 2005 and January 2006, Sirion issued 25,000 shares of its common stock to each of its founders – Barry Butler, Susan K. Benton, Philippe Boulangeat and Roger Vogel, M.D. – for an aggregate issuance of 100,000 shares. The founders paid $2,500 each for these shares. Sirion sold these shares pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from the purchasers.
     On February 14, 2006, Sirion entered into a Loan Agreement with PharmaBio Development, Inc. (d/b/a NovaQuest) pursuant to which, among other things, Sirion issued to PharmaBio a convertible, secured promissory note pursuant to which Sirion had the option to receive advances up to an aggregate of $5,000,000, based on certain conditions. Upon the occurrence of certain events and subject to certain conditions, the promissory note issued to PharmaBio was automatically convertible into a new class and series of Sirion’s preferred stock with a preference with respect to dividends and distributions to Sirion’s then existing capital stock. Sirion ultimately received advances for the entire $5,000,000 available under the Loan Agreement and promissory note. In connection with Sirion’s merger with Sytera, the Loan Agreement with PharmaBio was amended to provide that the previously issued promissory note would automatically convert into 100,000 shares of Sirion’s Series A-1 Preferred Stock immediately prior to the consummation of the Contribution Transaction (or any similar transaction). Consistent with the terms of the amended Loan Agreement, on September 13, 2006, PharmaBio’s promissory note was converted into 100,000 shares of Sirion’s Series A-1 Preferred immediately prior to the consummation of the Contribution Transaction. Sirion issued this promissory note and the shares of its Series A-1 Preferred Stock issued on conversion of the promissory note pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and its prior relationship with and knowledge of PharmaBio.
     In connection with its merger with Sytera, on July 5, 2006, Sirion issued 166,227 shares of its common stock, 30,599 shares of its Series A Preferred Stock and promissory notes in the aggregate principal amount of $5,000,000 to the former stockholders of Sytera, Inc. in exchange for 100% of the issued and outstanding capital stock of Sytera, Inc. Sirion issued these securities pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and written representations and warranties from Sytera’s former stockholders.
Sales of Unregistered Securities by Rx Development Resources, LLC
      In connection with its formation, in November 2003, Rx Development Resources, LLC issued 50% of its membership interests to each of its two founders – The Butler Partnership, Inc. and Rogellen Partners, Inc. In exchange for these membership interests, The Butler Partnership, Inc. and Rogellen Partners, Inc. each paid $1,000. To the extent that they constitute securities, Rx Development Resources, LLC sold these membership interests pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from the purchasers.
INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.
     Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.
     The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.
EXHIBITS
     Reference is made to Item 9.01 of this current report, which is incorporated herein by reference.
END OF FORM 10-SB INFORMATION
Item 3.02 Unregistered Sales of Equity Securities.
     Reference is made to the disclosure under “Recent Sales of Unregistered Securities” in Item 2.01 of this current report, which disclosure is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     On August 31, 2006, the Company’s Board of Directors approved the Certificate of Designations of Series A Convertible Preferred Stock without stockholder approval, in accordance with the Company’s Certificate of Incorporation. On September 13, 2006, the Certificate of Designations of Series A Convertible Preferred Stock was filed and became effective, resulting in the designation of the Company’s Series A Convertible Preferred Stock. Pursuant to the Contribution Transaction and the Private Placement described in Item 1.01 of this current report, the Company issued an aggregate of 4,797,036 shares of Series A Convertible Preferred Stock. The relative rights, preferences and privileges of the Series A Convertible Preferred Stock are described under “Description of Securities – Series A Preferred Stock” in Item 2.01 of this current report, which description is incorporated herein by reference.
     As a result of the designation and subsequent issuance of Series A Convertible Preferred Stock, the rights of the Company’s Common Stock with respect to dividends and distributions in connection with any liquidation, dissolution, winding up or change in control of the Company were subordinated to the preferential dividend and distribution rights of the Series A Convertible Preferred Stock.
Item 5.01 Changes in Control of Registrant.
     As a result of the Contribution Transaction, the Company experienced a change in control, with the former stockholders of Sirion acquiring control of the Company. Additionally, as a result of the Contribution Transaction, the Company ceased being a shell company. Reference is made to the disclosures set forth under “Contribution Transaction” in Item 1.01 and the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 13, 2006, in connection with the Contribution Transaction, Barry Butler, Kevin J. Kinsella, Roger Vogel and Kenneth J. Widder, M.D. were appointed to the Company’s Board of Directors and, Randy D. Milby resigned from the Company’s Board of Directors and from his positions as President and Secretary of the Company. Mr. Milby’s resignations were in connection with the Contribution Transaction and did not relate to any disagreement with the Company.
     Additionally, on September 13, 2006, the Board of Directors appointed Barry Butler, as the Company’s Chief Executive Officer, and Dawn E. Bennett Johnson, as the Company’s Chief Financial Officer and Secretary.
     Reference is made to the disclosures under “Directors and Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions” in Item 2.01 of this current report, which disclosures are incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 13, 2006, the Company filed a Certificate of Designations of Series A Convertible Preferred Stock, which was effective immediately upon filing and constituted an amendment to its Certificate of Incorporation. The Certificate of Designations of Series A Convertible Preferred Stock designated the Company’s Series A Convertible Preferred Stock and the relative rights, preferences and privileges thereof. Reference is made to the description of the relative rights, preferences and privileges of the Series A Convertible Preferred Stock set forth under “Description of Securities – Series A Preferred Stock” in Item 2.01 of this current report, which description is incorporated by reference herein.
Item 5.06 Change in Shell Company Status.
     Pursuant to the Contribution Transaction disclosed in Items 1.01 and 2.01 of this current report, the Company ceased being a shell company as of September 13, 2006. Reference is made to the disclosures set forth under “Contribution Transaction” in Item 1.01 and the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

	Audited Combined Financial Statements of Sirion Therapeutics, Inc., Sytera, Inc. and Rx Development Resources, LLC, December 31, 2005 and 2004	F-1

	Report of Independent Public Accounting Firm	F-2

	Combined Balance Sheet	F-3

	Combined Statements of Operations	F-4

	Combined Statements of Changes in Stockholders’ Deficit and Members’ Interest	F-5

	Combined Statements of Cash Flows	F-6

	Notes to Combined Financial Statements	F-8

	Unaudited Combined Financial Statements of Sirion Therapeutics, Inc., Sytera, Inc. and Rx Development Resources, LLC, June 30, 2006 and 2005	F-30

	Combined Balance Sheet	F-31

	Combined Statements of Operations	F-32

	Combined Statements of Changes in Stockholders’ Deficit and Members’ Interest	F-33

	Combined Statements of Cash Flows	F-34

	Notes to Combined Financial Statements	F-36

(b)	Pro Forma Financial Information

	Unaudited Pro Forma Results	F-49

	Unaudited Pro Forma Combined Balance Sheet	F-52

	Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2006	F-54

	Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2005	F-55

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company(1)

3.2	Certificate of Amendment of Certificate of Incorporation of the Company(1)

3.3	Certificate of Designations of Series A Convertible Preferred Stock of the Company

3.4	Bylaws of the Company(1)

Exhibit No.	Description
10.1	Agreement and Plan of Merger and Reorganization, dated July 5, 2006, by and among Sirion Therapeutics, Inc., Sytera, Inc., Sytera II, Inc., Kenneth J. Widder, M.D., as representative of the holders of Sytera, Inc. securities, and Barry Butler, as representative of the holders of Sirion Therapeutics, Inc. securities(2)

10.2	Exclusive License Agreement, dated as of June 30, 2006, by and between Sytera, Inc. and Sytera II, Inc.

10.3	Exclusive License Agreement, dated as of July 5, 2006, by and between Sirion Therapeutics, Inc. and Sytera II, Inc.

10.4	Stock Purchase Agreement, dated as of July 5, 2006, by and between Sirion Therapeutics, Inc. and Sytera II, Inc.

10.5	Agreement for Sale and Purchase of Membership Interests, dated June 2, 2006, by and between Rx Development Resources, LLC and Philippe Boulangeat

10.6	Master Service Agreement, dated July 7, 2006, by and between Rx Development Resources, LLC and FOCUS-ED, LLC

10.7	License Agreement, dated May 1, 2006, Rx Development Resources, LLC and FOCUS-ED, LLC

10.8	Membership Interest Purchase Agreement, dated August 28, 2006, by and between Sirion Therapeutics, Inc., The Butler Partnership, Inc., and Rogellen Partners, Inc.

10.9	Contribution Agreement, dated September 13, 2006, by and among the Company, Sirion Therapeutics, Inc. and the stockholders of Sirion Therapeutics, Inc.

10.10	Series A Preferred Stock Purchase Agreement, dated September 13, 2006, by and among the Company, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd.

10.11	Investors’ Rights Agreement, dated September 13, 2006, by and among the Company, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd., Avalon Ventures VI, L.P., Avalon Ventures VI GP Fund, LLC, Avalon Ventures VII, L.P., PharmaBio Development Inc., The Widder Family Limited Partnership, The Lichter Family Trust, Nathan Mata, Gabe Travis, Barry Butler, Roger Vogel, M.D., Susan K. Benton, Philippe Boulangeat and Randy Milby

10.12	Assignment and Assumption of Lease, dated August 28, 2006, by and among Sirion Therapeutics, Inc. and Rx Development Resources, LLC

10.13	Lease Agreement, dated May 24, 2004, by and between Liberty Property Limited Partnership and Sirion Therapeutics, Inc. (as assignee of Rx Development Resources, LLC)

10.14	Sublease Agreement, dated September 5, 2006, by and between Avanir Pharmaceuticals and Sirion Therapeutics, Inc. for leased premises at 11408 Sorrento Valley Road, San Diego, California 92121

10.15	Form of Amended and Restated Executive Employment Agreements by and between the Company, Sirion Therapeutics, Inc. and their executive officers

10.16	Offer Letter, dated April 25, 2006, from the Sirion Therapeutics, Inc. to Dawn Bennett Johnson

10.17	Offer Letter, dated April 25, 2006, from the Sirion Therapeutics, Inc. to William F. Stringer

10.18	Consulting Agreement, dated as of July 5, 2006, by and between Sirion Therapeutics, Inc. and Philippe Boulangeat

Exhibit No.	Description
10.19	Consulting Agreement, dated July 5, 2006, by and between Sirion Therapeutics, Inc. and Kenneth J. Widder, M.D.

10.20	Consulting Agreement, dated July 5, 2006, by and between Sirion Therapeutics, Inc. and Jay Lichter, Ph.D

10.21	Form of Indemnification Agreements by and between the Company and its executive officers and directors

10.22	Form of Noncompetition and Nonsolicitation Agreement, dated as of July 5, 2006, by and between Sirion Therapeutics, Inc. and certain former stockholders of Sytera, Inc.

10.23	Management Services Agreement, dated December 1, 2004, between Rx Development Resources, LLC and The Butler Partnership, Inc.

10.24	Management Services Agreement, dated December 1, 2004, between Rx Development Resources, LLC and Rogellen Partners, Inc.

10.25	Promissory Note, dated February 7, 2006, issued by the Company to Randy Milby

10.26	Promissory Note, dated June 15, 2006, issued by the Company to Randy Milby

10.27	Termination and Acknowledgement Agreement, dated September 13, 2006, between the Company and Randy Milby

10.28	Loan Agreement, dated February 14, 2006, by and among Sirion Therapeutics, Inc. and PharmaBio Development Inc. (d/b/a NovaQuest)

10.29	First Amendment to Loan Agreement, dated July 5, 2006, by and among Sirion Therapeutics, Inc. and PharmaBio Development Inc. (d/b/a NovaQuest)

10.30	Security Agreement, dated February 14, 2006, by and among Sirion Therapeutics, Inc. and PharmaBio Development Inc. (d/b/a NovaQuest)

10.31	Promissory Note, dated February 14, 2006, issued by Sirion Therapeutics, Inc. to PharmaBio Development Inc. (d/b/a NovaQuest)

10.32	Investors’ Rights Agreement, dated February 14, 2006, by and among Sirion Therapeutics, Inc. and PharmaBio Development Inc. (d/b/a NovaQuest)

10.33	Termination of Loan Documents and Investors’ Rights Agreement, dated September 13, 2006, by and among Sirion Therapeutics, Inc. and PharmaBio Development Inc. (d/b/a NovaQuest)

10.34	Master Laboratory Services Agreement, dated September 1, 2005, by and between Rx Development Resources, LLC and Quintiles Laboratories Limited

10.35	Confirmation of Central Laboratory Services, dated August 26, 2005, by and between Rx Development Resources, LLC and Quintiles Laboratories Limited

10.36	Exclusive License Agreement, dated June 15, 2006, by and between Sirion Therapeutics, Inc. and Laboratorios Sophia S.A. de C.V.(2)

10.37	Exclusive License Agreement, dated April 3, 2006, by and between Sirion Therapeutics, Inc. and Senju Pharmaceutical Co., Ltd.(2)

10.38	Softgel Development and Clinical Supply Agreement, dated October 5, 2005, by and between Sirion Therapeutics, Inc. (as successor to Sytera, Inc.) and Cardinal Health PTS, LLC(2)

10.39	Cardinal Health PTS, LLC Quotation, dated May 23, 2006(2)

10.40	Cardinal Health PTS, LLC Quotation, dated May 23, 2006(2)

Exhibit No.	Description
10.41	Cardinal Health PTS, LLC Quotation, dated September 1, 2006(2)

10.42	Binding Letter of Intent and Term Sheet, dated July 20, 2006, by and between Sirion Therapeutics, Inc. and Plantex USA, Inc.(2)

10.43	Encompass Pharmaceutical Services, Inc. Proposal, dated August 3, 2006(2)

10.44	Encompass Pharmaceutical Services, Inc. Proposal, dated August 7, 2006(2)

10.45	Bio-Concept Laboratories, Inc. Quotation, dated July 24, 2006(2)

(1)	Incorporated by referenced to the Company’s Form 10-SB filed with the Securities and Exchange Commission on March 3, 2006, Commission File No. 000-51834.

(2)	Certain parts of this exhibit have not been disclosed and have been filed separately with the Secretary of the Securities and Exchange Commission, and are subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006	TENBY PHARMA INC.

	By:	/s/ Barry S. Butler
Name: Barry S. Butler
Title: Chief Executive Officer

Sirion Therapeutics, Inc., Sytera, Inc.,
and RX Development Resources, LLC
Combined Financial Statements
As of the Year Ended December 31, 2005 and for the
Years Ended December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm
Board of Directors
Sirion Therapeutics, Inc., Sytera, Inc.,
    and RX Development Resources, LLC
Tampa, Florida
We have audited the accompanying combined balance sheet of Sirion Therapeutics, Inc., Sytera, Inc., and RX Development Resources, LLC (the Company) as of December 31, 2005 and the related combined statements of operations, changes in stockholders’ deficit and members’ interest, and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the management of Sirion Therapeutics, Inc., Sytera, Inc., and RX Development Resources, LLC. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sirion Therapeutics, Inc., Sytera, Inc., and RX Development Resources, LLC as of December 31, 2005 and the combined results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with United States generally accepted accounting principles.
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
August 11, 2006, except for the second paragraph of Note 1 and Notes 2,3,5,7 and 11 for which the date is September 13, 2006.

COMBINED BALANCE SHEETS OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
DECEMBER 31, 2005

2005
Assets
Current assets
Cash and cash equivalents	$311,180
Accounts receivable	57,929
Other current assets	5,975

Total current assets	375,084

Property and equipment, net	365,073

Total assets	$740,157

Liabilities and Stockholders’ Deficit
Liabilities
Current liabilities
Line of credit	$195,000
Accounts payable, accrued liabilities, and other current liabilities (related parties $ 252,262)	1,071,315
Notes payable, current portion	40,812
Customer deposits	314,641

Total current liabilities	1,621,768

Capital lease obligations, net of current portion	8,921
Notes payable, net of current portion (related parties $2,050,000)	2,083,996

Total liabilities	3,714,685

Members’ units subject to mandatory redemption	400,000

Stockholders’ deficit:
Preferred stock	2,426,277
Common stock	2,847
Stock subscription receivable	(2,500)
Additional paid-in-capital — common stock	204,584
Accumulated deficit	(6,005,736)

Total stockholders’ deficit	(3,374,528)

Total liabilities & stockholders’ deficit	$740,157

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF OPERATIONS OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Revenue
Service revenues	$819,872	$291,561
Reimbursable out-of-pocket revenue	579,790	296,706

Total revenue	1,399,662	588,267

Expense
Research and development expenses	2,476,340	886,442
General and administrative expenses	823,331	174,818
Wages and related expenses	712,833	149,505
Reimbursable out-of pocket cost	579,790	296,706
Professional fees	390,986	227,098

Total expense	4,983,280	1,734,569

Loss from operations	(3,583,618)	(1,146,302)

Other income (expense)
Other income:
Other income	—	30,000
Other expense:
Change in redeemable stock	(40,000)	(360,000)
Interest expense	(768,195)	(135,604)

Total other expense	(808,195)	(465,604)

Net loss	(4,391,813)	(1,611,906)

Deemed dividend associated with beneficial conversion feature of convertible preferred stock	(1,286,866)	—

Net loss attributable to common stockholders	$(5,678,679)	$(1,611,906)

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF STOCKHOLDERS’ DEFICIT AND MEMBERS’ INTEREST OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

						Additional
						Paid-in
					Stock	Capital -		Total
	Preferred stock		Common Stock		Subscription	Common	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Stock	Deficit	Deficit
Balance, December 31, 2003	—	$—	—	$—	$—	$—	$(2,017)	$(2,017)

Issuance of common stock	—	—	1,880,000	1,880	—	—	—	1,880

Stock compensation expense	—	—	—	—	—	15,946	—	15,946

Original issue discount on convertible notes payable	—	79,471	—	—	—	—	—	79,471

Beneficial conversion feature on convertible debt	—	79,471	—	—	—		—	79,471

Net loss	—	—	—	—	—	—	(1,611,906)	(1,611,906)

Balance, December 31, 2004	—	158,942	1,880,000	$1,880	—	15,946	(1,613,923)	(1,437,155)

Issuance of common stock	—	—	967,400	967	(2,500)	9,900	—	8,367

Stock compensation expense	—	—	—	—	—	178,738	—	178,738

Original issue discount on convertible notes payable	—	95,771	—	—	—	—	—	95,771

Beneficial conversion feature on convertible notes	—	95,771	—	—	—	—	—	95,771

Notes and warrants converted to preferred stock	2,183,333	1,650,000	—	—	—	—	—	1,650,000

Issuance of additional warrants on convertible notes	—	425,793	—	—	—	—	—	425,793

Net loss	—	—	—	—	—	—	(4,391,813)	(4,391,813)

Balance, December 31, 2005	2,183,333	$2,426,277	2,847,400	$2,847	$(2,500)	$204,584	$(6,005,736)	$(3,374,528)

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF CASH FLOW OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Operating activities
Net loss	$(4,391,813)	$(1,611,906)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	118,138	35,246
Bad debt expense	15,043	—
Change in valuation of redeemable stock	40,000	360,000
Interest expense on beneficial conversion feature of convertible debt	95,771	79,471
Warrants converted to preferred stock	425,793	—
Amortization of discount on notes payable	145,732	29,470
Stock compensation expense	178,738	15,946
(Increase) decrease in:
Accounts receivable	20,417	(93,389)
Other current assets	28,690	(34,665)
Increase (decrease) in:
Accounts payable and other accrued liabilities	853,960	215,338
Customer deposits	214,821	99,820

Total adjustments	2,137,103	707,237

Net cash used by operating activities	(2,254,710)	(904,669)

Investing activities
Purchase of property, plant, and equipment	(187,565)	(315,734)

Net cash used by investing activities	(187,565)	(315,734)

Financing activities
Proceeds from the issuance of common stock	8,367	1,880
Proceeds from notes payable	2,500,000	1,329,300
Payments on notes payable	(40,852)	(13,600)
Principal payments under capital lease obligations	(6,237)	—
Net borrowings on line of credit	195,000	—

Net cash provided by financing activities	2,656,278	1,317,580

Net increase in cash	214,003	97,177

Cash, beginning of year	97,177	—

Cash, end of year	$311,180	$97,177

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF CASH FLOW OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Supplemental disclosures of cash flow information and noncash investing and financing activities:

Cash paid during the year for interest	$24,719	$2,646

     During the year ended December 31, 2005, Sytera converted $1,650,000 of bridge notes to preferred stock.
     During the years ended December 31, 2005 and 2004, valuation of detachable warrants and beneficial conversion features of $191,542 and
     $158,942, respectively, were recorded to Preferred Stock.
     During the year ended December 31, 2005, Sytera recorded warrants through a cashless exercise for 533,333 shares of series A preferred stock.
     During the year ended December 31, 2005, Sytera recorded $425,793 to Preferred Stock for the value of additional warrants issued with the convertible notes.
     During the year ended December 31, 2005, the Company purchased $15,158 of equipment under a capital lease.
The accompanying notes are an integral part of the combined financial statements.

SIRION THERAPEUTICS, INC., SYTERA, INC. AND RX DEVELOPMENT RESOURCES, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:
NATURE OF BUSINESS
The financial statements presented herein are the combined statements of Rx Development Resources, LLC (“RXDR”), which was formed in the state of Florida on November 25, 2003, a contract services business that provides contract services for ophthalmic pharmaceutical and medical device companies; Sirion Therapeutics, Inc. (“Sirion”), which was incorporated on November 1, 2005 in the state of North Carolina, a biopharmaceutical business focused on the in-license, development and commercialization of ophthalmic pharmaceutical products and medical devices; and Sytera, Inc. (“Sytera”), which was incorporated on May 14, 2004 in the state of Delaware, a biotechnology business engaged in basic research related to back of the eye diseases. On July 5, 2006, Sirion and Sytera consummated a statutory merger pursuant to which the separate existence of Sytera ceased and Sirion continued as the surviving corporation. Thereafter, on August 28, 2006, Sirion acquired all of the membership interests of RXDR and RXDR became a wholly-owned subsidiary of Sirion. Sirion, after taking into account the merger with Sytera and the acquisition of RXDR, is referred to herein as the Company.
The Company and its stockholders completed a contribution transaction with Tenby Pharma Inc. (“Tenby”), a public shell company incorporated in the state of Delaware on January 3, 2006, on September 13, 2006. Pursuant to the contribution transaction, the Company’s stockholders exchanged all of the issued and outstanding capital stock of the Company for newly issued shares of Tenby. As a result of the contribution transaction, the Company’s stockholders acquired control of Tenby and the Company became a wholly-owned subsidiary of Tenby. These statements have been prepared according to requirements for this type of transaction.
PRINCIPLES OF COMBINATION AND ORGANIZATION
In connection with the contribution transaction between the Company and Tenby, the financial statements of RXDR, Sirion and Sytera have been combined to present the financial results of all businesses as if they had been combined from the beginning of the period presented. All inter-company accounts and transactions have been eliminated in combination.
FAIR VALUE OF FINANCIAL INSTRUMENTS
The respective carrying value of certain balance sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts receivable, accounts payable, amounts outstanding under credit facilities, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature or receivable or payable on demand.
CASH AND CASH EQUIVALENTS
Cash and cash equivalents consist of demand deposits and money market funds held with a financial institution, with an initial maturity of three months or less. The Company maintains its demand deposits with certain financial institutions. From time-to-time the balance of one account may exceed the maximum U.S. federally insured amount. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.
ACCOUNTS RECEIVABLE
Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All accounts receivable are expected to be collected within one year. The Company maintains an allowance for doubtful accounts receivable based on historical evidence of accounts receivable collections and specific identification of accounts receivable that might cause collection problems. The Company has reviewed the accounts receivable balance at December 31, 2005 and has determined that no allowance is required. The Company does not accrue interest on past due accounts receivable.
LONG-LIVED ASSETS
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed over estimated useful lives of three to ten years using the straight-line method or an accelerated method. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the remaining term of the underlying lease. Repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and the related accumulated depreciation are relieved and any gains or losses are reflected in the Combined Statements of Operations.
In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. The Company did not recognize any impairment loss for the years ended December 31, 2005 nor December 31, 2004.
CUSTOMER DEPOSITS
The Company may collect payments for services and reimbursable out-of-pocket costs in advance of the services being performed, or the costs being incurred. These advance payments are deemed customer deposits and are reflected as a liability on the Company’s balance sheet. Generally, customer deposits are non-refundable, however, in certain circumstances the Company may refund these advances.
REDEEMABLE MEMBERSHIP UNITS
As of December 31, 2005, RXDR’s members maintained a put right which allowed the holder to provide written notice to RXDR and the other member and thereby require RXDR to purchase all of the units owned by such member (6,000 Class A units at December 31, 2005) at a purchase price equal to the departing member’s units multiplied by a predetermined value as agreed upon by the Managing Members from time to time. These units are reflected as Members’ units subject to mandatory redemption in the accompanying combined balance sheet.

REVENUE RECOGNITION
In 2005 and 2004, RXDR, the Contract Services business, was the only entity which generated revenue. The Contract Services business has two types of revenue – fees for services rendered and reimbursable out-of-pocket revenue.
Revenue from fees for services is generated through service contracts which are generally fixed price, with some variable components, and range in duration from a few months to several years. A contract typically requires a portion of the contract fee to be paid at the time the contract is entered into, and the balance is received in installments over the contract’s duration, in some cases on a milestone-achievement basis. Service revenues from contracts are generally recognized on a straight line basis over the life of the contract which generally coincides with the effort expended. The Company also performs work under time-and-materials contracts, recognizing revenue as hours are worked based on the hourly billing rates for each contract.
The Company incurs costs, in excess of contract amounts, which are reimbursable by its customers. Emerging Issues Task Force (EITF) 01-14, “Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred”, requires the Company to include amounts paid to investigators and other out-of-pocket costs as reimbursable out-of-pocket revenues and reimbursable out-of-pocket costs.
CONCENTRATION OF BUSINESS AND CREDIT RISK
Accounts receivable represent amounts due from customers that are concentrated mainly in the biopharmaceutical industry. The concentration of credit risk is subject to the financial and industry conditions of the Company’s customers. The Company does not require collateral or other securities to support customer receivables. The Company monitors the creditworthiness of its customers.
Revenues from the Company’s top three customers accounted for approximately 79% and 94% of net service revenues in 2005 and 2004, respectively. Net service revenues from Customer A accounted for approximately 45% of the total net service revenues in both 2005 and 2004. Additionally, Customer B accounted for 18% and 49% of total net service revenues in 2005 and 2004, respectively, and Customer C accounted for 16% of the total 2005 net service revenues. No other customer accounted for more than 10% of the Company’s net service revenues in either 2005 or 2004. The Company’s net service revenues from these customers are derived from numerous projects that vary in size, duration and therapeutic indication.
At December 31, 2005, the Company’s accounts receivable were highly concentrated with three customers accounting for the entire balance. The customers’ balances ranged from 28% to 42% of total receivables.
At December 31, 2005, the Company’s customer deposits were highly concentrated with four customers representing the entire balance. Their balances ranged from 13% to 45% of total customer deposits.
OPERATING EXPENSES
Research and development expenses represent costs specific to our drug research and discovery efforts. Wages and related expenses consist of compensation and related fringe benefits for project-related associates. General and administrative (G&A) expenses consist of management fees paid to the managing members of RXDR, costs related to facilities, information systems, and depreciation expense recorded on a straight line method or accelerated method, and other costs. Professional fees represent legal fees and related expenses.
Amortization expense represents the amortization of debt discount associated with the convertible debentures.
NET LOSS PER SHARE DATA
Due to the varying equity structures of the entities being combined, per share data is not presented except on a pro forma basis.
INCOME TAXES
Taxes on income are provided in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the combined financial statements. Deferred tax assets and liabilities are determined based on the differences between the book values and the tax basis of particular assets and liabilities in addition to the tax effects of net operating loss and capital loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized as income or expense in the period that included the enactment date. A valuation allowance is provided to offset the net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. During the year ended December 31, 2005, the Company elected to record a 100% deferred tax asset valuation allowance related to its results of operations in 2005. This decision was based upon the Company’s historical lack of profitability.
RXDR was treated as a partnership for income tax purposes. As a result, the partners are personally taxed on their distributive share of income, whether or not that income is actually distributed. Sirion and Sytera are C-corporations and as such a provision is made for the estimated tax liability at the then current taxation rates for the Companies in their respective tax jurisdictions.
STOCK-BASED COMPENSATION
The Company follows SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), which establishes a fair value based method of accounting for stock-based employee compensation plans. However, the Company has elected to account for its employee stock compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, with pro forma disclosures of net earnings and earnings per share as if the fair value based method of accounting defined in SFAS 123 had been applied.
During fiscal years 2005 and 2004, Sytera issued common stock options to employees and directors to purchase 20,000 and 108,750 shares of its common stock, respectively, at an exercise price of $0.001. All common stock options were issued below market value (as determined in accordance with the guidelines promulgated by the American Institute of Certified Public Accountants), and accordingly, the Company recorded compensation expense of approximately $10,500 and $2,000 based on the intrinsic value of stock options for the periods ended December 31, 2005 and 2004, respectively.
The Company also issued restricted common stock to its employees and non-employees who provided services to the Company at a share price less than the fair market value (as determined in accordance with the guidelines promulgated by the American Institute of Certified Public Accountants) of the stock at the time of issuance. The Company accounts for these transactions as stock compensation expense over the period in which the services are rendered.

EVALUATION OF BENEFICIAL CONVERSION FEATURE IN DEBENTURES
In accordance with Emerging Issues Task Force (“EITF”) Issue 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Rights”, as amended by EITF 00-27, the Company must evaluate the potential effect of any beneficial conversion in terms related to convertible instruments such as convertible debt or convertible preferred stock. Valuation of the benefit is determined based upon various factors including the valuation of equity instruments, such as warrants that may have been issued with convertible instruments, conversion terms, and the value of the instruments to which the convertible instrument is convertible, etc. Accordingly, the ultimate value of the beneficial feature is considered an estimate due to the partially subjective nature of the valuation techniques.
USE OF ESTIMATES
The preparation of Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews its estimates, including but not limited to, recoverability of long-lived assets, recoverability of prepaid expenses, and allowance for doubtful accounts, on a regular basis and makes adjustments based on historical experiences and existing and expected future conditions. These evaluations are performed and adjustments are made as information is available. Management believes that these estimates are reasonable, however, actual results could differ from these estimates.
NEW ACCOUNTING PRONOUNCEMENTS
In May 2005, the Financial Accounting Standards Board (the FASB) issued FASB Statement No. 154, “Accounting Changes and Error Corrections” which replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement 3 “Reporting Accounting Changes in Interim Financial Statements.” This statement changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instances that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to prior periods’ financial statements, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. The provisions of FASB Statement 154 are effective for accounting changes and corrections of error made in fiscal years beginning after December 15, 2005. The application of SFAS-154 does not appear to have any impact on earnings and financial position.
In December 2004, the FASB issued Statement No. 153, “Exchanges of Non-monetary Assets”, an amendment of APB Opinion No. 29, “Accounting for Non-monetary Transactions” is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. The Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The application of SFAS 153 does not appear to have any impact on earnings and financial position.
In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (SFAS 123(R)). SFAS 123(R) requires that compensation costs related to share-based payment transactions be recognized in the financial statements. The cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a range of share-based compensation arrangements, including share options, restricted stock plans, performance-based awards, share appreciation rights, and employee stock purchase plans. SFAS 123(R) replaces FAS Statement 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. In April 2005, the Securities and Exchange Commission announced the adoption of a new rule that amends the effective date of SFAS 123(R). The effective date of the new standard under these new rules for the Company’s Consolidated Financial Statements is January 1, 2006. The application of SFAS 123R) does not appear to have any impact on earnings and financial position.
2. GOING CONCERN
The Company has incurred substantial losses since inception and, as of December 31, 2005, has used approximately $3,160,000 in cash for operations. The Company recorded losses of $4,391,813 and $1,611,906 in 2005 and 2004, respectively. Current liabilities exceeded current assets by approximately $1,246,000 at December 31, 2005. As more fully explained in Note 11, on September 13, 2006, the Company and its stockholders completed a contribution transaction with Tenby and subsequently will receive a cash investment of $25,000,000.
3. PROPERTY AND EQUIPMENT, NET:
Property and equipment, net consists of the following at December 31, 2005:

Computer equipment	$33,386
Furniture and fixtures	18,387
Lab equipment	405,414
Leasehold improvements	10,576
Office equipment	29,836
Software	20,858

518,457

Less accumulated depreciation	(153,384)

Property and equipment, net	$365,073

Depreciation expense for the years ended December 31, 2005 and 2004 was $118,138 and $35,246, respectively.

Substantially all of the equipment was pledged as collateral on the line of credit or loan. On September 1, 2006, the Company paid off and canceled the line of credit, and paid off the loan.
4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:
Accounts payable and accrued expenses consist of the following:

Accounts payable	$684,430
Management fees	124,700
Payroll	28,451
Interest	127,868
Current portion of capital leases and related party transactions	9,915
Other accrued liabilities	95,951

$1,071,315

5. DEBT:
Line of Credit and Loan
RXDR had a revolving line of credit with a commercial bank (the Line) providing for maximum borrowings of $200,000. Interest was payable monthly at the bank’s prime rate, plus 1% (8.25% as of December 31, 2005). Any outstanding amounts of principal were due upon demand. The Line was collateralized by inventory, accounts receivable, equipment and general intangibles. As of December 31, 2005, there was $195,000 of outstanding borrowings on the Line. On September 1, 2006, the balance was paid in full and the line of credit was cancelled.
Sytera had a line of credit with a commercial bank providing for maximum borrowings of $130,000 through December 31, 2004. As of 12/31/04 the line of credit was converted to a fixed term loan. Thirty-six monthly principal payments of approximately $3,600 plus interest accrued, at the prime interest rate, plus 1% (8.25% as of December 31, 2005), were required. The loan was collateralized by all equipment, furniture and fixtures, inventory and general intangibles. As of December 31, 2005, there was $74,848 of outstanding borrowings on the loan. Subsequent to December 31, 2005, the loan was paid in full.
Secured Convertible Promissory Notes, Related Beneficial Conversions, Warrant Valuations, and Amortization
2004 Convertible Debt – Related Party
On May 26, 2004, Sytera entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with stockholders, under which the stockholders could purchase up to an aggregate of $1,600,000 in principal amount of secured convertible promissory notes (the “Notes”) from Sytera. The Notes bear simple interest on the outstanding principal amount at the rate of 6% per annum, have warrants with coverage equal to forty percent (40%) of the amount due under the Notes and are due and payable March 30, 2005. The Notes plus any accrued and unpaid interest are convertible into shares of Sytera’s Series A convertible preferred stock at a rate of $1.00 per share. The first, second and third amendments to the Note and Warrant Purchase Agreement, dated October 31, 2004, March 30, 2005 and May 28, 2005, made certain technical changes in the agreement and extended the final maturity dates of the Notes to September 30, 2005.

On December 28, 2004 Sytera entered into a Second Note and Warrant Purchase Agreement (the “2nd Purchase Agreement”) with stockholders, under which they could purchase up to an aggregate of $600,000 in principal amount of secured convertible promissory notes (the “2nd Notes”) from Sytera. The 2nd Notes bear simple interest on the outstanding principal amount at the rate of 6% per annum, have warrants with coverage equal to forty percent (40%) of the amount due under the 2nd Notes and are due and payable June 30, 2005. The Notes plus any accrued and unpaid interest are convertible into shares of Sytera’s Series A convertible preferred stock at a rate of $1.00 per share.
For the year ended December 31, 2004, proceeds from the issuance of $1,050,000 in Notes and $150,000 in 2nd Notes for a total of $1,200,000. The value of the warrants (“2004 warrants”) was allocated on a relative fair value basis between the Notes and 2nd Notes and 2004 warrants. Sytera issued the note holders a total 2004 warrants to purchase 480,000 shares of Series A convertible preferred stock at an exercise price of $1.00 per share (the determined fair market value of the Series A preferred stock). The 2004 warrants expire on the fifth anniversary of the date of issuance. The total value allocated to the 2004 warrants based on the date of each grant was $79,471 for the year ended December 31, 2004, and was recorded as an original issue discount on convertible notes payable. This discount is amortized over the term of the debt. The fair value of the 2004 warrants was determined using the Black-Scholes option pricing model based on the assumptions presented in the table following 2005 Convertible Debt below.
2005 Convertible Debt – Related Party
On March 25, 2005, Sytera entered into a Third Note and Warrant Purchase Agreement (the “3rd Purchase Agreement”) with stockholders, under which they could purchase up to an aggregate of $2,050,000 in principal amount of secured convertible promissory notes (the “3rd Notes”) from Sytera. The 3rd Notes bear simple interest on the outstanding principal amount at the rate of 6% per annum, have warrants with coverage equal to twenty percent (20%) of the amount due under the 3rd Notes and are due and payable various dates from September 30, 2005 to May 31, 2006. The 3rd Notes plus any accrued and unpaid interest are convertible into shares of Sytera’s Series B convertible preferred stock at a rate of $2.25 per share.
For the year ended December 31, 2005, Sytera issued $450,000 in 2nd Notes and $2,050,000 in 3rd Notes and was allocated between the 2nd Notes and 3rd Notes and accompanying warrants on a relative fair value basis. In connection with the issuance of the 2nd Notes, Sytera issued stockholders warrants (“2005 warrants”) to purchase 180,000 shares of Series A convertible preferred stock at an exercise price of $1.00 per share (the determined fair market value of the Series A preferred stock). In July 2005, 300,000 additional warrants were issued to the holders of three of the outstanding notes. The issue of these additional warrants was as a result of a realized contingency provided for in the original agreement. The additional expense of these warrants of $425,793 was amortized over the remaining term of the debt. In connection with the issuance of the 3rd Notes, Sytera issued stockholders warrants (“Series B warrants”) to purchase 182,222 share of Series B convertible preferred stock at an exercise price of $2.25 per share (the determined fair market value of the Series B preferred stock). The 2005 warrants and Series B warrants expire on the fifth anniversary of the date of issuance. The total value allocated to the 2005 warrants and Series B warrants based on the date of each grant was $95,771 for the year ended December 31, 2005, and is being amortized as interest expense over the term of the debt. As of December 31, 2005, the balance of the convertible notes was $2,050,000 net of the fully amortized discount.

The total value allocated to the 2005 warrants and Series B warrants and 2004 warrants based on the date of each grant was $95,771 and $79,471 and for the years ended December 31, 2005 and 2004, respectively. The fair value of the 2005 warrants, Series B warrants and 2004 warrants was determined using the Black-Scholes option pricing model based on the following assumptions:

	2005	2004
Risk-free interest rate	3.71% - 4.45%	3.35% - 3.93%
Contractual life	5 years	5 years
Fair market value of Series A preferred stock	$1.00	$1.00
Fair market value of Series B preferred stock	$2.25
Exercise price of 2004 warrants and 2005 warrants	$1.00	$1.00
Exercise price of Series B warrants	$2.25
Expected volatility	0%	0%
Dividend yield	0%	0%
The values of the 2005 warrants, Series B warrants and 2004 warrants were recorded as a deferred debt discount against the total proceeds of the 3rd Notes, 2nd Notes and Notes, respectively, for the years ended December 31, 2005 and 2004 and is being amortized over the terms of each of the notes. Amortization of deferred debt discount recorded as non-cash interest expense for the years ended December 31, 2005 and 2004 was $145,732 and $29,470, respectively.
In accordance with EITF 98-5, as amended by EITF 00-27, because the Notes, 2nd Notes and 3rd Notes were sold at an effective conversion price less than the fair market value of the underlying components of the security, a beneficial conversion to the holders of the debt occurred. Accordingly, Sytera recorded discounts to the principal of the Notes, 2nd Notes & 3rd Notes and a corresponding amount to additional paid in capital. The recorded discounts resulting from the beneficial conversion is recognized as non-cash interest expense over the term of the debt. Since the Notes, 2nd Notes and 3rd Notes were convertible at the option of the note holders at any time following issuance, the discount of $95,771 and $79,471 was recorded as non-cash interest expense for the years ended December 31, 2005 and 2004, respectively.
The following table reflects the outstanding warrants associated with the convertible debt at the end of each period:

	Warrants		Weighted
	Convertible to	Range of	Average Exercise
	Preferred Stock	Exercise Prices	Price per Share
Outstanding at December 31, 2003	—	—	—
Issued	480,000	$1.00	$1.00
Exercised	—	—	—
Expired	—	—	—

Outstanding at December 31, 2004	480,000		$1.00
Issued	662,222	$1.00 - $2.25	$1.34
Exercised	(960,000)	$1.00	$1.00
Expired	—	—	—

Outstanding at December 31, 2005	182,222	$2.25	$2.25

Warrants Outstanding and Exercisable

				Weighted
				Average
				Remaining
			Weighted	Contractual
	Range of	Number	Average Exercise	Life (in
	Exercise Prices	Outstanding	Price per Share	Years)
December 31, 2004	$1.00	480,000	$1.00	4.65

December 31, 2005	$2.25	182,222	$2.25	4.59
As of December 31, 2005 and 2004, the weighted average grant date fair value for warrants issued was $0.79 and $0.17, respectively.
In July 2005, the note holders converted $1,650,000 of debt to 1,650,000 shares of convertible Series A preferred stock, and exercised 960,000 warrants through a cashless exercise, receiving 533,333 shares of convertible Series A preferred stock.
Required payments
The Company was required to make principal payments on the line of credit, notes payable, and convertible debt of $2,285,812 in 2006, and $33,996 in 2007. On September 1, 2006, the Company paid off and canceled the line of credit, and paid off the loan balance in full. Due to the subsequent conversion of the notes to Sytera Series B preferred stock, $2,050,000 of debt is treated as a long term obligation in the accompanying balance sheet.
6. STOCK OPTION AND STOCK INCENTIVE PLAN:
In September 2004, the Sytera Board of Directors adopted the Sytera, Inc. Equity Incentive Plan (the “2004 Plan”), as amended in December 2004. The 2004 Plan provides for the issuance of incentive stock options, non-statutory stock options, restricted stock awards and stock bonuses to selected employees, consultants and directors on the terms and conditions set forth in the 2004 Plan.
The 2004 Plan is administered by the Board of Directors and authorizes the grant of options for 820,000 shares. The Board of Directors determines the individual employees and consultants who participate under the 2004 Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.
During fiscal years 2005 and 2004, Sytera issued options to employees to purchase 20,000 and 108,750 shares of its common stock, respectively, at an exercise price of $0.001. All options granted during the period begin vesting after one year, vest on a monthly basis thereafter over a four year vesting period and have a term of ten years. As of December 31, 2005 and 2004 respectively, 711,250 and 691,250 options were available to be issued under the 2004 Plan.
A summary of changes in common stock options during 2005 and 2004 follows:

Weighted
		Average	Exercisable and
		Remaining	Non-Exercisable		Weighted
		Contractual	Weighted		Average Grant
	Number of	Life for the	Average	Exercisable	Fair Date
	Shares	Options	Exercise Price	Shares	Value

Outstanding at December 31, 2003	—	—	—	—	—
Granted	108,750	—	0.001	1,823	$0.34
Forfeited	—	—	—	—	—
Cancelled	—	—	—	—	—

Outstanding at December 31, 2004	108,750	9.77	0.001	1,823
Granted	20,000	—	0.001	34,999	$0.70
Forfeited	—	—	—	—	—
Cancelled	—	—	—	—	—

Outstanding at December 31, 2005	128,750	8.91	0.001	36,822

Subsequent to the Sirion and Sytera merger, the 2004 Plan was terminated.
Sytera has issued restricted and unrestricted common stock to employees and non-employees in exchange for past and future services. Generally, the restricted stock begins vesting after one year, and vests on a monthly basis thereafter over periods of twenty-four to forty-eight months. The restricted shares are shown as outstanding as the stockholder has all the right and privileges of a stockholder except for the ability to sell the shares prior to their vesting.
Sytera issued 867,400 and 1,430,000 shares of restricted common stock during fiscal years 2005 and 2004, respectively, at a share price less than the fair market value (as determined in accordance with the guidelines promulgated by the American Institute of Certified Public Accountants) of the stock. The Company accounted for these transactions as stock compensation expense of approximately $170,000 in 2005, and approximately $15,000 in 2004. The Company also issued 450,000 shares of unrestricted common stock for proceeds equal to the fair value of the stock.
7. COMMITMENTS AND CONTINGENCIES:
Operating Leases
The Company leases two commercial properties. The Company’s principal executive offices are located at 3110 Cherry Palm Drive, Suite 340, Tampa, Florida 33619. These offices occupy approximately 9315 square feet, and monthly base rent is $6,986. In addition to housing our executive offices, this facility is used in connection with our Specialty Pharmaceutical and Contract Services line of business. This lease expires on September 30, 2010.
The Company also leases equipment and space for the research operations on a month to month basis. The total base rent expense for all operating leases amounted to $254,377 and $107,901 in 2005 and 2004, respectively.
In March 2006, the Company amended the lease for the Tampa, Florida lease, adding an additional 6,685 square feet, and extending the expiration date to April 2011. The monthly base rent increased by approximately $5,000 per month pursuant to this amendment.
The approximate future minimum aggregate rental payments under these operating leases as of December 31, 2005 are as follows:

2006	$124,000
2007	148,000
2008	153,000
2009	157,000
2010	161,000
Thereafter	54,000

$797,000

On September 1, 2006, the Company entered into a three year lease agreement for a commercial property in San Diego, California.
Other Obligations
Certain consulting contracts require the Company to make monthly payments of approximately $22,900 for as long as the consultants’ services are provided.
8. INCOME TAXES:
The Company records deferred tax assets and liabilities based on temporary differences between the financial statement and tax bases of assets and liabilities and for tax benefit carry forwards using enacted tax rates in effect in the year in which the differences are expected to reverse. Management provides a valuation allowance against deferred tax assets for amounts which are not considered likely to be realized.
Since the Company was operated under two forms of ownership, RXDR as an LLC, and Sirion and Sytera as C-corporations, these footnotes have been segregated by the underlying entity. However, the RXDR information and tables have been calculated as if RXDR were a C-corporation for income tax purposes. Sirion had no operating activity in 2004 and 2005, and therefore has no tax implications in those years. There is no current or deferred income tax expense or benefit allocated to continuing operations for the years ended December 31, 2005 and 2004.
At December 31, 2005, if RXDR had been taxed as a C Corporation instead of a partnership, RXDR would have federal and state tax net operating loss carryforwards of approximately $645,823 and $645,823, respectively. If unused the federal and state tax loss carryforwards would expire in 2025. At December 31, 2004, if RXDR had been taxed as a C-Corporation instead of a partnership, RXDR would have federal and state tax net operating loss carryforwards of approximately $12,326 and $12,326, respectively. If unused the federal and state tax loss carryforwards would expire in 2024.
Significant components of RXDR’s pro forma deferred tax assets as of December 31, 2005 and 2004 are shown below. Valuation allowances of $243,023 and $4,638 for December 31, 2005 and 2004, respectively, have been recognized as realization of such assets is uncertain.

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$243,023	$4,638

Valuation allowance	(243,023)	(4,638)

Net deferred taxes	$—	$—

Pro forma income tax expense for RXDR differs from the amounts computed by applying the effective income tax rate to pretax income as a result of approximately the following:

	2005	2004
Computed “expected” tax expense (benefit)	$(228,989)	$(124,211)
Income (reduction) in income taxes resulting from:
State income taxes (benefit)	(22,996)	(447)
Permanent difference	13,600	120,020
Change in valuation allowance	238,385	4,638

Income tax expense	$—	$—

At December 31, 2005, Sytera had federal and state tax net operating loss carryforwards of approximately $4,673,000 and $4,716,000, respectively. If unused, the federal tax loss carryforward will expire through 2025, unless previously utilized. The state tax loss carryforward will expire in 2015, unless previously utilized. The Company also has federal and state research and development tax credit carryforwards of approximately $115,000 and $86,000, respectively. The federal tax credit carryforward will expire through 2025, unless previously utilized. The California tax credit carryforward can be carried over until the credit has been fully utilized.
At December 31, 2004, the Company has federal and state tax net operating loss carryforwards of approximately $1,169,000 and $1,185,000, respectively. The federal tax loss carryforward will expire in 2024, unless previously utilized. The state tax loss carryforward will expire in 2014, unless previously utilized. The Company also has federal and state research and development tax credit carryforwards of approximately $37,000 and $28,000, respectively. The federal tax credit carryforward will expire in 2024, unless previously utilized. The California tax credit carryforward can be carried over until the credit has been fully utilized.
Pursuant to Internal Revenue Service Code Sections 382 and 383, use of Sytera’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.
Significant components of Sytera’s deferred tax assets are shown below as of December 31, 2005 and 2004. Valuation allowances of $2,076,000 and $516,000 for December 31, 2005 and 2004, respectively, have been recognized as realization of such assets is uncertain.

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$1,906,000	$477,000
Research and development credits	170,000	55,000
Accrued expenses	—	4,000

Total deferred tax assets	2,076,000	536,000

Valuation allowance	(2,076,000)	(516,000)

Net deferred tax assets	—	20,000

Discount on conversion of debt to equity	—	(20,000)

Net deferred taxes	$—	$—

Income tax expense for Sytera differs from the amounts computed by applying the effective income tax rate to pretax income as a result of approximately the following:

	2005	2004
Computed “expected” tax expense (benefit)	$(1,301,400)	$(436,300)
Income (reduction) in income taxes resulting from:
State income taxes (benefit)	(213,100)	(71,600)
Permanent difference	400	400
Research and development credit	(84,600)	(40,900)
Change in valuation allowance	1,598,700	548,400

Income tax expense	$—	$—

9. EQUITY:
The following reflect the separate components of equity of the Companies:

Sirion Therapeutics, Inc.
Common stock; $.001 par value; 1,000,000 shares authorized; 100,000 shares issued and outstanding	$100
Stock subscriptions receivable	(2,500)
Additional paid in capital	9,900

$7,500

Sytera, Inc.
Convertible preferred stock; $.001 par value; 3,000,000 Series A shares and 2,000,000 Series B Shares authorized; 2,183,333 Series A shares issued, and outstanding	$2,426,277
Common stock; $.001 par value; 15,000,000 shares authorized; 2,747,400 issued, and outstanding	2,747
Additional paid in capital	194,684
Accumulated deficit	(4,964,896)

$(2,341,188)

RX Development Resources, LLC
Members interest; Class A and Class B interest authorized 6,000 Class A units issued, and outstanding	$—
Accumulated deficit	(1,040,840)

$(1,040,840)

Convertible Preferred stock and convertible features
Sytera issued a series of convertible promissory notes in 2004 and 2005 totaling $1,650,000. The Notes plus any accrued and unpaid interest are convertible into shares of Sytera’s Series A convertible preferred stock at a rate of $1.00 per share and have warrants with coverage equal to forty percent (40%), subject to an increase to ninety percent (90%) on $600,000 of the notes, based on a contingency. In July 2005, the contingency was realized, the outstanding notes were converted, and 960,000 warrants were cashless exercised for 533,333 shares, resulting in the issuance of a total of 2,183,333 shares of Series A preferred stock, which was outstanding at December 31, 2005. The Series A preferred stock is convertible to common stock at $.53 per share at any time at the option of the holder.
The Series A preferred stock has a number of preferential rights, including: the right to receive non-cumulative cash dividends before common shares; voting rights equal to common share holders; special voting rights providing that as long as at least 200,000 shares of Series A are outstanding, the Series A holders have special voting rights over the common share holders regarding mergers and consolidations, redemption of shares or securities of the Company, any voluntary dissolution of the Company, any increase in debt over $100,000, and any increase or decrease in authorized Preferred Stock; and liquidation preference over common share holders, but subordinate to Series B holders.

In 2005, Sytera issued a series of convertible promissory notes. The Notes plus any accrued and unpaid interest are convertible into shares of Sytera’s Series B convertible preferred stock at a rate of $2.25 per share and have warrants with coverage equal to approximately nine percent (9%). The Series B preferred stock is convertible to common stock at $2.15 per share. The conversions can occur at any time at the option of the holder.
The Series B preferred stock has a number of preferential rights, including: the right to receive non-cumulative cash dividends before common shares; preference before the Series A and common share holders in the event of any special dividend as defined in the articles of incorporation; voting rights equal to common share holders; special voting rights providing that as long as at least 200,000 shares of Series B are outstanding, the Series B holders have special voting rights over the common share holders regarding mergers and consolidations, redemption of shares or securities of the Company, any voluntary dissolution of the Company, any increase in debt over $100,000, and any increase or decrease in authorized Preferred Stock; and liquidation preference over Series A and common share holders.
Holders of the preferred stock are entitled to receive non-cumulative cash dividends out of funds that are legally available therefore at the rate of 6% per annum of the applicable Series A original purchase price of $1.00, or the Series B original purchase price of $2.25. Other special dividends apply to both Series A and Series B preferred stock associated with the occurrence of certain events. To date, no dividends have been paid.
The beneficial conversion feature of the Sytera Series A preferred stock results in an implied dividend of $1,286,866 as defined by EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Features”.
10. RELATED PARTY TRANSACTIONS:
RXDR incurred management fee expense payable to the managing members of the LLC in the amount of $521,980 and $17,120, in 2005 and 2004, respectively.
During 2005, RXDR was advanced approximately $40,000 from an affiliated entity, of which approximately $35,000 was repaid. As of December 31, 2005, the balance owed was approximately $5,000.
For the years ended December 31, 2005 and 2004, respectively, Sytera had interest expense of $100,898 and $26,663, and a related payable at December 31, 2005 of $127,561, related to the convertible notes payable.
11. SUBSEQUENT EVENTS:
In February 2006, Sytera issued $100,000 in notes, and in March 2006 $400,000 in notes and accompanying warrants with coverage of approximately 9%, which was allocated between the notes and accompanying warrants on a relative fair value basis. The notes are short term in nature, and bear interest at a rate of 6% per annum. The proceeds from the issuance of the notes were used to cover working capital needs. In connection with the issuance of the notes, Sytera issued warrants (“2006 Series B warrants”) to purchase 44,444 shares of Series B convertible preferred stock at an exercise price of $2.25 per share (the determined fair market value of the Series B preferred stock). The 2006 Series B warrants expire on the fifth anniversary of the date of issuance. The total value allocated to the 2006 Series B warrants based on the date of each grant was $20,903 for the period ended June 30, 2006. In accordance with EITF 98-5, as amended by EITF 00-27, because the notes were sold at an effective conversion price less than the fair market value of the underlying components of the security, a beneficial conversion to the holders of the debt occurred. Accordingly, Sytera recorded discounts to the principal of the notes and a corresponding amount to additional paid in capital. The recorded discounts resulting from the beneficial conversion is recognized as non-cash interest expense over the term of the debt.
In April 2006, Sirion developed a line of business pertaining to continuing medical education services, referred to as Focus Ed. In June of 2006, Sirion sold this business and recognized gain on the sale of the business of $105,000. During 2006, Sirion had net operating revenue of $7,500 from this line of business.
In April 2006, Sirion acquired the U.S. rights to market a drug through an exclusive license agreement. The agreement provided for a cash payment of $1,000,000 upon execution and other future contingent consideration based on specific milestone accomplishments. The initial cash payment is recorded as an intangible asset. Any future contingent payments made will be recorded as an identifiable intangible asset or expense, dependent upon the nature of the payment.
In June 2006, Sirion entered into an agreement to develop and market a drug in the U.S. The agreement provides for future contingent consideration based on specific milestone accomplishments. Any future contingent payments made will be recorded as an identifiable intangible asset or expense, dependent upon the nature of the payment.
If we fail to meet performance milestones relating to the timing of regulatory filings or fail to pay the minimum annual payments under our respective licenses, our licensors may terminate the applicable license. In addition, if any licensor were to re-license some or all of the technologies currently covered by our licenses, competitors could develop products that compete with ours.
Since the date of these Combined Financial Statements, a series of acquisitions have been consummated. On July 5, 2006, Sirion acquired Sytera pursuant to a statutory merger in which Sytera merged with Sirion, with Sytera’s separate existence ceasing and Sirion continuing as the surviving corporation. Concurrently with the July 5, 2006 Sytera acquisition, the holders of the convertible notes exercised their conversion rights, receiving Series B preferred stock of Sytera, and exercised the underlying bridge warrants for Series B preferred stock, hence these notes have been treated as long term. On the same date, holders of the Sytera Series A preferred stock converted to common stock of Sytera. Pursuant to the acquisition, holders of Sytera common stock received common stock of Sirion, and holders of the Sytera Series B preferred stock received Sirion Series A preferred stock. In addition to the receipt 166,228 common shares and 30,660 preferred shares of Sirion stock, the former Sytera shareholders received aggregate cash consideration in the amount of $5,000,000, which was paid in the form of a note at the closing date. The common and preferred shares were valued at $22,725,527 based on an independent third party appraisal. The note is payable at the earlier of (i) an acquisition by, or merger with, a public shell company involving the receipt by Sirion of at least $10,000,000, or (ii) October 31, 2006. Pursuant to the merger, Sirion also acquired the rights to a proprietary drug.
In connection with the merger with Sytera, Sirion entered into the following related agreements:
     • An Escrow Agreement, dated July 5, 2006, by and among Sirion, the stockholder representative for the former stockholders of Sytera, and the stockholder representative for the stockholders of Sirion prior to the transaction, pursuant to which, among other things, the Sirion stockholders and the Sytera stockholders secured their respective indemnification obligations under the Sytera Merger Agreement by placing shares of Sirion’s common stock in escrow, which shares may be released to the indemnified parties in the event of a breach of the indemnifying parties’ representations and warranties in the Sytera Merger Agreement;
     • A Voting Agreement, dated July 5, 2006, pursuant to which, among other things, the parties agreed to vote their shares of Sirion’s common stock for the election of certain directors. This Voting Agreement terminated upon the consummation of the contribution transaction with Tenby.
     • An Investor Rights Agreement, dated July 5, 2006, pursuant to which, among other things, Sirion granted certain other parties certain registration rights, information rights, consent rights, preemptive rights and other rights. This Investor Rights Agreement terminated upon the consummation of the contribution transaction with Tenby.
On July 5, 2006, a member of the Company’s Board of Directors and beneficial owner of more than 5% of the Company’s Common Stock, entered into a consulting agreement with Sirion to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, the Board Member is entitled to receive an annual fee of $360,000.
On July 5, 2006, a beneficial owner of approximately 5.78% of the Company’s Common Stock, entered into a consulting agreement with Sirion to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, the beneficial owner is entitled to receive an annual fee of $260,000.
Subsequent to December 31, 2005, Sirion received $5,000,000 from a third party and issued a convertible promissory note for these funds. This note bears interest at the rate of 8% per annum. On September 13, 2006, the holder of the note converted its interest into Sirion Series A-1 Preferred Stock, which was then exchanged for Series A Convertible Preferred Stock of Tenby in connection with the contribution transaction.
On August 28, 2006, Sirion consummated the purchase of all of the equity interests of RXDR, pursuant to which Sirion acquired the current Contract Services business. The acquisition agreement provides for future contingent consideration based on future revenues of the Contract Services business. Any future contingent payments made will be recorded as additional goodwill.
On September 1, 2006, the Company entered into a three year lease agreement for a commercial property in San Diego, California, requiring base rent payments of $21,150 per month.
On September 13, 2006, the Company and its stockholders completed a contribution transaction with Tenby, a public shell company incorporated in the state of Delaware on January 3, 2006. Pursuant to the contribution transaction, the Company’s stockholders exchanged all of the issued and outstanding capital stock of the Company for newly issued shares of Tenby. As a result of the contribution transaction, the Company’s stockholders acquired control of Tenby and the Company became a wholly-owned subsidiary of Tenby. This transaction is accounted for as a recapitalization of Sirion and an acquisition of Tenby.

Immediately prior to the consummation of the contribution transaction, Tenby redeemed 2,250,000 shares of Common Stock for an aggregate purchase price of $225, which is equal to the aggregate par value of the redeemed shares.
In connection with the contribution transaction, Tenby entered into the following related agreements:
Series A Preferred Stock Purchase Agreement
On September 13, 2006, immediately after the consummation of the contribution transaction, Tenby entered into a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with an investor pursuant to which, among other things, Tenby issued and sold 3,125,000 shares of its Series A Convertible Preferred Stock to the investor in a private offering, at a purchase price per share of $8.00 and for an aggregate purchase price of $25,000,000.
Pursuant to the Stock Purchase Agreement, Tenby agreed to certain covenants in favor of the investor, including, among other things, the following:
     • to take certain actions (including timely filing reports required by the Securities Exchange Act of 1934 or providing and making certain information publicly available) so that Rule 144 will be available for the resale of shares of its Series A Convertible Preferred Stock or Common Stock held by the investor;
     • to provide the investor with access to its properties, books and records, management, accountants and others, subject to Tenby’s right to withhold such access under certain circumstances, including where such access would result in Tenby providing material, non-public information to the investor;
     • to maintain, under specified circumstances, a listing with Moody’s Industrial Manual, Standard & Poor’s Standard Corporation Descriptions or another qualified securities manual;
     • to provide the investor with copies of all communications from Tenby to its holders of Common Stock and to notify the investor of certain related-party transactions, if any;
     • in the event Tenby adopts a stockholder rights plan or “poison pill,” to take steps to ensure that acquisitions by the investor do not trigger the provisions of such plan; and
     • to hold meetings of its Board of Directors at least quarterly.
The foregoing covenants of Tenby are contractual agreements with the investor, and should not be viewed as statements by Tenby that it will at all times be in compliance with such requirements.
The holders of Tenby’s Series A Convertible Preferred Stock are entitled to vote together with holders of Tenby’s Common Stock on all matters presented to the stockholders for approval, with one vote for each share of Common Stock that is issuable upon conversion of such Series A Convertible Preferred Stock. However, as a result of a limitation on conversion of the Series A Convertible Preferred Stock, the voting rights of certain holders of Tenby’s Series A Convertible Preferred Stock currently are capped at a 4.999% voting interest. If such limitation was waived or disregarded, the voting rights of such holders of Series A Convertible Preferred Stock would increase significantly.
Additionally, the holders of Tenby’s Series A Convertible Preferred Stock have substantial approval rights with respect to certain corporate actions — including dividends, change in control transactions, asset sales, business changes, and certain financings activities – unless such actions are first unanimously approved by Tenby’s Board of Directors or approved by a minimum number of independent directors.
Investors’ Rights Agreement
On September 13, 2006, Tenby entered into an Investors’ Rights Agreement with various parties, (the “Investors”), pursuant to which, among other things, Tenby agreed to provide the Investors with rights to require it to register with the SEC the resale of shares of its Common Stock held by or issuable to the Investors upon conversion of their Series A Convertible Preferred Stock, as applicable, subject to certain conditions. The Investors’ Rights Agreement provides, among other things, that (a) no later than 60 days after the sale of Series A Convertible Preferred Stock pursuant to the Stock Purchase Agreement, Tenby shall file a registration statement covering the resale of 50% of its Common Stock held by or issuable to the Investors upon the conversion of their shares of Series A Convertible Preferred Stock and Tenby shall subsequently cause such registration statement to be declared effective, (b) upon the occurrence of trigger events, the Investors may require that Tenby register for resale additional shares of its Common Stock issued or issuable to them upon conversion of shares of their shares of Series A Convertible Preferred Stock, (c) Tenby may be obligated to pay certain liquidated damages in the event of its failure to comply with the registration rights of the Investors referenced in the foregoing clauses (a) and (b), and (d) subject to certain limitations, the Investors may require Tenby to include Common Stock issued or issuable to the Investors upon the conversion of shares of its Series A Convertible Preferred Stock in any registration statement filed by Tenby for a public offering of its capital stock.
If the registration statement described above is not filed or declared effective within the respective time periods set forth above (subject to a 90-day extension period under certain circumstances), and shares to be registered pursuant to such registration statement are not then subject to the restriction on transfer set forth in the Investors’ Rights Agreement, the Company would be required to pay the stockholders entitled to have their shares registered liquidated damages equal to $0.16 per share per month until the registration statement is filed or declared effective, as the case may be, or for up to 12 months, whichever is shorter. These liquidated damages would amount to approximately $1,324,186 per month. An independent third party valuator has determined the total present value of the probability-weighted liability for the potential penalty payments to be $683,000, and this amount has been recorded as a derivative expense in the pro forma statements of operations presented at the end of this footnote.
Executive Employment Agreements and Indemnification Agreements
In connection with the contribution transaction, Tenby and Sirion entered into Amended and Restated Executive Employment Agreements with Sirion’s executive officers.
As a result of these subsequent events, the historical information presented in our Combined Financial Statements may not be an accurate indicator of our future results of operations and financial condition. Among other things, the Company incurred significant expenses in connection with its acquisitions of Sytera and RXDR, the Company and Tenby incurred significant expenses in connection with the contribution transaction, and we expect there to be significant future expenses related to these transactions and Tenby’s and Sirion’s efforts to commercialize Sirion’s drugs, none of which are reflected in the Company’s Combined Financial Statements.

Unaudited Pro Forma Results
The following pro forma financial information presents the combined results of operations of the Company as if the above transactions had occurred at the beginning of the periods presented. The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the above transactions been completed as of the beginning of the periods presented and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition.

	Sirion, Sytera	Sirion, Sytera
	RxDR	RxDR
	and Tenby	and Tenby
	Pro Forma	Pro Forma
Unaudited Proforma Combined Statement of Operations	Combined	Combined
For the Years Ended December 31, 2005 and 2004	2005	2004
Revenue
Service revenues	$819,872	$291,561
Reimbursable out-of-pocket revenue	579,790	296,706

Total revenue	1,399,662	588,267

Expense
Research and development expenses	2,476,340	893,442
General and administrative expenses	2,203,911	1,088,205
Wages and related expenses	712,833	149,505
Reimbursable out-of pocket cost	579,790	296,706
Professional fees	390,986	227,098

Total operating expenses	6,363,860	2,654,956

Net operating loss	(4,964,198)	(2,066,689)

Other income (expense)
Other income:
Other income	—	30,000
Other expense:
Change in derivative liability	(683,000)	(683,000)
Change in redeemable stock	(40,000)	(360,000)
Interest expense	(1,068,195)	(335,604)

Total other income (expense)	(1,791,195)	(1,348,604)

Net loss	$(6,755,393)	$(3,415,293)

Deemed dividend associated with beneficial conversion feature of convertible preferred stock	(1,286,866)	—

Net loss attributable to common stockholders	$(8,042,259)	$(3,415,293)

Net Loss Per Share of Common Stock:

Basic and diluted	$2.25	$(.95)

Weighted Average Number of Shares of Common Stock Outstanding:

Basic and diluted	3,577,833	3,577,833

See accompanying notes to combined financial statements.

Sirion Therapeutics, Inc., Sytera, Inc.,
and RX Development Resources, LLC
Combined Financial Statements
Unaudited
As of June 30, 2006 and for the
Six Month Periods Ended June 30, 2006 and 2005

COMBINED BALANCE SHEETS OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
AS OF JUNE 30, 2006
UNAUDITED

6/30/06
Assets
Current assets
Cash and cash equivalents	$164,129
Accounts receivable	60,364
Other current assets	9,022

Total current assets	233,515

Property and equipment, net	366,719
Intangible assets	1,000,100

Total assets	$1,600,334

Liabilities and Stockholders’ Deficit
Liabilities
Current liabilities
Line of credit	$174,377
Accounts payable, accrued liabilities, and other current liabilities (related parties $307,942)	1,723,513
Notes payable, current portion	40,852
Customer deposits	291,691

Total current liabilities	2,230,433

Capital lease obligations, net of current portion	6,384
Notes payable, net of current portion (related parties $2,550,000)	5,062,598

Total liabilities	7,299,415

Members’ units subject to mandatory redemption	400,000

Stockholders’ deficit:
Preferred stock	2,468,083
Common stock	2,976
Stock subscription receivable	—
Additional paid-in-capital — common stock	316,696
Accumulated deficit	(8,886,836)

Total stockholders’ deficit	(6,099,081)

Total liabilities & stockholders’ deficit	$1,600,334

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF OPERATIONS OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
UNAUDITED

	2006	2005
Revenue
Service revenues	$925,560	$383,633
Reimbursable out-of-pocket revenue	459,211	277,248

Total revenue	1,384,771	660,881

Expense
Research and development expenses	1,140,917	1,003,897
General and administrative expenses	654,759	270,460
Wages and related expenses	1,065,753	211,984
Reimbursable out-of pocket cost	459,211	277,248
Professional fees	893,012	98,310

Total expense	4,213,652	1,861,899

Loss from operations	(2,828,881)	(1,201,018)

Other income (expense)
Other income:
Other income	110,713	—
Other expense:
Interest expense	(162,932)	(162,277)

Total other expense	(52,219)	(162,277)

Net loss	$(2,881,100)	$(1,363,295)

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF STOCKHOLDERS’ DEFICIT AND MEMBERS’ INTEREST OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2006
UNAUDITED

						Additional
						Paid-in
					Stock	Capital -		Total
	Preferred stock		Common Stock		Subscription	Common	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Stock	Deficit	Deficit
Balance, December 31, 2005	2,183,333	$2,426,277	2,847,400	$2,847	$(2,500)	$204,584	$(6,005,736)	$(3,374,528)

Payment received from stockholder for common stock issued	—	—	—	—	2,500	—	—	2,500

Stock compensation expense	—	—	—	—	—	112,112	—	112,112

Original issue discount on convertible notes	—	20,903	—	—	—	—	—	20,903

Beneficial conversion feature on convertible notes	—	20,903	—	—	—	—	—	20,903

Stock options exercised	—	—	128,750	129	—	—	—	129

Net loss	—	—	—	—	—	—	(2,881,100)	(2,881,100)

Balance, June 30, 2006	2,183,333	$2,468,083	2,976,150	$2,976	$—	$316,696	$(8,886,836)	$(6,099,081)

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF CASH FLOWS OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
UNAUDITED

	2006	2005

Operating activities
Net loss	$(2,881,100)	$(1,363,295)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	74,152	51,750
Interest expense on beneficial conversion feature of convertible debt	20,903	85,502
Amortization of discount on notes payable	20,903	28,266
Stock compensation expense	112,112	63,095
(Increase) decrease in:
Accounts receivable	(2,435)	49,546
Other current assets	(3,047)	26,673
Increase (decrease) in:
Accounts payable and other accrued liabilities	652,198	200,345
Customer deposits	(22,950)	73,214

Total adjustments	851,836	578,391

Net cash used by operating activities	(2,029,264)	(784,904)

Investing activities
Purchase of property and equipment	(75,798)	(131,456)
Purchase of product license	(1,000,100)	—
	-
Net cash used by investing activities	(1,075,898)	(131,456)

Financing activities
Proceeds from the issuance of common stock	2,629	867
Proceeds from notes payable	3,000,000	1,100,000
Payments on notes payable	(21,358)	(20,193)
Principal payments under capital lease obligations	(2,537)	—
Net borrowings on line of credit	(20,623)	—
	-
Net cash provided by financing activities	2,958,111	1,080,674

Net (decrease) increase in cash	(147,051)	164,314

Cash, beginning of period	311,180	97,177

Cash, end of period	$164,129	$261,491

The accompanying notes are an integral part of the combined financial statements.

COMBINED STATEMENTS OF CASH FLOWS OF
SIRION THERAPEUTICS, INC.,
SYTERA, INC., AND
RX DEVELOPMENT RESOURCES, LLC
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
UNAUDITED

	2006	2005

Supplemental disclosures of cash flow information and noncash investing and financing activities:

Cash paid during the year for interest	$25,999	$4,263

During the periods ended June 30, 2006 and 2005, original issue discount and beneficial conversion features of $41,806 and $113,768, respectively, were recorded related to the detachable warrants with the convertible notes and the convertible preferred stock of Sytera.
The accompanying notes are an integral part of the combined financial statements.

SIRION THERAPEUTICS, INC., SYTERA, INC. AND RX DEVELOPMENT RESOURCES, LLC
NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
UNAUDITED
1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:
NATURE OF BUSINESS
The financial statements presented herein are the combined statements of RX Development Resources, LLC (“RXDR”), which was formed in the state of Florida on November 25, 2003, a contract services business that provides contract services for ophthalmic pharmaceutical and medical device companies; Sirion Therapeutics, Inc., (“Sirion”) which was incorporated on November 1, 2005, in the state of North Carolina, a biopharmaceutical business focused on the in-license, development and commercialization of ophthalmic pharmaceutical products and medical devices; and Sytera, Inc., (“Sytera”) which was incorporated on May 14, 2004 in the state of Delaware, a biotechnology business engaged in basic research related to back of the eye diseases. On July 5, 2006, Sirion and Sytera consummated a statutory merger pursuant to which the separate existence of Sytera ceased and Sirion continued as the surviving corporation. Thereafter, on August 28, 2006, Sirion acquired all of the membership interests of RXDR and RXDR became a wholly-owned subsidiary of Sirion. Sirion, after taking into account the merger with Sytera and the acquisition of RXDR, is referred to herein as the Company.
The Company and its stockholders completed a contribution transaction with Tenby Pharma Inc. (“Tenby”), a public shell company incorporated in the state of Delaware on January 3, 2006, on September 13, 2006. Pursuant to the contribution transaction, the Company’s stockholders exchanged all of the issued and outstanding capital stock of the Company for newly issued shares of Tenby. As a result of the contribution transaction, the Company’s stockholders acquired control of Tenby and the Company became a wholly-owned subsidiary of Tenby. These statements have been prepared according to requirements for this type of transaction.
BASIS OF PRESENTATION
In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the six months ended June 30, 2006 and 2005, (b) the financial position at June 30, 2006, and (c) cash flows for the six months ended June 30, 2006 and 2005, has been made.
The unaudited combined financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying combined financial statements and notes should be read in conjunction with the audited combined financial statements and notes of the Company for the fiscal year ended December 31, 2005. The results of operations for the six month period ended June 30, 2006 are not necessarily indicative of those to be expected for the entire year.
CONCENTRATION OF BUSINESS AND CREDIT RISK
Revenues from two customers accounted for approximately 64% and 76% of service revenues for the six month period ended June 30, 2006 and 2005, respectively. At June 30, 2006, the Company’s accounts receivable were highly concentrated with one customer accounting for 40% of total receivables. At June 30, 2006, the Company’s customer deposits were highly concentrated with one customer representing 54% of total customer deposits.
NET LOSS PER SHARE DATA
Due to the varying equity structures of the entities being combined, per share data is not presented except on a pro forma basis.
INCOME TAXES
Taxes on income are provided in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the combined financial statements. Deferred tax assets and liabilities are determined based on the differences between the book values and the tax basis of particular assets and liabilities in addition to the tax effects of net operating loss and capital loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized as income or expense in the period that included the enactment date. A valuation allowance is provided to offset the net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. During the year ended December 31, 2005, the Company elected to record a 100% deferred tax asset valuation allowance related to its results of operations in 2005. This decision was based upon the Company’s historical lack of profitability.
RXDR was substantially treated as a partnership for income tax purposes. As a result, the partners are personally taxed on their distributive share of income, whether or not that income is actually distributed. Sirion and Sytera are C-corporations and as such a provision is made for the estimated tax liability at the then current taxation rates for the Companies in their respective tax jurisdictions.
STOCK-BASED COMPENSATION
Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (R), “Share-Based Payment.” Prior to the adoption of SFAS 123(R) we accounted for stock option grants using the intrinsic value method prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and accordingly, recognized no compensation expense for stock option grants.

Under the modified prospective approach, SFAS 123(R) applies to new awards granted subsequent to the date of adoption, January 1, 2006. Compensation cost recognized during the six months ended June 30, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). Prior periods were not restated to reflect the impact of adopting the new standard, and there is no cumulative effect. The adoption of SFAS 123(R) had no impact to our loss from operations for the six months ended June 30, 2006 and 2005, respectively.
We use the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant, using weighted average assumptions as noted in the following table. We have used one grouping for the assumptions as our option grants are primarily basic with similar characteristics. The expected term of warrants and options granted has been derived based upon the Company’s history of actual exercise behavior and represents the period of time that options granted are expected to be outstanding. Historical data was also used to estimate option exercises and employee terminations. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant and the dividend yield is zero.

	For the six months ended
	June 30,	June 30,
	2006	2005

Expected dividend yield	0%	0%

Expected volatility	0%	0%

Risk-free interest rate	4.72%	4.17%

Expected life of options	5 years	5 years

Fair market value of Series A Preferred Stock	$1.00	$1.00

Fair market value of Series B Preferred Stock	$2.25

Exercise price of 2004 and 2005 warrants	$1.00	$1.00

Exercise price of Series B warrants	$2.25
Cash proceeds from the exercise of stock options was $128 for the six months ended June 30, 2006. There were no warrants exercised for the six months ended June 30, 2006. At June 30, 2006, there was no unrecognized compensation cost related to share-based payments for stock options or warrants.

The following table represents warrant activity for the six months ended June 30, 2006:

		Weighted	Weighted Average
	Number of	Average	Remaining
	shares	Exercise Price	Contractual Life
Warrants Outstanding — beginning of period	182,222	$2.25

Granted	44,445	2.25

Exercised	—	—

Forfeited	—	—

Warrants Outstanding – end of period	226,667	$2.25	4.17

Outstanding Exercisable – end of period	226,667	$2.25	4.17
At June 30, 2006, the aggregate intrinsic value of warrants and options outstanding and exercisable was $-0-. As all stock options were exercised during the six months ended June 30, 2006, there was no aggregate intrinsic or fair value associated with these options at June 30, 2006. The total intrinsic value of stock options exercised for the six months ended June 30, 2006 was $1,030,000. The weighted –average fair value of warrants granted at June 30, 2006 was $.47 per share. The total fair value of warrants outstanding and exercisable for the six months ended June 30, 2006 was $106,533.
The following table represents stock option activity for the six months ended June 30, 2006:

Weighted
		Average	Weighted Average
	Number of	Exercise	Remaining
	Shares	Price	Contractual Life
Stock options — beginning of period	128,750	$.001	—

Granted	—		—

Exercised	(128,750)	$.001	—

Forfeited	—		—

Stock Options – end of period	—		—

EVALUATION OF BENEFICIAL CONVERSION FEATURE IN DEBENTURES
In accordance with Emerging Issues Task Force (“EITF”) Issue 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Rights”, as amended by EITF 00-27, the Company must evaluate the potential effect of any beneficial conversion in terms related to convertible instruments such as convertible debt or convertible preferred stock. Valuation of the benefit is determined based upon various factors including the valuation of equity instruments, such as warrants that may have been issued with convertible instruments, conversion terms, and the value of the instruments to which the convertible instrument is convertible, etc. Accordingly, the ultimate value of the beneficial feature is considered an estimate due to the partially subjective nature of the valuation techniques.
USE OF ESTIMATES
The preparation of Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews its estimates, including but not limited to, recoverability of long-lived assets, recoverability of prepaid expenses, and allowance for doubtful accounts, on a regular basis and makes adjustments based on historical experiences and existing and expected future conditions. These evaluations are performed and adjustments are made as information is available. Management believes that these estimates are reasonable, however, actual results could differ from these estimates.
LONG-LIVED ASSETS
The Company applies SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 addresses the financial accounting and reporting for the impairment of long-lived assets, excluding goodwill and intangible assets with indefinite lives, to be held and used or disposed of. In accordance with SFAS 144, the carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value. The company did not recognize any impairment loss for the period ended 6/30/06 or 6/30/05.
NEW ACCOUNTING PRONOUNCEMENTS
In May 2005, the Financial Accounting Standards Board (the FASB) issued FASB Statement No. 154, “Accounting Changes and Error Corrections” which replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement 3 “Reporting Accounting Changes in Interim Financial Statements.” This statement changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instances that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to prior periods’ financial statements, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. The provisions of FASB Statement 154 are effective for accounting changes and corrections of error made in fiscal years beginning after December 15, 2005. The application of SFAS-154 does not appear to have any impact on earnings and financial position.

2. GOING CONCERN
The Company has incurred substantial losses since inception and, as of June 30, 2006, has used approximately $5,190,000 in cash for operations. The Company recorded losses of $2,881,100 and $1,363,295 for the six month periods ended June 30, 2006 and 2005, respectively. Current liabilities exceeded current assets by approximately $1,997,000 at June 30, 2006. As more fully explained in Note 8, on September 13, 2006, the Company and its stockholders completed a contribution transaction with Tenby and subsequently will receive a cash investment of $25,000,000.
3. DEBT:
Line of Credit and Loans
RXDR had a revolving line of credit with a commercial bank (the Line) providing for maximum borrowings of $200,000. Interest was payable monthly at the bank’s prime rate, plus 1%. Any outstanding amounts of principal were due upon demand. The Line was collateralized by inventory, accounts receivable, equipment and general intangibles. As of June 30, 2006, there was $174,377 of outstanding borrowings on the Line. On September 1, 2006, the balance was paid in full and the line of credit was cancelled.
Sytera had a line of credit with a commercial bank providing for maximum borrowings of $130,000 through December 31, 2004. As of 12/31/04 the line of credit was converted to a fixed term loan. Thirty-six monthly principal payments of approximately $3,600 plus interest accrued, (at the prime interest rate, plus 1%), were required. The loan was collateralized by all equipment, furniture and fixtures, inventory and general intangibles. As of June 30, 2006, there was approximately $53,450 of outstanding borrowings on the loan. On September 1, 2006, the loan was paid in full.
During the six month period ended June 30, 2006, Sirion received $2,500,000 from a third party and issued a promissory note for these funds. Pursuant to the promissory note, and subsequent to June 30, 2006, Sirion received an additional $2,500,000. The note bears interest at a rate of 8% per annum, and is convertible to Sirion Series A-1 Preferred Stock. On September 13, 2006, the holder of the note converted its interest into Sirion Series A-1 Preferred Stock, which was then exchanged for Series A Convertible Preferred Stock of Tenby in connection with the contribution transaction.
Secured Convertible Promissory Notes, Related Beneficial Conversions, Warrant Valuations, and Amortization
2006 Convertible Debt – Related Party
On March 25, 2005, Sytera entered into a Third Note and Warrant Purchase Agreement (the “3rd Purchase Agreement”) with the Investors, under which Investors could purchase up to an aggregate of $2,050,000 in principal amount of secured convertible promissory notes (the “3rd Notes”) from Sytera. The 3rd Notes bear simple interest on the outstanding principal amount at the rate of 6% per annum, have warrants with coverage equal to twenty percent (20%) of the amount due under the 3rd Notes and are due and payable various dates from

September 30, 2005 to May 31, 2006. The 3rd Notes plus any accrued and unpaid interest are convertible into shares of Sytera’s Series B convertible preferred stock at a rate of $2.25 per share.
During the six months ended June 30, 2006, Sytera issued $500,000 in 3rd Notes. In connection with the issuance of the 3rd Notes, Sytera issued Investors warrants (“Series B warrants”) to purchase 44,445 shares of Series B convertible preferred stock at an exercise price of $2.25 per share (the determined fair market value of the Series B preferred stock). Total outstanding notes as of June 30, 2006 was $2,550,000 net of fully amortized discounts.
The total value allocated to the 2006 Series B warrants was $20,903 based on the date of each grant during the six months ended June 30, 2006. The fair value of the warrants was determined using the Black-Scholes option pricing model based on the following assumptions:

	6/30/06	6/30/05
Risk-free interest rate	4.57% - 4.72%	3.71% - 4.17%
Contractual life	5 years	5 years
Fair market value of Series A preferred stock	$1.00	$1.00
Fair market value of Series B preferred stock	$2.25	$2.25
Exercise price of Series A warrants	$1.00	$1.00
Exercise price of Series B warrants	$2.25	$2.25
Expected volatility	0%	0%
Dividend yield	0%	0%
The values of the 2006 and 2005 warrants were recorded as deferred debt discount against the total proceeds of the Notes for the six months ended June 30, 2006 and 2005 and are being amortized over the terms of each of the notes. Amortization of deferred debt discount recorded as non-cash interest expense for the six months ended June 30, 2006 and 2005 was $20,903 and $28,266, respectively.
In accordance with EITF 98-5, as amended by EITF 00-27, because the Notes were sold at an effective conversion price less than the fair market value of the underlying components of the security, a beneficial conversion to the holders of the debt occurred. Accordingly, Sytera recorded discounts to the principal of the Notes and a corresponding amount to additional paid in capital. The recorded discounts resulting from the beneficial conversion is recognized as non-cash interest expense over the terms of each Note. The discount at June 30, 2006 and 2005 of $20,903 and $85,502, respectively, were recorded as non-cash interest expense.
Due to the subsequent conversion of these notes to Sytera Series B preferred stock, this debt is treated as a long term obligation in the accompanying balance sheet.
4. STOCK OPTION AND STOCK INCENTIVE PLAN:
No options were granted during the six months ended June 30, 2006. On June 30, 2006, employees exercised 128,750 options.
During the six months ended June 30, 2005, Sytera issued options to employees to purchase 20,000 at an exercise price of $0.001 pursuant to the Sytera, Inc. Equity Incentive Plan (the “2004 Plan”). All options granted during the period begin vesting after one year, vest on a monthly basis thereafter over a four year vesting period, have a term of ten years and were issued at an exercise price less than the fair market value (as determined in accordance with the guidelines promulgated by the American Institute of Certified Public Accountants) of the underlying stock at the date of grant, and therefore, were accounted for in accordance with APB Opinion No. 25. During the six month periods ended June 30, 2006 and June 30, 2005, Sytera recorded $5,762 and $5,243, respectively, of compensation expense. Subsequent to the Sirion and Sytera merger, the 2004 Plan was terminated and no options under the 2004 Plan remain outstanding.

Sytera has issued restricted and unrestricted common stock to employees and non-employees in exchange for past and future services. Generally, the restricted stock begins vesting after one year, and vests on a monthly basis thereafter over periods of twenty-four to forty-eight months. The restricted shares are shown as outstanding as the stockholder has all the right and privileges of a stockholder except for the ability to sell the shares prior to their vesting.
Sytera issued -0- and 867,400 shares of restricted common stock during the six months ended June 30, 2006 and 2005, respectively, at a share price less than the fair market value of the stock. During the six month periods ended June 30, 2006 and June 30, 2005, Sytera recorded $106,350 and $57,852, respectively, of compensation expense related to restricted stock previously issued.
5. INTANGIBLE ASSETS:
In April 2006, Sirion acquired the U.S. rights to market a drug through an exclusive license agreement. The agreement provided for a cash payment of $1,000,000 upon execution and other future contingent consideration based on specific milestone accomplishments. The initial cash payment is recorded as an intangible asset. Any future contingent payments made will be recorded as an identifiable intangible asset or expense, dependent upon the nature of the payment.
In June 2006, Sirion entered into an agreement to develop and market a drug in the U.S. The agreement provides for future contingent consideration based on specific milestone accomplishments. Any future contingent payments made will be recorded as an identifiable intangible asset or expense, dependent upon the nature of the payment.
The intangible assets will be amortized over the useful life of the underlying asset or the contract period.
6. EQUITY:
The following reflect the separate components of equity of the Companies:

2006
Sirion Therapeutics, Inc.
Common stock; $.001 par value; 1,000,000 shares authorized; 100,000 shares issued and outstanding	$100
Additional paid in capital	9,900
Accumulated deficit	(1,025,090)

$(1,015,090)

Sytera, Inc.
Convertible preferred stock; $.001 par value; 3,000,000 Series A shares and 2,000,000 Series B Shares authorized; 2,183,333 Series A shares issued, and outstanding	$2,468,083
Common stock; $.001 par value; 15,000,000 shares authorized; 2,876,150 issued, and outstanding	2,876
Additional paid in capital	306,796
Accumulated deficit	(6,872,458)

$(4,094,703)

2006
RX Development Resources, LLC
Members Interest; Class A and Class B interest authorized 6,000 Class A units issued, and outstanding	$—
Accumulated deficit	(989,288)

$(989,288)

7. RELATED PARTY TRANSACTIONS:
RXDR incurred management fee expense payable to the managing members of the LLC in the amount of $-0- and $160,480 for the six months ended June 30, 2006 and 2005, respectively.
For the six month period ending June 30, 2006 and 2005, respectively, Sytera had interest expense of $69,180 and $48,509, and a related payable at June 30, 2006 of $196,742 related to the convertible notes payable.
All convertible debt was issued to a major stockholder of Sytera in the form of notes. The amount outstanding at June 30, 2006 was $2,550,000. These notes bear interest at the rate of 6% per annum, and have been classified as long term debt in the accompanying balance sheet due to the subsequent conversion of the notes to equity.
8. SUBSEQUENT EVENTS:
Since the date of these Combined Financial Statements, a series of acquisitions have been consummated. On July 5, 2006, Sirion acquired Sytera pursuant to a statutory merger in which Sytera merged with Sirion, with Sytera’s separate existence ceasing and Sirion continuing as the surviving corporation. Concurrently with the July 5, 2006 Sytera acquisition, the holders of the convertible notes exercised their conversion rights, receiving Series B preferred stock of Sytera, and exercised the underlying bridge warrants for Series B preferred stock, hence these notes have been treated as long term. On the same date, holders of the Sytera Series A preferred stock converted to common stock of Sytera. Pursuant to the acquisition, holders of Sytera common stock received common stock of Sirion, and holders of the Sytera Series B preferred stock received Sirion Series A preferred stock. In addition to the receipt 166,228 common shares and 30,660 preferred shares of Sirion stock, the former Sytera shareholders received aggregate cash consideration in the amount of $5,000,000, which was paid in the form of a note at the closing date. The common and preferred shares were valued at $22,725,527 based on an independent third party appraisal. The note is payable at the earlier of (i) an acquisition by, or merger with, a public shell company involving the receipt by Sirion of at least $10,000,000, or (ii) October 31, 2006. Pursuant to the merger, Sirion also acquired the rights to a proprietary drug.
In connection with the merger with Sytera, Sirion entered into the following related agreements:
     • An Escrow Agreement, dated July 5, 2006, by and among Sirion, the stockholder representative for the former stockholders of Sytera, and the stockholder representative for the stockholders of Sirion prior to the transaction, pursuant to which, among other things, the Sirion stockholders and the Sytera stockholders secured their respective indemnification obligations under the Sytera Merger Agreement by placing shares of Sirion’s common stock in escrow, which shares may be released to the indemnified parties in the event of a breach of the indemnifying parties’ representations and warranties in the Sytera Merger Agreement;
     • A Voting Agreement, dated July 5, 2006, pursuant to which, among other things, the parties agreed to vote their shares of Sirion’s common stock for the election of certain directors. This Voting Agreement terminated upon the consummation of the contribution transaction with Tenby.
     • An Investor Rights Agreement, dated July 5, 2006, pursuant to which, among other things, Sirion granted certain other parties certain registration rights, information rights, consent rights, preemptive rights and other rights. This Investor Rights Agreement terminated upon the consummation of the contribution transaction with Tenby.
On July 5, 2006, a member of the Company’s Board of Directors and beneficial owner of more than 5% of the Company’s Common Stock, entered into a consulting agreement with Sirion to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, the Board Member is entitled to receive an annual fee of $360,000.
On July 5, 2006, a beneficial owner of approximately 5.78% of the Company’s Common Stock, entered into a consulting agreement with Sirion to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, the beneficial owner is entitled to receive an annual fee of $260,000.
In July 2006, Sirion received an additional $2,500,000 from a third party and issued a convertible promissory note for these funds, bringing the total outstanding balance on the loan to $5,000,000. This note bears interest at a rate of 8% per annum. On September 13, 2006, the holder of the note converted their interest into Sirion Series A1 Preferred Stock, which was then exchanged for Series A Convertible Preferred Stock of Tenby in connection with the contribution transaction (as discussed below), and is therefore classified as long term debt in the accompanying balance sheet.
On August 28, 2006, Sirion consummated the purchase of all of the equity interests of RXDR, pursuant to which Sirion acquired the current Contract Services business. The acquisition agreement provides for future contingent consideration based on future revenues of the Contract Services business. Any future contingent payments made will be recorded as additional goodwill.
On September 1, 2006, the Company entered into a three year lease agreement for a commercial property in San Diego, California, requiring base rent payments of $21,150 per month.
On September 13, 2006, the Company and its stockholders completed a contribution transaction with Tenby, a public shell company incorporated in the state of Delaware on January 3, 2006. Pursuant to the contribution transaction, the Company’s stockholders exchanged all of the issued and outstanding capital stock of the Company for newly issued shares of Tenby. As a result of the contribution transaction, the Company’s stockholders acquired control of Tenby and the Company became a wholly-owned subsidiary of Tenby. This transaction is accounted for as a recapitalization of Sirion and an acquisition of Tenby.
Immediately prior to the consummation of the contribution transaction, Tenby redeemed 2,250,000 shares of Common Stock for an aggregate purchase price of $225, which is equal to the aggregate par value of the redeemed shares.

In connection with the contribution transaction, Tenby entered into the following related agreements:
Series A Preferred Stock Purchase Agreement
On September 13, 2006, immediately after the consummation of the contribution transaction, Tenby entered into a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with an investor pursuant to which, among other things, Tenby issued and sold 3,125,000 shares of its Series A Convertible Preferred Stock to the investor in a private offering, at a purchase price per share of $8.00 and for an aggregate purchase price of $25,000,000.
Pursuant to the Stock Purchase Agreement, Tenby agreed to certain covenants in favor of the investor, including, among other things, the following:
      • to take certain actions (including timely filing reports required by the Securities Exchange Act of 1934 or providing and making certain information publicly available) so that Rule 144 will be available for the resale of shares of its Series A Convertible Preferred Stock or Common Stock held by the investor;
      • to provide the investor with access to its properties, books and records, management, accountants and others, subject to Tenby’s right to withhold such access under certain circumstances, including where such access would result in Tenby providing material, non-public information to the investor;
      • to maintain, under specified circumstances, a listing with Moody’s Industrial Manual, Standard & Poor’s Standard Corporation Descriptions or another qualified securities manual;
      • to provide the investor with copies of all communications from Tenby to its holders of Common Stock and to notify the investor of certain related-party transactions, if any;
      • in the event Tenby adopts a stockholder rights plan or “poison pill,” to take steps to ensure that acquisitions by the investor do not trigger the provisions of such plan; and
      • to hold meetings of its Board of Directors at least quarterly.
The foregoing covenants of Tenby are contractual agreements with the investor, and should not be viewed as statements by Tenby that it will at all times be in compliance with such requirements.
The holders of Tenby’s Series A Convertible Preferred Stock are entitled to vote together with holders of Tenby’s Common Stock on all matters presented to the stockholders for approval, with one vote for each share of Common Stock that is issuable upon conversion of such Series A Convertible Preferred Stock. However, as a result of a limitation on conversion of the Series A Convertible Preferred Stock, the voting rights of certain holders of Tenby’s Series A Convertible Preferred Stock currently are capped at a 4.999% voting interest. If such limitation was waived or disregarded, the voting rights of such holders of Series A Convertible Preferred Stock would increase significantly.
Additionally, the holders of Tenby’s Series A Convertible Preferred Stock have substantial approval rights with respect to certain corporate actions — including dividends, change in control transactions, asset sales, business changes, and certain financings activities – unless such actions are first unanimously approved by Tenby’s Board of Directors or approved by a minimum number of independent directors.
Investors’ Rights Agreement
On September 13, 2006, Tenby entered into an Investors’ Rights Agreement with various parties, (the “Investors”), pursuant to which, among other things, Tenby agreed to provide the Investors with rights to require it to register with the SEC the resale of shares of its Common Stock held by or issuable to the Investors upon conversion of their Series A Convertible Preferred Stock, as applicable, subject to certain conditions. The Investors’ Rights Agreement provides, among other things, that (a) no later than 60 days after the sale of Series A Convertible Preferred Stock pursuant to the Stock Purchase Agreement, Tenby shall file a registration statement covering the resale of 50% of its Common Stock held by or issuable to the Investors upon the conversion of their shares of Series A Convertible Preferred Stock and Tenby shall subsequently cause such registration statement to be declared effective, (b) upon the occurrence of trigger events, the Investors may require that Tenby register for resale additional shares of its Common Stock issued or issuable to them upon conversion of shares of their shares of Series A Convertible Preferred Stock, (c) Tenby may be obligated to pay certain liquidated damages in the event of its failure to comply with the registration rights of the Investors referenced in the foregoing clauses (a) and (b), and (d) subject to certain limitations, the Investors may require Tenby to include Common Stock issued or issuable to the Investors upon the conversion of shares of its Series A Convertible Preferred Stock in any registration statement filed by Tenby for a public offering of its capital stock.
If the registration statement described above is not filed or declared effective within the respective time periods set forth above (subject to a 90-day extension period under certain circumstances), and shares to be registered pursuant to such registration statement are not then subject to the restriction on transfer set forth in the Investors’ Rights Agreement, the Company would be required to pay the stockholders entitled to have their shares registered liquidated damages equal to $0.16 per share per month until the registration statement is filed or declared effective, as the case may be, or for up to 12 months, whichever is shorter. These liquidated damages would amount to approximately $1,324,186 per month. An independent third party valuator has determined the total present value of the probability-weighted liability for the potential penalty payments to be $683,000, and this amount has been recorded as a derivative expense in the pro forma statements of operations presented at the end of this footnote.
Executive Employment Agreements and Indemnification Agreements
In connection with the contribution transaction, Tenby and Sirion entered into Amended and Restated Executive Employment Agreements with Sirion’s executive officers.
As a result of these subsequent events, the historical information presented in our Combined Financial Statements may not be an accurate indicator of our future results of operations and financial condition. Among other things, the Company incurred significant expenses in connection with its acquisitions of Sytera and RXDR, the Company and Tenby incurred significant expenses in connection with the contribution transaction, and we expect there to be significant future expenses related to these transactions and Tenby’s and Sirion’s efforts to commercialize Sirion’s drugs, none of which are reflected in the Company’s Combined Financial Statements.
Unaudited Pro Forma Results
The following pro forma financial information presents the combined results of operations of the Company as if the mergers had occurred at the beginning of the periods presented. The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the merger been completed as of the beginning of the periods presented and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition.

	Sirion, Sytera	Sirion, Sytera
	RxDR	RxDR
	and Tenby	and Tenby
	Pro Forma	Pro Forma
Unaudited Proforma Combined Statement of Operations	Combined	Combined
For the Six Months Ended June 30, 2006 and 2005	2006	2005
Revenue
Service revenues	$925,560	$383,633
Reimbursable out-of-pocket revenue	459,211	277,248

Total revenue	1,384,771	660,881

Expense
Research and development expenses	1,140,873	1,003,898
General and administrative expenses	1,386,043	960,750
Wages and related expenses	1,065,753	211,984
Reimbursable out-of pocket cost	459,210	277,248
Professional fees	893,013	98,310

Total operating expenses	4,944,892	2,552,190

Net operating loss	(3,560,121)	(1,891,309)

Other income (expense)
Other income	110,713	—
Other expense:
Change in derivative liability	(683,000)	(683,000)
Interest expense	(312,932)	(312,277)

Total other income (expense)	(885,219)	(995,277)

Net loss	$(4,445,340)	$(2,886,586)

Net Loss Per Share of Common Stock:

Basic and diluted	$(1.24)	$(0.81)

Weighted Average Number of Shares of Common Stock Outstanding:

Basic and diluted	3,577,833	3,577,833

See accompanying notes to combined financial statements.

Tenby Pharma Inc.
Unaudited Pro Forma Results
On July 5, 2006, Sirion Therapeutics, Inc., a North Carolina corporation (“Sirion”), acquired Sytera, Inc., a Delaware corporation (“Sytera”), pursuant to a statutory merger in which Sytera merged with Sirion, with Sytera’s separate existence ceasing and Sirion continuing as the surviving corporation.
Sytera’s stockholders collectively are entitled to earn additional contingent consideration associated with the development and commercialization of ST-602, if earned. These payments are contingent upon the achievement of a series of milestone events, and are not reflected in the pro forma financial information presented herein. If and when any contingent payments are made, they will be recorded as additional goodwill.
Additionally, on August 28, 2006, Sirion consummated the purchase of all of the equity interests of Rx Development Resources, LLC, which was formed in the state of Florida (“RXDR”), pursuant to which Sirion acquired the current Contract Services business. The acquisition agreement provides for future contingent consideration based on future revenues of the Contract Services business. Any future contingent payments made will be recorded as additional goodwill.
The purchase prices for these transactions were recorded by allocating the acquisition costs to the assets acquired, including intangible assets, and liabilities assumed, based on their estimated fair values at June 30, 2006. The excess of the cost of the merger with Sytera and the purchase of RXDR over the net of the amounts assigned to the fair value of the assets acquired and the liabilities assumed in those transactions is recorded as goodwill. The records for the period between June 30, 2006 and the date of the merger with Sytera and the acquisition of RXDR (July 5, 2006 and August 28, 2006, respectively), are in the process of being updated; thus the allocations of purchase prices are subject to refinement. The purchase prices have been allocated as follows:

Tenby Pharma Inc.
Allocation of Purchase Price of Sytera, Inc.

Adjusted Purchase Price
Aggregate Stock Consideration	$22,725,527
166,228 Sirion Common shares and 30,600 Series A Preferred shares
Aggregate Note Consideration	5,000,000
Plus: Liabilities acquired	4,377,322

$32,102,849

General Allocation Formula
Total Adjusted Asset Purchase Price	$32,102,849

Less assets acquired
Tangible assets acquired	282,619
Value Allocable to Intangible Assets	$31,820,230

Less
Fair Value of Intangible Assets
Fenretinide patent	$15,386,143
Non-Compete Agreements	554,511

Total Specific Intangible Assets	$15,940,654

Residual Goodwill	15,879,576

Value Allocable to Intangible Assets

Tenby Pharma Inc.
Allocation of Purchase Price of Rx Development
Resources, LLC

6/30/2006
Adjusted Purchase Price
Earn-Out Consideration	$—
Plus: Liabilities acquired	820,725

$820,725

General Allocation Formula
Total Adjusted Asset Purchase Price	$820,725

Less assets acquired
Tangible assets acquired	231,437
Value Allocable to Intangible Assets	$589,288

Less
Total Specific Intangible Assets	$—

Residual Goodwill	589,288

Value Allocable to Intangible Assets
On September 13, 2006, Sirion and its stockholders completed a contribution transaction with Tenby Pharma Inc. (Tenby), a public shell company incorporated in the state of Delaware on January 3, 2006. Pursuant to the contribution transaction, Sirion’s stockholders exchanged all of the issued and outstanding capital stock of Sirion for newly issued shares of Tenby. As a result of the contribution transaction, Sirion’s stockholders acquired control of Tenby and Sirion became a wholly-owned subsidiary of Tenby. This transaction is accounted for as a recapitalization of Sirion and an acquisition of Tenby. Hereinafter, the combined entity of Sirion and Tenby are referred to as “the Company”.
The following pro forma financial information presents the combined results of operations of the Company as if the merger had occurred at the beginning of the periods presented. The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the merger been completed as of the beginning of the periods presented and should not be take as indicative of the Company’s future consolidated results of operations or financial condition.

TENBY PHARMA INC.
UNAUDITED PROFORMA COMBINED BALANCE SHEET
As of June 30, 2006

																			Sirion, Sytera,
											Sirion, Sytera								RxDR and
			Pro Forma					Pro Forma			and RxDR		Pro Forma						Tenby
			Adjustments -					Adjustments -			Pro Forma		Adjustments -						Pro Forma
	Sirion	Sytera	Sytera				RxDR	RxDR			Combined	Tenby	Tenby						Combined
Assets
Current assets
Cash and cash equivalents	$77,764	$13,916	$510,000	1			$72,449	$			$3,174,129	$756	$25,000,000	13					$23,174,885
			2,500,000	8									(5,000,000)	15
Accounts receivable	—	—	—				60,364				60,364	—							60,364
Notes receivable — Sytera	600,000	—	(600,000)	2			—				—	—							—
Other current assets	4,180	147	—				4,695				9,022	—							9,022

Total current assets	681,944	14,063	2,410,000				137,508	—			3,243,515	756	20,000,000						23,244,271
Property and equipment, net	4,334	268,556	—				93,829				366,719	—							366,719
Intangibles, net	—	—	15,940,654	4	5		—				15,940,654	—							15,940,654
Goodwill	—	—	15,879,576	4	5		—	589,288	6		16,468,864	—							16,468,864
Other assets	1,000,000	—	—				100				1,000,100	—							1,000,100

Total assets	$1,686,278	$282,619	$34,230,230				$231,437	$589,288			$37,019,852	$756	$20,000,000						$57,020,608

Liabilities and Stockholders’ Equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$201,368	$1,173,872	$				$348,273	$			$1,723,513	$5,750	$						$1,729,263
Notes payable	—	640,852	(600,000)	2			—				40,852	17,500							58,352
			5,000,000	4							5,000,000		(5,000,000)	15					—
Customer deposits	—	—					291,691				291,691	—							291,691
Line of credit	—	—					174,377				174,377	—							174,377

Total current liabilities	201,368	1,814,724	4,400,000				814,341	—			7,230,433	23,250	(5,000,000)						2,253,683
Capital lease obligations, less current portion							6,384				6,384	—							6,384
Derivative liability													683,000	14					683,000
Notes payable, less current portion	2,500,000	2,562,598	2,500,000	8							7,562,598								12,598
			(2,550,000)	1			—				(2,550,000)	—	(5,000,000)	9

Total liabilities	2,701,368	4,377,322	4,350,000				820,725	—			12,249,415	23,250	(9,317,000)						2,955,665
Stock subject to mandatory redemption							400,000	(400,000)	7		—	—							—
Stockholders’ equity:
Preferred Stock		2,468,083	(2,468,083)	3			—				—	—							—
			3,060,000	1							—								—
			(3,060,000)	1							—								—
			31	1	4	5					31		(131)	11					380
													480	9	11	13
Common Stock	100	2,876	(2,876)	3							100		(100)	12					—
			166	4	5						166		(166)	12					—
												250	(225)	10					358
													333	12
Additional paid-in-capital	9,900	306,796	(306,796)	3			—				25,795,230	18,250	225	10					55,772,295
			25,785,330	1	4	5							29,958,590	9	11	12	13	14

Accumulated deficit	(1,025,090)	(6,872,458)	6,872,458	3			(989,288)	989,288	6	7	(1,025,090)	(40,994)	(642,006)	14					(1,708,090)

Total stockholders’ equity/(deficit)	(1,015,090)	(4,094,703)	29,880,230,00				(989,288)	989,288			24,770,437	(22,494)	29,317,000						54,064,943

Total liabilities & stockholders’ equity	$1,686,278	$282,619	$34,230,230				$231,437	$589,288			37,019,852	$756	$20,000,000						$57,020,608

See accompanying notes to combined financial statements.

TENBY PHARMA INC.
UNAUDITED PROFORMA COMBINED BALANCE SHEET
As of June 30, 2006
Footnotes to Pro Forma Combined Balance Sheet dated June 30, 2006
1	To record Avalon conversion of debt to Sytera Series B Preferred Stock, and exercise of warrants, on July 3, 2006, and conversion of these shares to Sirion Series A Preferred Stock.

2	To eliminate Sytera’s inter-company $600,000 note payable to Sirion.

3	To eliminate Sytera’s capital account balances.

4	The issuance of 166,227 shares of Sirion Common Stock, and 30,599 shares of Sirion Series A Preferred Stock, together will be valued at $22,725,527 per an independent third party appraisal.

5	The purchase price has been assigned to the tangible assets and identifiable intangible assets up to their fair market value, with the excess assigned to goodwill. The net book value of property and equipment approximate fair market value.

The FAS 141 valuation is preliminary and subject to changes.

6	To record goodwill associated with the purchase of RXDR.

The FAS 141 valuation is preliminary and subject to changes.

7	To eliminate the shares subject to redemption which were cancelled pursuant to Sirion’s acquisition of RXDR.

8	To record Sirion’s receipt of $2,500,000 from PharmaBio Development, Inc. pursuant to the terms of a promissory note entered into February 14, 2006.

9	To record the conversion of PharmaBio Develoments, Inc.’s $5,000,000 promissory note to Sirion Preferred Stock, and further conversion to Tenby Preferred Stock.

10	To record the reverse split of Tenby common stock.

11	To record the conversion of Sirion Preferred Stock to Tenby Preferred Stock.

12	To record the conversion of Sirion Common Stock to Tenby Common Stock.

13	To record Northsound’s investment of $25,000,000 in cash in exchange for Tenby Preferred Stock.

14	To eliminate Tenby’s accumulated deficit of $40,994 and record derivative liability of $683,000 associated with the Investors’ Rights Agreement.

15	To record the payment ot $5,000,000 to the former Sytera shareholders required as a result of the Tenby transaction.

TENBY PHARMA INC.
UNAUDITED PROFORMA COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2006

														Sirion, Sytera
									Sirion, Sytera					RxDR
					Pro Forma			Pro Forma	and RxDR			Pro Forma		and Tenby
					Adjustments -			Adjustments -	Pro Forma			Adjustments -		Pro Forma
	Sirion		Sytera		Sytera		RxDX	RxDX	Combined	Tenby		Tenby		Combined
Revenue
Service revenues	$		$		$		$925,560	$	$925,560	$		$		$925,560
Reimbursable out-of-pocket revenue							459,211		459,211					459,211

Total revenue		—		—	—		1,384,771	—	1,384,771		—	—		1,384,771.00

Expense
Research and development expenses				1,140,873					1,140,873					1,140,873
General and administrative expenses		116,614			690,290	1	538,145		1,345,049		40,994			1,386,043
Wages and related expenses		114,213					951,540		1,065,753					1,065,753
Reimbursable out-of pocket cost							459,210		459,210					459,210
Professional fees		229,836		655,661			7,516		893,013					893,013

Total operating expenses		460,663		1,796,534	690,290		1,956,411	—	4,903,898		40,994	—		4,944,892

Net operating loss		(460,663)		(1,796,534)	(690,290)		(571,640)	—	(3,519,127)		(40,994)	—		(3,560,121)

Other income (expense)
Other income:									—					—
Other income		4					110,709		110,713					110,713
Other expense:									—					—
Change in derivative liability												(683,000)	3	(683,000)
Change in redeemable stock									—					—
Interest expense		(51,945)		(110,987)	(150,000)	2			(312,932)					(312,932)

Total other income (expense)		(51,941)		(110,987)	(150,000)		110,709	—	(202,219)		—	(683,000)		(885,219)

Net loss		$(512,604)		$(1,907,521)	$(840,290)		$(460,931)	$—	$(3,721,346)		$(40,994)	$(683,000)		$(4,445,340)

Net Loss Per Share of Common Stock:

Basic and diluted														$(1.24)

Weighted Average Number of Shares of Common Stock Outstanding:

Basic and diluted														3,577,833

See accompanying notes to combined financial statements.

1	To record amortization expense on intangibles of $605,290 for the six months ended June 30, 2006, related to the acquisition of Sytera, and incremental G&A expense of $85,000 associated with contract payments to former officers of Sytera.

The incremental expense is the excess of the contract payment amount over the previously paid salaries of the officers.

2	To record interest expense of $150,000 on the $5 million promissory note for the six months ended June 30, 2006.

3	To record the change in derivative liability of $683,000 associated with the Investors’ Rights Agreement.

TENBY PHARMA INC.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005

														Sirion, Sytera
									Sirion, Sytera					RxDR
					Pro Forma			Pro Forma	and RxDR			Pro Forma		and Tenby
					Adjustments -			Adjustments -	Pro Forma			Adjustments -		Pro Forma
	Sirion		Sytera		Sytera		RxDX	RxDX	Combined	Tenby		Tenby		Combined
Revenue
Service revenues	$		$		$		$819,872	$	$819,872	$		$		$819,872
Reimbursable out-of-pocket revenue							579,790		579,790					579,790

Total revenue		—		—	—		1,399,662	—	1,399,662		—	—		1,399,662.00

Expense
Research and development expenses				2,476,340					2,476,340					2,476,340
General and administrative expenses					1,380,580	1	823,331		2,203,911					2,203,911
Wages and related expenses							712,833		712,833					712,833
Reimbursable out-of pocket cost							579,790		579,790					579,790
Professional fees				381,961			9,025		390,986					390,986

Total operating expenses		—		2,858,301	1,380,580		2,124,979	—	6,363,860		—	—		6,363,860

Net operating loss		—		(2,858,301)	(1,380,580)		(725,317)	—	(4,964,198)					(4,964,198)

Other income (expense)
Other income:									—					—
Other income									—					—
Other expense:									—					—
Change in derivative liability												(683,000)	3	(683,000)
Change in redeemable stock							(40,000)		(40,000)					(40,000)
Interest expense				(768,195)	(300,000)	2			(1,068,195)					(1,068,195)

Total other income (expense)		—		(768,195)	(300,000)		(40,000)	—	(1,108,195)			(683,000)		(1,791,195)

Net loss		$—		(3,626,496)	$(1,680,580)		$(765,317)	$—	(6,072,393)	$		$(683,000)		(6,755,393)

Deemed dividend associated with beneficial conversion feature of convertible preferred stock				(1,286,866)					(1,286,866)					(1,286,866)

Net loss attributable to common stockholders				$(4,913,362)					$(7,359,259)					$(8,042,259)

Net Loss Per Share of Common Stock:

Basic and diluted														$(2.25)

Weighted Average Number of Shares of Common Stock Outstanding:

Basic and diluted														3,577,833

See accompanying notes to combined financial statements.

1	To record amortization expense on intangibles of $1,210,580 for the twelve months ended December 31, 2005, related to the acauisition of Sytera and incremental G&A expense of $170,000 associated with contract payments to former officers of Sytera.

The incremental expense is the excess of the contract payment amount over the previously paid salaries of the officers.

2	To record interest expense of $300,000 on the $5 million promissory note for the twelve months ended December 31, 2005.

3	To record the change in derivative liability of $683,000 associated with the Investors’ Rights Agreement.